Exhibit 10.1
EXECUTION COPY

Published CUSIP Number: 78466RAA1 Deal
Published CUSIP Number: 78466RAC7 Term
Published CUSIP Number: 78466RAB9 Revolver
CREDIT AGREEMENT
dated as of
July 20, 2011
among
STERLING PARENT INC.,
as Holdings,
STERLING MERGER INC.
(to be merged with and into SRA International, Inc.),
as Borrower,
The Lenders Party Hereto
and
CITIBANK, N.A.,
as Administrative Agent
___________________________
CITIGROUP GLOBAL MARKETS INC.,
Joint Lead Arranger and Joint Bookrunner,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
Joint Lead Arranger, Joint Bookrunner and Syndication Agent,
GOLDMAN SACHS LENDING PARTNERS LLC,
Joint Lead Arranger and Joint Bookrunner,
CREDIT SUISSE SECURITIES (USA) LLC,
Co-Manager
and
CREDIT SUISSE SECURITIES (USA) LLC,
Documentation Agent

-i-

-ii-

-iii-

Page
SECTION 9.17. Interest Rate Limitation	160
SECTION 9.18. Effectiveness of the Merger	161
SECTION 9.19. Additional Secured Indebtedness	161

-iv-

SCHEDULES:

Schedule 1.03(a)	—	Excluded Assets
Schedule 1.03(b)	—	Excluded Subsidiaries
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries
Schedule 3.22	—	Subject Government Contracts
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(e)	—	Existing Investments
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 6.10	—	Existing Restrictions
Schedule 9.01	—	Notices
EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Guarantee Agreement
Exhibit C	—	Form of Perfection Certificate
Exhibit D	—	[Reserved]
Exhibit E	—	Form of Collateral Agreement
Exhibit F-1	—	Form of Opinion of Debevoise & Plimpton LLP
Exhibit F-2	—	Form of Opinion of Richards Layton & Finger, P.A.
Exhibit F-3	—	Form of Opinion of McGuire Woods LLP
Exhibit G	—	Form of Senior Priority Lien Intercreditor Agreement
Exhibit H	—	Form of Junior Priority Lien Intercreditor Agreement
Exhibit I	—	Form of Closing Certificate
Exhibit J	—	Form of Intercompany Note
Exhibit K	—	Form of Solvency Certificate
Exhibit L	—	Form of Specified Discount Prepayment Notice
Exhibit M	—	Form of Specified Discount Prepayment Response
Exhibit N	—	Form of Discount Range Prepayment Notice
Exhibit O	—	Form of Discount Range Prepayment Offer
Exhibit P	—	Form of Solicited Discounted Prepayment Notice
Exhibit Q	—	Form of Solicited Discounted Prepayment Offer
Exhibit R	—	Form of Acceptance and Prepayment Notice
Exhibit S-1	—	Form of Tax Status Certificate 1
Exhibit S-2	—	Form of Tax Status Certificate 2
Exhibit S-3	—	Form of Tax Status Certificate 3
Exhibit S-4	—	Form of Tax Status Certificate 4

-v-

          CREDIT AGREEMENT dated as of July 20, 2011 (this “Agreement”), among STERLING PARENT INC., a Delaware corporation (“Initial Holdings”), STERLING MERGER INC., a Delaware corporation (to be merged with and into SRA INTERNATIONAL, INC., a Delaware corporation (the “Company”) on the date hereof with the Company as the survivor (the “Borrower”)), the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent.
          The parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Acceptance and Prepayment Notice” means an irrevocable written notice from the Borrower accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit R.
          “Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D).
          “Acquisition” means the acquisition of the Company pursuant to the terms of the Acquisition Agreement.
          “Acquisition Agreement” means the Agreement and Plan of Merger dated as of March 31, 2011 among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation, and the Company.
          “Acquisition Documents” means the Acquisition Agreement, all other agreements to be entered into between the Company or its Affiliates and Holdings or its Affiliates in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.
          “Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.
          “Additional Notes” has the meaning assigned to such term in Section 6.01(a)(xxiii).
          “Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Loan or Revolving Commitment Increase pursuant to an Incremental Revolving Facility Amendment in accordance with Section 2.20 or

(b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent and, if such Additional Revolving Lender will provide an Incremental Revolving Loan, a Revolving Commitment Increase or any Other Revolving Commitment, each Principal Issuing Bank and the Swingline Lender (such approval in each case not to be unreasonably withheld or delayed) and the Borrower.
          “Additional Term Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Term Commitment Increase pursuant to an Incremental Term Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and, if such Additional Term Lender will provide a Term Commitment Increase or any Other Term Commitment, the Borrower.
          “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.
          “Administrative Agent” means Citibank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
          “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
          “Affiliated Debt Funds” means any Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which any Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.
          “Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time.
          “Agent Parties” has the meaning given to such term in Section 9.01(c).
          “Agreement” has the meaning given to such term in the preliminary statements hereto.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate determined two Business Days prior to such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, the Alternate Base Rate will be deemed to be 2.25% per annum with respect to the Term Loans if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 2.25% per annum.
          “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in dollars, the equivalent amount thereof in euro at such time on the basis of the Exchange Rate (determined by the Administrative Agent in accordance with Section 1.06) for the purchase of euro with dollars.
          “Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.
          “Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or the Swingline Lender at any time, the sum of (a) the US Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the US Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.
          “Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.
          “Applicable Rate” means, for any day, (a) with respect to any Term Loan, (A) 4.25% per annum, in the case of an ABR Loan, or (B) 5.25% per annum, in the case of a Eurocurrency Loan, and (b) with respect to any ABR Loan or Eurocurrency Loan (other than a Term Loan), the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread,” as the case may be, based upon the Net Senior Secured Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the first full fiscal quarter ended after the Effective Date, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Net Senior Secured	ABR	Eurocurrency
Leverage Ratio:	Spread	Spread
Category 1 Greater than or equal to 3.50 to 1.00	4.25%	5.25%
Category 2 Less than 3.50 to 1.00	4.00%	5.00%
          For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Net Senior Secured Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Required Revolving Lenders, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if Holdings and the Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.
          “Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”
          “Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.
          “Assignment of Claims Act” has the meaning given to such term in the definition of “Excluded Government Contract”.
          “Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

          “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its subsidiaries for the three-year period ended June 30, 2010, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income and cash flows of the Borrower and its subsidiaries, including the notes thereto.
          “Available Amount” means, as at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:
     (a) $75,000,000; plus
     (b) the Cumulative Excess Cash Flow at such time, plus
     (c) the cumulative amount of cash and Permitted Investment proceeds from (i) the sale or issuance of Equity Interests of the Borrower or of any direct or indirect parent of the Borrower after the Effective Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as, or otherwise received in respect of, Qualified Equity Interests of the Borrower and (ii) the Qualified Equity Interests of the Borrower (or of Holdings or of any direct or indirect parent of Holdings) issued upon conversion or exchange of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Document Obligations) of the Borrower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party together (in the case of clause (ii)) with the fair market value (as reasonably determined by a Financial Officer) of any assets or property received in connection with such exchange or conversion, excluding, in each of clauses (i) and (ii) above, (x) any Cure Amount received pursuant to Section 7.02 and (y) any Excluded Contributions; plus
     (d) 100% of the aggregate amount of contributions in respect of Qualified Equity Interests of the Borrower (other than from a Restricted Subsidiary) received in cash and Permitted Investments after the Effective Date other than (x) as a Cure Amount pursuant to Section 7.02 or (y) as an Excluded Contribution; plus
     (e) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value (as reasonably determined by a Financial Officer) of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 6.04(m); provided, that in no case shall such amount exceed the amount of such Investment made pursuant to Section 6.04(m), plus
     (f) the aggregate amount of all Net Proceeds of any Disposition of the Borrower or any Restricted Subsidiary of Investments originally made pursuant to Section 6.04(m); provided, that in no case shall such amount exceed the amount of such Investment made pursuant to Section 6.04(m); plus
     (g) an amount equal to any returns in cash and Permitted Investments (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any

Investments made pursuant to Section 6.04(m); provided, that in no case shall such amount exceed the amount of such Investment made pursuant to Section 6.04(m).
          “Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
          “Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
          “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” has the meaning assigned to such term in the preamble and shall include any Successor Borrower pursuant to Section 6.03(a)(iv).
          “Borrower Materials” has the meaning assigned to such term in Section 5.01.
          “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).
          “Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).
          “Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).
          “Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
          “Borrowing Minimum” means (a) in the case of a Eurocurrency Revolving Borrowing, $5,000,000, (b) in the case of an ABR Revolving Borrowing, $1,000,000 and (c) in the case of a Swingline Loan, $1,000,000.
          “Borrowing Multiple” means (a) in the case of a Eurocurrency Revolving Borrowing, $1,000,000, (b) in the case of an ABR Revolving Borrowing, $500,000 and (c) in the case of a Swingline Loan, $100,000.
          “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London or New York City are authorized or required by law to remain closed.

          “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
          “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.
          “Cash Management Obligations” means obligations of Holdings, any Intermediate Parent Company, the Borrower or any Subsidiary in respect of any cash pooling arrangements, and any netting, overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds (including participation in commercial (or purchasing) card programs).
          “Casualty Event” means any event that gives rise to the receipt by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
          “Change in Control” means (a) the failure of Holdings, or, after an IPO, the IPO Entity, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower, (b) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of Holdings, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the date hereof), shares of Voting Stock in Holdings representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock in Holdings, (c) after an IPO, the acquisition of ownership, directly or indirectly, beneficially by any Person or “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act as in effect on the date hereof), other than the Permitted Holders, of shares of Voting Stock representing 35% or more of the aggregate ordinary voting power of the issued and outstanding Voting Stock in the IPO Entity and the percentage of the aggregate ordinary voting power of Voting Stock so held is greater than the percentage of the aggregate ordinary voting power of Voting Stock in the IPO Entity held by the Permitted Holders, or (d) the occurrence of a “Change of Control,” as defined in the documentation governing the Senior Notes or the documentation governing any Indebtedness issued to refinance the Senior Notes. For purposes of any determination under clause (b) or (c) above, the amount of Voting Stock in the Relevant Parent Entity so owned by Permitted Holders described in clauses (b), (c), (d) and (e) of the definition of “Permitted Holders” included in such determination shall be limited such that the amount of such Voting Stock so owned by Persons in clause (a) of the definition of “Permitted Holders” shall constitute a majority of such Voting Stock so owned by Permitted Holders included in such determination.

          “Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder shall be deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.
          “Citi” means Citibank, N.A. and its successors.
          “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Extended Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans, Extended Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Revolving Commitment, Other Revolving Commitment, Extended Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Incremental Term Loans, Other Term Loans, Extended Term Loans, Incremental Revolving Loans (and Incremental Revolving Commitments made pursuant thereto), Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Extended Revolving Commitments (and Extended Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
          “Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Administrative Agent, substantially in the form of Exhibit E.
          “Collateral and Guarantee Requirement” means, at any time, the requirement that:
     (a) the Administrative Agent shall have received from (i) Holdings, any Intermediate Parent, the Borrower and each of its Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in substantially the form specified therein (with such changes as may be reasonably acceptable to the Administrative Agent), duly executed and delivered on behalf of such Person and (ii) Holdings, any Intermediate Parent, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in substantially the form specified therein (with such changes as may be reasonably acceptable to the Administrative Agent), duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents of the type referred to in Section 4.01(c) and (if requested by the Administrative Agent) opinions of the type referred to in Section 4.01(b);
     (b) all outstanding Equity Interests of the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement (or such other Security Document in form and substance reasonably satisfactory to the Administrative Agent), and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (or, with respect to any Foreign Subsidiary, such other measures reasonably satisfactory to the Administrative Agent shall have been taken);
     (c) if any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in a principal amount of $2,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness is evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement, the Administrative Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank;
     (d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and
          (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance in an amount reasonably acceptable to the Administrative Agent issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) the Flood Documentation, (iv) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property and (v) a Survey (provided, however, that a Survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer.
          Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost or other consequences of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings, any Intermediate Parent, the Borrower or any of its Subsidiaries as reasonably determined by the Borrower with the written consent of the Administrative Agent (such consent not to be unreasonably withheld)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession) (it being understood that perfection by possession will not be required with respect to cash), (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States (it being understood that unless otherwise agreed to by the Borrower there shall not be required to be any Security Documents governed under the laws of any jurisdiction outside of the United States), (e) in no event shall landlord lien waivers, estoppels and collateral access letters be required to be delivered and (f) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it reasonably determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
          “Commitment” means (a) with respect to any Lender, its Revolving Commitment, Incremental Revolving Commitment of any Class, Other Revolving Commitment of any Class, Extended Revolving Commitment of any Class, Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.
          “Company” has the meaning given to such term in the preliminary statements hereto.
          “Company Material Adverse Effect” means any fact, circumstance, change, event, development, occurrence or effect that (i) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, assets or results of operations of the Borrower and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the Acquisition Agreement; provided that none of the following, and no effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:
     (i) any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the principal industries in which the Borrower and its Subsidiaries operate or (B) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or
     (ii) any facts, circumstances, changes, events, occurrences or effects, arising out of, resulting from or attributable to (A) changes in Law, in applicable regulations of any Governmental Authority, in generally accepted accounting principles or in accounting standards (or authoritative interpretation or enforcement thereof), (B) other than for purposes of the representations and warranties made in Section 3.4 of the Acquisition Agreement (as in effect on March 31, 2011) or, to the extent related to such representations and warranties, Section 6.2(a) of the Acquisition Agreement (as in effect on March 31, 2011), the public announcement of the Acquisition Agreement or the consummation of the Merger (as defined in the Acquisition Agreement) or the other transactions contemplated by the Acquisition Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation relating to the Acquisition Agreement, the Merger (as defined in the Acquisition Agreement) or the other transactions contemplated by the Acquisition Agreement, (C) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (D) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Borrower or its Subsidiaries that is required by the Acquisition Agreement (as in effect on March 31, 2011) or taken at Sterling Parent Inc.’s written request, (F) any change or announcement of a potential change in the Borrower’s credit ratings, (G) any decline in the market price, or change in trading volume, of any capital stock of the Borrower, or (H) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position;
provided that (x) changes, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C) and (ii)(D) above may be taken into account in determining whether there has been or is a “Company Material Adverse Effect” to the extent such changes, events, occurrences or effects have a disproportionate adverse effect on the Borrower and its Subsidiaries, taken as a whole, in relation to other Persons operating in the principal industries in which the Borrower and its Subsidiaries operate, and (y) that the underlying cause of any decline, change or failure referred to in clauses (ii)(F), (ii)(G) and (ii)(H) (if not otherwise falling within any of the exceptions set forth in clause (i) and clauses (ii)(A) through (H) above) shall be taken into in determining whether there is a “Company Material Adverse Effect.”
          “Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01.
          “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:
     (a) without duplication and to the extent deducted (and not added back) in arriving at such Consolidated Net Income (or, in the case of amounts pursuant to clause (xiii) or (xvi), to the extent not already included in Consolidated Net Income), the sum of the following amounts for such period:
     (i) total interest expense (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit, surety bonds and bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Agreements with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions, premiums, discounts and other fees and expenses and (G) any expensing of bridge, commitment and other financing fees);

     (ii) provision for taxes based on income, profits or capital, including federal, foreign, state, local, franchise, excise, and similar taxes based on income, profits or capital paid or accrued during such period determined in accordance with clause (f) of Consolidated Net Income;
     (iii) depreciation and amortization (including amortization of Capitalized Software Expenditures);
     (iv) Non-Cash Charges;
     (v) extraordinary losses in accordance with GAAP;
     (vi) unusual or non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses, signing costs, executive recruiting costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) and costs consisting of professional, consulting or other fees relating to any of the foregoing;
     (vii) restructuring charges, accruals or reserves (including restructuring costs related to the Transactions and acquisitions after the Effective Date and adjustments to existing reserves); provided that the aggregate amount included in Consolidated EBITDA pursuant to this clause (vii) together with the aggregate amount included in Consolidated EBITDA pursuant to clause (b) below for any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated after giving effect to any adjustment pursuant to this clause (vii) and clause (b) below);
     (viii) (A) fees and expenses paid or accrued in such period pursuant to the Investor Management Agreement and (B) the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents;
     (ix) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
     (x) the amount of any net losses from discontinued operations in accordance with GAAP, including net losses from the sale or disposition of discontinued operations;
     (xi) any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;

     (xii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;
     (xiii) any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (c)(v) and (c)(vi) below;
     (xiv) to the extent not covered by insurance, expenses with respect to liability or casualty events or business interruption;
     (xv) the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income); and
     (xvi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back; plus
     (b) the amount of “run rate” cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken (except in connection with a Specified Transaction, which shall be governed by Section 1.08(c)), committed to be taken or reasonably expected to be taken (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and quantifiable in the good faith judgment of the Borrower, (B) no cost savings shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), (C) such actions have been taken, are committed to be taken within or are reasonably expected to be taken within 12 months after the end of the relevant period and (D) the aggregate amount included in Consolidated EBITDA pursuant to this clause (b) together with the aggregate amount included in Consolidated EBITDA pursuant to clause (a)(vii) above for any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated after giving effect to any adjustment pursuant to clause (a)(vii) above and this clause (b)); less
     (c) without duplication and to the extent included in arriving at such Consolidated Net Income (or, in the case of amounts pursuant to clause (vii), to the extent not already deducted from Consolidated Net Income), the sum of the following amounts for such period:
     (i) extraordinary gains and unusual or non-recurring gains;

     (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);
     (iii) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
     (iv) the amount of any net income from discontinued operations in accordance with GAAP, including net income from the sale or disposition of discontinued operations;
     (v) any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging;
     (vi) any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in the such period;
     (vii) any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and added back to Consolidated EBITDA pursuant to clauses (a)(xi) and (a)(xii) above; and
     (viii) the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period to Consolidated Net Income);
in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
     (I) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances), and
     (II) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging,
          For the purposes of determining the Net Senior Secured Leverage Ratio, the Net Total Leverage Ratio or the Total Leverage Ratio for any Test Period, Consolidated EBITDA (prior to giving Pro Forma Effect to any Specified Transaction or any adjustment pursuant to clause (b) above in each case occurring after the Effective Date) shall be deemed to equal (a) $53,600,000 million for the fiscal quarter ended March 31, 2011, (b) $48,000,000 million for the fiscal quarter ended December 31, 2010, (c) $48,500,000 million for the fiscal quarter ended September 30, 2010 and (d) $50,400,000 million for the fiscal quarter ended June 30, 2010.

          “Consolidated Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment permitted hereunder)) consisting only of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, provided that Indebtedness specified in this clause (a) shall not include (i) Indebtedness in respect of any letter of credit or bankers’ acceptances, except to the extent of unreimbursed obligations in respect thereof (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Indebtedness until three (3) Business Days after such amount is drawn, it being understood that any borrowing whether automatic or otherwise, to fund such reimbursement shall be counted), (iii) obligations under Swap Agreements and (iv) Indebtedness defeased or satisfied and discharged in accordance with the terms thereof minus (b) the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02).
          “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Costs, (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments, (f) accruals and reserves that are established or adjusted as a result of the Transactions or any acquisition, Investment, asset disposition or write-off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts, and (i) any income (loss) from Investments recorded using the equity method. There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting (including any adjustment of estimated payouts on earn-outs), including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Effective Date and any Permitted Acquisitions (or other Investments permitted hereunder) or the amortization or write-off of any amounts thereof.
          In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any Disposition of any asset permitted hereunder.

          “Consolidated Net Secured Indebtedness” means, as of any date of determination, (a) Indebtedness of the type specified in clause (a) of the definition of Consolidated Net Debt that is secured by a Lien on any assets of the Borrower or any Restricted Subsidiary (other than cash or Permitted Investments held in a defeasance or similar trust for the benefit of the Indebtedness secured thereby) minus (b) the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02), excluding (x) cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, (y) solely for the purpose of determining compliance with the Net Senior Secured Leverage Ratio test forth in the definition of the Incremental Cap, the cash proceeds of any Incremental Term Loans incurred pursuant to Section 2.20) and (z) any cash used to cash collateralize Letters of Credit outstanding under this Agreement.
          “Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Indebtedness of the type specified in clause (a) of the definition of “Consolidated Net Debt” (other than any Indebtedness that has been defeased or discharged).
          “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding (i) the current portion of current and deferred income taxes and (ii) the current assets of discontinued operations over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) the current liabilities of discontinued operations, (iii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein, (iv) the current portion of interest and (v) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital shall exclude (A) increases or decreases, as applicable, arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period and (B) (I) the impact of movements in foreign currencies and (II) any changes in current assets or current liabilities as a result of (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”
          “Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”
          “Credit Agreement Refinancing Indebtedness” means (a) Permitted Senior Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or Revolving Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments or Other Revolving Commitments, the amount thereof) (except by an amount equal to accrued and unpaid interest and premium thereon and fees and expenses incurred, in connection with such extending, renewing or refinancing), (ii) such Indebtedness has a later maturity and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (iv) such Credit Agreement Refinancing Indebtedness does not contain (x) any mandatory prepayments that do not apply to the Term Loans, Revolving Commitments or Revolving Loans being refinanced and (y) the terms and conditions (including, if applicable, as to collateral) of such Credit Agreement Refinancing Indebtedness taken as a whole are customary for similar Indebtedness in light of then-prevailing market conditions as reasonably determined by the Borrower (except any such mandatory prepayment provisions and other terms and conditions that are only applicable to periods after the Latest Maturity Date); provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments or Extended Revolving Commitments (or Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Extended Revolving Loans or Swingline Loans incurred pursuant to any Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments or Extended Revolving Commitments), such Revolving Commitments, Incremental Revolving Commitments, Other Revolving Commitments or Extended Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
          “Cumulative Excess Cash Flow” means the sum of Excess Cash Flow for the Fiscal Year ending on June 30, 2012 and Excess Cash Flow for each succeeding completed Fiscal Year (but not less than zero in any period).
          “Cure Amount” has the meaning assigned to such term in Section 7.02(a).
          “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within two Business Days of the date required to be funded by it hereunder or thereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent in writing (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), which request shall only have been made after the conditions to funding set forth in Section 4.02 have been satisfied, to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
          “Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
          “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the fair market value of such non-cash consideration and the basis of such valuation (provided that any non-cash consideration converted to cash shall no longer be considered outstanding non-cash consideration for purposes of Section 6.05(k)).
          “Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B).
          “Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit N.
          “Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit O, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

          “Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.
          “Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).
          “Disposition” has the meaning assigned to such term in Section 6.05.
          “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
     (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
     (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
     (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.
          “Disqualified Lender” means those Persons set forth in the Disqualified Lenders side letter, dated as of March 31, 2011, signed by the Borrower and delivered to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
          “Documentation Agent” means Credit Suisse Securities (USA) LLC in its capacity as documentation agent.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
          “ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any Fiscal Year of the Borrower, if the Net Senior Secured Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such Fiscal Year is (a) greater than 3.50 to 1.00, 75% of Excess Cash Flow for such Fiscal Year, (b) greater than 2.75 to 1.00 but less than or equal to 3.50 to 1.00, 50%, (c) greater than 2.00 to 1.00 but less than or equal to 2.75 to 1.00, 25% of Excess Cash Flow for such Fiscal Year and (d) less than or equal to 2.00 to 1.00, 0% of Excess Cash Flow for such Fiscal Year.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Effective Date Unrestricted Subsidiaries” means (i) Era Systems, LLC, a Delaware limited liability company, and (ii) SRA Global Clinical Development LLC, a North Carolina limited liability company and, in each case, any Subsidiary thereof.
          “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, any Intermediate Parent, the Borrower or any of its Subsidiaries), other than, in each case, a natural person; provided that, without the prior written consent of the Borrower (which may be withheld in its sole discretion) a Disqualified Lender shall not be an Eligible Assignee.
          “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
          “Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to the Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.
          “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Financing” means the contribution by the Sponsor, the Management Investors and the other Investors on the Effective Date, directly or indirectly through one or more direct or indirect holding company parents of Holdings, of cash equity contributions to Holdings on the Effective Date in exchange for Qualified Equity Interests.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to a Plan, a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (g) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
          “euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

          “Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Section 7.01.
          “Excess Cash Flow” means, for any period, an amount equal to the excess of:
     (a) the sum, without duplication, of:
     (i) Consolidated Net Income for such period,
     (ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,
     (iii) decreases in Consolidated Working Capital, and
          (iv) an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less:
     (b) the sum, without duplication, of:
          (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the next to last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (i) of the definition of Consolidated Net Income (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Funded Debt (other than revolving loans) incurred on the Effective Date or an equity investment on the Effective Date),
          (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of capital expenditures made in cash or accrued during such period; provided, that, in no case shall any accrual of a capital expenditure which has previously been deducted give rise to a subsequent deduction upon the making of such capital expenditure in cash in the same or any subsequent period, except to the extent that such capital expenditures were financed with the proceeds of Funded Debt (other than revolving loans) of the Borrower or its Restricted Subsidiaries (unless such Indebtedness has been repaid),
          (iii) the aggregate amount of all principal payments of Indebtedness (other than the payment prior to its stated maturity of any Indebtedness that is subordinated in right of payment to the Loan Document Obligations) of the Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.11(c) with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Funded Debt (excluding revolving loans) of the Borrower or its Restricted Subsidiaries,
     (iv) an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
     (v) increases in Consolidated Working Capital,
     (vi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,
     (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Investments and acquisitions made during such period pursuant to Section 6.04 (other than (1) Section 6.04(a), (2) Section 6.04(c)(iii)(A) and (3) Section 6.04(m), in the case of clause (3), to the extent such Investment or acquisition is made with Cumulative Excess Cash Flow) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,
     (viii) the amount of dividends and other restricted payments paid during such period pursuant to Section 6.08 (other than Section 6.08(a)(vii) and Section 6.08(b)(iv)) to the extent such restricted payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,
     (ix) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,
     (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
     (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, at the election of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or capital expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
     (xii) the amount of cash taxes paid or withheld in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
          “Exchange Rate” means on any day, for purposes of determining the U.S. Dollar Equivalent of any amount denominated in a currency other than U.S. Dollars, the rate at which such currency may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m. on such day as set forth on the Bloomberg Benchmark Currency Rates page for such currency. In the event that such rate does not appear on any Bloomberg Benchmark Currency Rates page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent through its principal foreign exchange trading office, at or about 11:00 a.m., New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error; and provided further that, notwithstanding any of the foregoing, the Issuing Bank may use any such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in euro.
          “Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $5,000,000 and all leasehold interests of a Loan Party (as tenant, lessee, ground lessee, sublessor, subtenant or sublessee) in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Equity Interests in any Person (other than any Wholly Owned Restricted Subsidiaries) to the extent the pledge thereof to the Administrative Agent is not permitted by the terms of such Person’s organizational or joint venture documents, (d) Equity Interests constituting an amount greater than 65% of the Equity Interests of any Foreign Subsidiary, (e) Equity Interests or other assets that are held directly by a Foreign Subsidiary or FSHCO, (f) any lease, license or other agreement with any Person if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (h) any intent-to-use trademark and service mark applications filed in the United States Patent and Trademark Office, (i) those assets over which the granting of security interests in such assets could result in material adverse tax consequences to Holdings, any Intermediate Parent, the Borrower or any of its Subsidiaries as reasonably determined by Holdings, any Intermediate Parent, the Borrower or any of its

Subsidiaries with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), (j) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law), (k) Foreign Intellectual Property, (l) Letter of Credit Rights and Commercial Tort Claims (each as defined in the Uniform Commercial Code) individually with a value of less than $2,000,000; provided that the aggregate value of all Letter of Credit Rights or Commercial Tort Claims excluded pursuant to this clause (l) shall not exceed $7,500,000, (m) Equity Interests of the Effective Date Unrestricted Subsidiaries, (n) property purchased by any Loan Party intended for resale to customers in the ordinary course of business to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations would be prohibited by any contract relating to such property or the resale thereof (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law, (o) those assets listed on Schedule 1.03(a) and (p) those assets as to which the Borrower and the Administrative Agent shall reasonably determine in writing that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security interest to be afforded thereby.
          “Excluded Contributions” means the Net Proceeds or fair market value (as reasonably determined by a Financial Officer) of other property or assets received by the Borrower after the Effective Date at any time when no Default or Event of Default shall have occurred and be continuing or would result from:
     (1) contributions to its common equity capital; and
     (2) the sale (other than to a Subsidiary of the Borrower) of Qualified Equity Interests of the Borrower,
in each case designated as “Excluded Contributions” pursuant to an Officer’s Certificate of the Borrower (which shall be designated no later than the date on which such Excluded Contribution has been received by the Borrower). For the avoidance of doubt, Excluded Contributions shall not include any Cure Amounts and shall not be included in the calculation of the Available Amount.
          “Excluded Government Contract” means in the case of any Government Contract (i) such Government Contract has a duration of less than one year, (ii) such Government Contract forbids assignment pursuant to the Assignment of Claims Act of 1940, as amended, 31 U.S.C. § 3727(c), 41 U.S.C. §15 (the “Assignment of Claims Act”) or any other Requirement of Law, (iii) an assignment under such Government Contract would constitute a breach of or a default under or create a right of termination in favor of any party (other than any Loan Party) to such Government Contract or (iv) the Borrower or any Loan Party is not authorized to disclose the existence of such Government Contract to the Secured Parties.
          “Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Restricted Subsidiary of Holdings that is a Domestic Subsidiary, (b) any Immaterial Subsidiary, (c) each Subsidiary listed on Schedule 1.03(b), (d) any Subsidiary that is prohibited by any Requirement of Law or contractual obligation from guaranteeing the Secured Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to guarantee the Secured Obligations unless such consent, approval, license or authorization has been received, (e) any FSHCO, (f) any Unrestricted Subsidiary, (g) any Subsidiary of a Foreign Subsidiary and (h) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated) and franchise Taxes (including gross receipts Taxes) imposed on it (in lieu of net income taxes), including, for the avoidance of doubt, any backup withholding with respect to any of the foregoing, as a result of (i) such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) any other present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents, (b) any branch profits Tax or any similar Tax imposed by any jurisdiction described in clause (a) above, (c) any Tax that is attributable to a recipient’s failure to comply with Section 2.17(e) or 2.19(a), (d) any U.S. federal withholding Tax imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office) or, to the extent a recipient receives a payment in respect of another Person that is the beneficial owner of the applicable Loan, at the time the applicable beneficial owner became such a beneficial owner, if later, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (e) any U.S. federal withholding Tax imposed pursuant to FATCA.
          “Extended Revolving Commitment” has the meaning assigned to such term in Section 2.22(a).
          “Extending Revolving Lender” has the meaning assigned to such term in Section 2.22(a).
          “Extending Term Lender” has the meaning assigned to such term in Section 2.22(a).
          “Extended Term Loans” has the meaning assigned to such term in Section 2.22(a).
          “Extension” has the meaning assigned to such term in Section 2.22(a).
          “Extension Offer” has the meaning assigned to such term in Section 2.22(a).
          “FATCA” means current Sections 1471-1474 of the Code (and any amended or successor version of such provisions that is substantively comparable) and any regulations issued thereunder or published administrative guidance issued pursuant thereto).
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          “Financial Covenant Default” has the meaning given to such term in Section 7.01(d).
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.
          “Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the issuance by the Borrower of the Senior Notes on the Effective Date, the execution and delivery of, and the performance by the Borrower of its obligations under, the Senior Notes Indenture and (c) the Equity Financing.
          “Fiscal Year” means the four fiscal quarter period of Holdings and the Borrower ending June 30; provided that the Fiscal Year-end may be changed by the Borrower from June 30 to December 31 so long as a prepayment shall be made in respect of any initial shorter “stub period” pursuant to Section 2.11(d) so as to ensure that prepayments thereunder are made no less frequently and no later than would have been required but for the change in the Fiscal Year-end.
          “Flood Documentation” means, with respect to each Mortgaged Property, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.07(b) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (iv) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
          “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
          “Foreign Intellectual Property” means Intellectual Property created under the laws of any jurisdiction other than the United States.
          “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
          “FSHCO” means and Domestic Subsidiary that has no material assets other than equity or indebtedness of Foreign Subsidiaries.
          “Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
          “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition, in each case subject to Section 1.04; provided that, if such change from GAAP to IFRS would affect the computation of any financial ratio, basket, calculation or requirement set forth in any Loan Document in any material respect, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change from GAAP to IFRS and until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change from GAAP to IFRS.
          “Government Contracts” means any contract any Loan Party has entered into that has not been terminated as of the Effective Date with any United States Governmental Authority to the extent that such contract involves the performance of services or delivery of goods by or on behalf of such Loan Party to such United States Governmental Authority.
          “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such

Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.
          “Hazardous Materials” means all radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Holdings” means (a) prior to any IPO, Initial Holdings and (b) upon and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is an Intermediate Parent, the IPO Entity.
          “Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D).
          “IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
          “Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
          “Incremental Cap” has the meaning assigned to such term in Section 2.20(a)(i).
          “Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.20(a)(i).
          “Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a)(i).
          “Incremental Revolving Facility Amendment” has the meaning assigned to such term in Section 2.20(b)(ii).
          “Incremental Revolving Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(ii).
          “Incremental Revolving Loans” has the meaning assigned to such term in Section 2.20(a)(i).
          “Incremental Term Facility Amendment” has the meaning assigned to such term in Section 2.20(b)(iii).

          “Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.20(b)(ii).
          “Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a)(ii).
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all obligations of such Person in respect of Disqualified Equity Interests and (k) with respect to any Person that is not a Loan Party all obligations of such Persons in respect of preferred Equity Interests; provided that the term “Indebtedness” shall not include (x) deferred or prepaid revenue and (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning assigned to such term in Section 9.03(b).
          “Information” has the meaning assigned to such term in Section 9.12(a).
          “Information Memorandum” means the Confidential Information Memorandum dated June 2011, relating to the Loan Parties and the Transactions.
          “Initial Holdings” has the meaning given to such term in the preliminary statements hereto.
          “Initial Revolving Maturity Date” has the meaning assigned to such term in the definition of “Revolving Maturity Date”.
          “Initial Term Maturity Date” has the meaning assigned to such term in the definition of “Term Maturity Date”.

          “Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.
          “Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
          “Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurocurrency Borrowing and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request (or, if agreed to by each Lender participating therein, one week or nine or twelve months or such other period less than one month thereafter as the Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond the maturity date for the applicable Class of Loans. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Intermediate Parent” means any Subsidiary of Holdings and of which the Borrower is a subsidiary.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.
          “Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).
          “Investor Management Agreement” means that certain financial advisory agreement dated as of July 20, 2011, by and among Sterling Holdco Inc., a Delaware corporation, SRA International, Inc., a Delaware corporation, and Providence Equity Partners L.L.C, a Delaware limited liability company, as in effect on the Effective Date, as amended, restated, supplemented or otherwise modified from time to time to the extent such amendment, restatement, supplement or other modification is not adverse to the Lenders in any material respect.
          “IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity.
          “IPO Entity” means, at any time after an IPO, Initial Holdings, a parent entity of Initial Holdings or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Borrower is a Wholly Owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO.
          “IRS” has the meaning assigned to such term in Section 9.04(c)(ii).
          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

          “Issuing Bank” means (a) Citicorp North America, Inc. and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “Joint Bookrunners” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.
          “Junior Financing” means any Permitted Unsecured Refinancing Debt that is subordinated in right of payment to the Loan Document Obligations, and any Permitted Refinancing in respect of any of the foregoing.
          “Junior Priority Lien Intercreditor Agreement” means the Junior Priority Lien Intercreditor Agreement substantially in the form of Exhibit H among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.
          “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment (or applicable Class of Loan or Commitment) hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan, any Other Term Loan, any Extended Term Loan, any Other Term Commitment, any Incremental Revolving Commitment, any Other Revolving Loan, any Extended Revolving Loan, any Other Revolving Commitment or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
          “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the US Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time (other than Letters of Credit that have been cash collateralized pursuant to arrangements reasonably acceptable to the Issuing Bank) and (b) the US Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Revolving Facility Amendment, an Incremental Term Facility Amendment or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
          “Letter of Credit Sublimit” means an amount equal to the US Dollar Equivalent of $40,000,000. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.
          “LIBO Rate” means,
     (a) for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Borrowing being made, continued or converted by Citi and with a term equivalent to such Interest Period would be offered by Citi’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
     (b) for any interest calculation with respect to a ABR Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by Citi’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
          Notwithstanding the foregoing, the LIBO Rate with respect to any applicable Interest Period will be deemed to be 1.25% per annum with respect to the Term Loans if the LIBO Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.25% per annum.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          “Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.
          “Loan Documents” means this Agreement, any Refinancing Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the Senior Priority Lien Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement, any Other Intercreditor Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).
          “Loan Parties” means Holdings, any Intermediate Parent, the Borrower and the Subsidiary Loan Parties.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
          “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Management Investors” means the directors, officers and employees of Holdings, the Borrower and/or its Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof).
          “Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition, or results of operations of Holdings, any Intermediate Parent, the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
          “Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Material Subsidiary” means each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter; provided that if Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary individually, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter, the Borrower shall designate one or more such Subsidiaries as a Material Subsidiary to the extent necessary to eliminate such excess, and upon such designation such designated Subsidiaries shall be deemed to be Material Subsidiaries.
          “Maximum Rate” has the meaning assigned to such term in Section 9.17.

          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
          “Mortgaged Property” means each parcel of real property and the improvements thereto owned by a Loan Party with a fair market value in excess of $5,000,000 unless such parcel is an Excluded Asset or with respect to which a Mortgage is granted.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrower its Restricted Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
          “Net Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.
          “Net Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.
          “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add-back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add-back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
          “Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.
          “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
          “Non-Loan Party Investment Amount” means the greater of (x) $75,000,000 and (y) 37.5% of Consolidated EBITDA for the most recently ended Test Period.
          “Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.
          “Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.11(c) or (d), and (b) such amount was not previously applied pursuant to Sections 6.01(xviii), 6.04(m), 6.04(r), 6.08(a)(vii),6.08(a)(x), 6.08(b)(iii) and 6.08(b)(iv), as applicable.
          “Notices of Assignment” means notices of assignment executed by any Loan Party pursuant to the Assignment of Claims Act and Federal Acquisition Regulation Subpart 32.8 with respect to any Subject Government Contract to which such Loan Party is a party, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent; provided, that the applicable contracting government officer (or the equivalent responsible person, as applicable) shall not be required to execute any Notice of Assignment or related assignment until such Notice of Assignment or assignment is required to be filed with the applicable Governmental Authority.
          “Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “OID” has the meaning assigned to such term in Section 2.20(a)(i).
          “Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.
          “Other Intercreditor Agreement” means an Intercreditor Agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.
          “Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.

          “Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.
          “Other Taxes” means any and all present or future recording, stamp, documentary, excise or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
          “Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.
          “Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
          “Participant” has the meaning assigned to such term in Section 9.04(c)(i).
          “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
          “Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Perfection Certificate” means a certificate substantially in the form of Exhibit C.
          “Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Restricted Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (d) after giving effect to any such purchase or other acquisition, (A) no Event of Default shall have occurred and be continuing and (B) at the time of such acquisition and after giving effect thereto on a Pro Forma Basis, the Net Senior Secured Leverage Ratio is less than or equal to the ratio set forth in Section 6.12 (whether or not such covenant is then in effect) for the most recently ended Test Period and (e) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

          “Permitted Encumbrances” means:
     (a) Liens for Taxes that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
     (b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;
     (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary;
     (d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, letters of credit, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
     (e) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that do not, individually or in the aggregate, have a Material Adverse Effect;
     (f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);
     (g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and
     (h) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.

          “Permitted Holders” means (a) the Sponsor and any “group” (as such term is used in Section 13(d) or Section 14(d) of the Exchange Act as in effect of the date hereof) of which the Sponsor is a member, and any other Person that is a member of such “group” (provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” the Sponsor shall own, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the date hereof), Voting Stock of the Relevant Parent Entity representing more than 50% of the aggregate ordinary voting power of the issued and outstanding Voting Stock of such Relevant Parent Entity held by such “group”), (b) the Management Investors, (c) Dr. Ernst Volgenau, (d) immediate family members (including spouses and direct and indirect descendants) of Dr. Ernst Volgenau, (e) any trusts created for the benefit of any Person described in clause (c) or (d), and such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries.
          “Permitted Holdings Debt” has the meaning specified in Section 6.01(a)(xviii).
          “Permitted Investments” means any of the following, to the extent owned by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary:
     (a) dollars or such other currencies held by it from time to time in the ordinary course of business;
     (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;
     (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
     (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
     (e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
     (f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
     (g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
     (h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
     (i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States; and
     (j) investments, classified in accordance with GAAP as current assets of Holdings, any Intermediate Parent, the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.
          “Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis to the Secured Obligations and the obligations in respect of any Permitted Senior Priority Refinancing Debt and is not secured by any property or assets of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (as determined in good faith by the Borrower) (with such differences as are reasonably satisfactory to the Administrative Agent), (iii) such Indebtedness complies with both provisos in the definition of Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Incremental Term Loans, Other Term Loans or Extended Term Loans) or outstanding Revolving Loans or Revolving Commitments (including Incremental Revolving Loans, Incremental Revolving Commitments, Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans and Extended Revolving Commitments), (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Priority Lien Intercreditor Agreement or Other Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Junior Priority Lien Intercreditor Agreement or Other Intercreditor Agreement. Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus original issue discount, other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (a)(xx), (a)(xxi) or (a)(xxii), (i) such modification, refinancing, refunding, renewal or extension does not contain any mandatory prepayments that do not apply to the Term Loans and (ii) the terms and conditions (including, if applicable, as to collateral) of such modification, refinancing, refunding, renewal or extension taken as a whole are customary for similar Indebtedness in light of then-prevailing market conditions as reasonably determined by the Borrower (except any such mandatory prepayment provisions and other terms and conditions that are only applicable to periods after the Latest Maturity Date); provided that a certificate of a Responsible Officer of Holdings is delivered to the Administrative Agent on or prior to such modification, refinancing, refunding, renewal or extension, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and (ii) the primary obligor in respect of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is the primary obligor in respect of the Indebtedness being modified, refinanced, refunded, renewed or extended or is a Loan Party. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.
          “Permitted Senior Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Loan Document Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (as determined in good faith by the Borrower) (with such differences as are reasonably satisfactory to the Administrative Agent), (iii) such Indebtedness complies with both provisos in the definition of Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Incremental Term Loans, Other Term Loans and Extended Term Loans) or outstanding Revolving Loans or Revolving Commitments (including Incremental Revolving Commitments, Incremental Revolving Loans, Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans and Extended Revolving Commitments), (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Senior Priority Lien Intercreditor Agreement or Other Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Senior Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Senior Priority Lien Intercreditor

Agreement or Other Intercreditor Agreement. Permitted Senior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
          “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Subsidiary Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness complies with both provisos in the definition of Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Incremental Term Loans, Other Term Loans or Extended Term Loans) or outstanding Revolving Loans or Revolving Commitments (including Incremental Revolving Loans, Incremental Revolving Commitments, Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans and Extended Revolving Commitments), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than Loan Parties and (iii) such Indebtedness is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Platform” has the meaning assigned to such term in Section 5.01.
          “Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.
          “Prepayment Event” means:
     (a) any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding) of any property or asset of the Borrower or any of its Restricted Subsidiaries permitted by Section 6.05(a)(ii), (f), (j), (k) or (l) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $5,000,000 in the case of any single transaction or series of related transactions and (B) $10,000,000 for all such transactions during any fiscal year of the Borrower; and
     (b) the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted Senior Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt and Other Term Loans which shall constitute a Prepayment Event to the extent required by the definition of “Credit Agreement Refinancing Indebtedness”) or permitted by the Required Lenders pursuant to Section 9.02.
          “Prime Rate” means the rate publicly announced from time to time by Citi as its “prime rate.” The Prime Rate is based upon various factors including Citi’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citi shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Principal Issuing Bank” means, on any date, (a) the Issuing Bank, if there is only one Issuing Bank and (b) otherwise, (i) the Issuing Bank with the greatest LC Exposure on such date and (ii) each other Issuing Bank that has issued Letters of Credit that on such date have available for drawing thereunder (together with the aggregate unreimbursed LC Disbursement, thereunder on such date) greater than the US Dollar Equivalent of $10,000,000.
          “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.
          “Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).
          “Proposed Change” has the meaning assigned to such term in Section 9.02(c).
          “Public Lender” has the meaning assigned to such term in Section 5.01.
          “Qualified Equity Interests” means with respect to the Equity Interests of any Person, any Equity Interests other than Disqualified Equity Interests of such Person.
          “Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
          “Refinancing” means the repayment of all the existing third party Indebtedness for borrowed money of the Borrower and its Subsidiaries as of the Effective Date (other than Indebtedness hereunder, existing Capitalized Leases, existing letters of credit and the Indebtedness listed on Schedule 6.01).
          “Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.
          “Register” has the meaning assigned to such term in Section 9.04(b)(iv).
          “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees at the time of exchange) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.
          “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, indoor air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any structure, facility or fixture.
          “Released Subsidiary” has the meaning assigned to such term in Section 6.13(b).
          “Relevant Parent Entity” means (i) prior to an IPO, Holdings and (ii) after an IPO, the IPO Entity.
          “Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans incurred on the Effective Date with the incurrence by any Loan Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing such Term Loans and having an effective interest cost or weighted average yield (as determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement, commitment or other fees in connection therewith that are not shared by all lenders) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans.
          “Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02, (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
          “Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time, provided that (a) the Revolving Exposures and unused Revolving Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Required Revolving Lenders.
          “Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan

Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary.
          “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
          “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
          “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption, and shall include the Incremental Revolving Commitment, Other Revolving Commitment and Extended Revolving Commitment of such Lender, as context may require. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $100,000,000.
          “Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a)(i).
          “Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.20(c)(i).
          “Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the US Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
          “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          “Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01, Incremental Revolving Loans, Other Revolving Loans and Extended Revolving Loans, as context may require.
          “Revolving Maturity Date” means July 20, 2016 (the “Initial Revolving Maturity Date”) (or, with respect to any Incremental Revolving Commitments, Other Revolving Commitment and Extended Revolving Commitment (and the Incremental Revolving Loans, Other Revolving Loans and Extended Revolving Loans made pursuant thereto), the maturity date set forth in the Incremental Revolving Facility Amendment, Refinancing Amendment or Extension Offer with respect thereto, as applicable).
          “Rolled Equity” means the Equity Interests in Holdings (or any direct or indirect parent of Holdings) issued to the management and other existing equity holders of the Borrower pursuant to the Equity Financing.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
          “Secured Cash Management Obligations” has the meaning assigned to such term in the Collateral Agreement.
          “Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.
          “Secured Parties” has the meaning assigned to such term in the Collateral Agreement.
          “Secured Swap Obligations” has the meaning assigned to such term in the Collateral Agreement.
          “Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11 or 5.12 to secure any of the Secured Obligations.
          “Senior Notes” means the $400.0 million aggregate principal amount of senior notes due 2019 issued under the Senior Notes Indenture, and includes any Registered Equivalent Notes with respect thereto.
          “Senior Notes Indenture” means the Indenture, dated as of July 20, 2011, among the Borrower, the guarantors party thereto, and Wilmington Trust FSB, as trustee.
          “Senior Priority Lien Intercreditor Agreement” means the Senior Priority Lien Intercreditor Agreement substantially in the form of Exhibit G among the Administrative Agent and one or more Senior Representatives for holders of Permitted Senior Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.
          “Senior Representative” means, with respect to any series of Permitted Senior Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such

Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.
          “Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit P.
          “Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit Q, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
          “Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).
          “Solvent” and “Solvency” means, with respect to the Borrower and its Subsidiaries on a consolidated basis on the Effective Date, that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition other than “Borrower” and “Subsidiary” shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit K).
          “Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).
          “Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).
          “Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit L.
          “Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit M, to a Specified Discount Prepayment Notice.
          “Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

          “Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B).
          “Specified Representations” means the following: (a) the representations made by the Borrower in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that Holdings has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, and (b) the representations set forth in (i) Section 3.01 (with respect to the organization of the Borrower and its Subsidiaries and the corporate or other power and authority of the Loan Parties to enter into the Loan Documents), Section 3.02 (with respect to authorization, execution, delivery and performance and enforceability of the Loan Documents), Section 3.03 (with respect to conflicts of the Loan Documents with the Organizational Documents of the Borrower and its Subsidiaries), Section 3.08, Section 3.14, Section 3.16, Section 3.18 and Section 3.20 (with respect to creation, validity and perfection of the security interests in the Collateral to be perfected on the Effective Date).
          “Specified Transaction” means any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or given Pro Forma Effect.
          “Sponsors” means Providence Equity Partners LLC (“PEP”) and its Affiliates (including Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P.) and any investment funds advised or managed by any of the foregoing (other than any portfolio operating companies of PEP of which PEP or investment fund advised, managed or controlled by PEP or a combination thereof does not own or control, directly or indirectly, more than 50% of both the economic interests and total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof at the time of determination).
          “Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subject Government Contact” means any Government Contract other than an Excluded Government Contract.
          “Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).
          “Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary” means any subsidiary of the Borrower.
          “Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement.
          “Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).
          “Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).
          “Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the title insurance company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the title insurance company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the standard survey-related endorsements or (b) otherwise reasonably acceptable to the Administrative Agent.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, any Intermediate Parent, the Borrower or the other Restricted Subsidiaries shall be a Swap Agreement.
          “Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $15,000,000.

          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.
          “Swingline Lender” means (a) Citicorp North America, Inc., in its capacity the lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “Syndication Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as syndication agent.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption, and shall include any Term Commitment Increase and Other Term Commitment of such Lender, as context may require. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be.
          “Term Commitment Increase” has the meaning assigned to such term in Section 2.20(a)(ii).
          “Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
          “Term Loans” means Loans made pursuant to clause (a) of Section 2.01, Other Term Loans, Extended Term Loans and Incremental Term Loans, as context may require.
          “Term Maturity Date” means July 20, 2018 (the “Initial Term Maturity Date”) (or with respect to any Incremental Term Loans, Other Term Loans and Extended Term Loans, the maturity date set forth in the Incremental Term Facility Amendment, Refinancing Amendment or Extension Offer with respect thereto, as applicable).
          “Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been required to be delivered pursuant to Section 5.01(a) or 5.01(b) or for which the Consolidated EBITDA for such period is set forth in the final paragraph of the definition of “Consolidated EBITDA”.
          “Total Leverage Ratio” means on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

          “Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.
          “Transactions” means (a) the Financing Transactions, (b) the Acquisition and the other transactions contemplated by the Acquisition Documents, (c) the Refinancing and (d) the payment of the Transaction Costs.
          “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York, except as context may otherwise require.
          “United States Governmental Authority” means the government of the United States of America and any branch, agency, department, bureau or subdivision thereof.
          “Unrestricted Subsidiary” means (i) any Effective Date Unrestricted Subsidiary and (ii) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.
          “US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.
          “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
          “Voting Stock” of any Person means as of any date means the Equity Interests of such Person that have the power, directly or indirectly, to vote in the election of or otherwise designate the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.
          “Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such

Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that any change in GAAP after the Effective Date will not cause any lease that was not or would not have been a Capitalized Lease prior to such change to be deemed a Capitalized Lease and the obligations with respect thereto shall not constitute Capitalized Lease Obligations. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting

Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein.
          SECTION 1.05. Effectuation of Transactions. All references herein to Holdings, the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.
          SECTION 1.06. Currency Translation.
          (a) The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than dollars as of (i) a date on or about the date on which the applicable Issuing Bank receives a request from the Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, in each case using the Exchange Rate for such currency in relation to dollars in effect on the date of determination.
          (b) Each amount determined pursuant to clause (a) of this Section shall be the US Dollar Equivalent of the applicable Letter of Credit until the next required calculation thereof pursuant to clause (a) of this Section. The Administrative Agent shall notify the Borrower and the applicable Lenders of each calculation of the US Dollar Equivalent of each Letter of Credit denominated in a currency other than dollars.
          (c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Letter of Credit is denominated in euro, such amount shall be the relevant Alternative Currency Equivalent of such dollar amount (rounded to the nearest unit of such euro amount, with 0.5 of a unit being rounded upward).
          (d) Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Section 6.12) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Lien, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of Section 6.12, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

          SECTION 1.07. Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
          SECTION 1.08. Pro Forma Calculations.
          (a) Notwithstanding anything to the contrary herein, Consolidated EBITDA (including the component financial definitions used therein), the Net Senior Secured Leverage Ratio and the Net Total Leverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating Consolidated EBITDA and the Net Senior Secured Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Prepayment Event” and for purposes of Section 6.12, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
          (b) Consolidated EBITDA (including the component financial definitions used therein), the Net Senior Secured Leverage Ratio and the Net Total Leverage Ratio shall be calculated on a pro forma basis assuming that all Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation is made had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then Consolidated EBITDA, the Net Senior Secured Leverage Ratio and the Net Total Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.
          (c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or reasonably expected to be taken (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that (A) the amounts of such cost savings are reasonably identifiable and quantifiable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or reasonably expected to be taken no later than twelve (12) months after the date of such Specified Transaction and (C) the amount of such cost savings shall not be more than 20% of the Consolidated EBITDA for any Test Period (calculated after giving effect to any adjustment pursuant to this Section 1.08).
          (d) To the extent compliance with the covenant set forth in Section 6.12 is being calculated as of a date that is prior to the first test date under such Section 6.12 or after the final test date under Section 6.12 in order to determine the permissibility of an action by the Borrower or any of its Restricted Subsidiaries, such compliance shall be tested for such purpose against the levels set forth opposite the first test date or the final test date, as applicable, in such Section 6.12.

ARTICLE II
The Credits
          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Term Lender agrees to make a Term Loan to the Borrower on the Effective Date denominated in dollars in a principal amount not exceeding its Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
          SECTION 2.02. Loans and Borrowings.
          (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.
          (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan.
          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurocurrency Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).
          SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of such proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, email of a “pdf” or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:
     (i) whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);
     (ii) the aggregate amount of such Borrowing;
     (iii) the date of such Borrowing, which shall be a Business Day;
     (iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
     (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and
     (vii) that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Swingline Loans.
          (a) Subject to the terms and conditions set forth herein (including Section 2.23), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period denominated in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Any such Swingline Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing), not later than 10:00 a.m., New York City time, or, if agreed by the Swingline Lender, 2:00 p.m., New York City time or (ii) by facsimile (confirmed by telephone), not later than 10:00 a.m., New York City time, or, if agreed by the Swingline Lender, 11:00 a.m., New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of the Borrower maintained with the Swingline Lender because the Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit accounts of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (with references to 12:00 noon, New York City time, in such Section being deemed to be references to 3:00 p.m., New York City time) (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
          (d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.
          (e) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.
          (f) If at any time that Swingline Loans are outstanding a Revolving Lender becomes a Defaulting Lender, all or any part of such Swingline Loans shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages (calculated without giving effect to any such Defaulting Lender’s Revolving Commitments) but only to the extent the sum of all non-Defaulting Lenders’ Revolving Commitments plus such Defaulting Lender’s pro rata share of such Swingline Loans does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; provided that neither such reallocation nor any payment by a non-Defaulting Lender pursuant hereto will constitute a waiver or release of any claim the Borrower, any Lender, the Administrative Agent or Swingline Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. If the reallocation described above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent prepay such unreallocated portion of the Swingline Loans. Notwithstanding the foregoing, the Swingline Lender shall be under no obligation to make any Swingline Loan at any time that any Revolving Lender is a Defaulting Lender unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and participating interests in any such newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.04(f) (and Defaulting Lenders shall not participate therein).
          SECTION 2.05. Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein (including Section 2.23), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars or euro for the Borrower’s own account (or for the account of any other Subsidiary of the Borrower so long as the Borrower and such other Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least three Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments, (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit and (iv) except in the case of a Letter of Credit that is cash collateralized to at least 105% of its maximum stated amount, on a pro forma basis for the issuance, amendment, renewal or extension of such Letter of Credit the Borrower shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 6.12 (whether or not such covenant is then in effect) recomputed as of the last day of the most recent Test Period. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or (ii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.23(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.
          (c) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section.
          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.
          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section in Dollars (in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in euro), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any issuance, amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the US Dollar Equivalent of such LC Disbursement not later than 4:00 p.m., New York City time, no later than two (2) Business Days following the day that the Borrower receives notice of such LC Disbursement, provided that, if such LC Disbursement is not less than $1,000,000 (in the case of an LC Disbursement denominated in dollars) or €1,000,000 (in the case of an LC Disbursement denominated in euro), the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing (in the case of an LC Disbursement denominated in dollars) or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof (and in the case of a Letter of Credit denominated in euro, the US Dollar Equivalent thereof). Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the applicable currency and the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of euro to the Borrower or any Subsidiary or in the relevant currency markets generally or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that (i) the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) result from such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (h) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery, e-mail of a “pdf” or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.
          (i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
          (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) as of the fifth Business Day prior to the Revolving Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in dollars and US Dollar Equivalent of euro equal to the portions of the LC Exposure attributable to Letters of Credit denominated in dollars or US Dollar Equivalent of euro, respectively, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (a), (b), (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b) or to the extent the Borrower otherwise chooses to cash collateralize any Letter of Credit. The Administrative Agent may, at any time and from time to time after the initial deposit of cash collateral in respect of any one or more Letters of Credit denominated in euro, request that additional cash collateral be provided in order to protect against the results of Exchange Rate fluctuations, such additional cash collateral not to exceed 5.0% of the aggregate LC Exposure. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.23(a)(iv)), then promptly upon the request of the Administrative Agent, the Issuing Bank or the Swingline Lender, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary in this Agreement, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.
          (k) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
          (l) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
          (m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
          (n) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.
          (o) Reallocation of Participations in Letter of Credit; Cash Collateralization. If at any time a Revolving Lender that has a participation with respect to any Letter of Credit becomes a Defaulting Lender, (A) for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations with respect to Letters of Credit, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letter of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding principal amount of the Revolving Loans of such Non-Defaulting Lender or (B) if the Revolving Commitment of all applicable non-Defaulting Lenders minus the aggregate outstanding principal amount of the Revolving Loans of all applicable Revolving Lenders is less than the participations with respect to Letters of Credit of such Defaulting Lender, the Borrower shall deposit cash collateral with the applicable Issuing Bank in an amount equal to the unreallocated portion of the Defaulting Lender’s participations in such Letter of Credit, which cash collateral shall be held as security by such Issuing Bank for the Defaulting Lender’s funding obligations in respect of its participation in such Letter of Credit; provided that such reallocation by a non-Defaulting Lender pursuant hereto will not constitute a waiver or release of any claim the Borrower, any Lender, the Administrative Agent or any Issuing Bank may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. Upon the earlier of (i) expiration of the Letter of Credit for which cash collateral has been deposited with the applicable Issuing Bank and (ii) the Defaulting Lender whose participation in such Letter of Credit was reallocated or cash collateralized ceasing to be a Defaulting Lender, such cash collateral shall be returned by the applicable Issuing Bank to the Borrower and/or for purposes of computing the amount of the obligation of each Revolving Lender to acquire, refinance or fund a participation in any Letter of Credit, the “Applicable Percentage” of each Lender shall be computed after giving effect to the Revolving Commitment of the Revolving Lender who ceased to be a Defaulting Lender. Notwithstanding anything to the contrary in this Agreement, at any time that a Revolving Lender with respect to any Letter of Credit is a Defaulting Lender and commitments are reallocated pursuant to clause (A) above, any calculation of fronting fees, letter of credit fees or commitment fees shall be calculated after giving effect to such reallocation.
          SECTION 2.06. Funding of Borrowings.
          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f)

shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          (c) The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).
          SECTION 2.07. Interest Elections.
          (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Revolving Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
     (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing with an Interest Period with a duration of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08. Termination and Reduction of Commitments.
          (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.
          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.
          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          SECTION 2.09. Repayment of Loans; Evidence of Debt.
          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

          (e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.
          SECTION 2.10. Amortization of Term Loans.
          (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each September, December, March and June (commencing with the last day of the first full fiscal quarter following the Effective Date) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans immediately after closing on the Effective Date multiplied by (ii) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.
          (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.
          (c) Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied, subject to Section 2.11(e), to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment, as directed by the Borrower (and absent such direction in direct order of maturity).
          (d) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans.
          (a) (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that in the event that, on or prior to the first anniversary of the Effective Date, the Borrower (x) makes any optional prepayment of Term Loans incurred on the Effective Date in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment.
          (ii) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis:
     (A) The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (v) the Borrower shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment, (w) the Borrower shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan, Incremental Term Loan, Extended Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of a Borrower solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers, (x) no Default or Event of Default has occurred or is continuing or would result therefrom, (y) such Term Loans are cancelled and (z) the Borrower represents and warrants as of the date of any Discounted Prepayment Offer, that the Borrower nor any of its Affiliate has any MNPI with respect to Holdings, the Borrower or any of its Subsidiaries or securities that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to such time or (b) could not reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in Discounted Term Loan Prepayment or (ii) to the market price of the Term Loans.
     (B) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis (but, for the avoidance of doubt, pro rata within such tranche), (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term

Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).
     (2) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such Offered Discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
     (3) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this subsection (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

     (C) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis (but, for the avoidance of doubt, pro rata within such tranche), (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
     (2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

     (3) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
     (D) (1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis (but, for the avoidance of doubt, pro rata within such tranche), (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
     (2) The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit a Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
     (3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this subsection (D). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable

Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
     (E) In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.
     (F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
     (G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
     (H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
     (I) Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the

Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.
     (J) The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).
          (b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments (including as a result of a determination with respect to the US Dollar Equivalent of any Letter of Credit made by the Administrative Agent pursuant to Section 1.06), the Borrower shall prepay Revolving Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.
          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds minus the portion of the Net Proceeds applied (to the extent Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Indebtedness that is secured by the Collateral on a pari passu with the Loan Document Obligations on a no more than pro rata basis with the Term Loans; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower and its Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Proceeds in assets useful in the business of the Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 12-month period (or if committed to be so invested within such 12-month period, have not been so invested within 180 days after such commitment is made), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, however, that any proceeds from the sale or other disposition by a Loan Party shall be reinvested in the assets of a Loan Party.
          (d) Following the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending June 30, 2012, the Borrower shall prepay Term Loans in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such Fiscal Year; provided that such amount shall be reduced by (i) the aggregate amount of prepayments of Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a)(i) during such Fiscal Year or (at the option of the Borrower) on or before the date such prepayment is due pursuant to this clause (d) (excluding all such prepayments funded with the proceeds of Funded Debt (other than the proceeds of revolving loans)) and (ii) the portion of Excess Cash

Flow applied (to the extent Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Indebtedness that is secured by the Collateral on a pari passu with the Loan Document Obligations on a no more than pro rata basis with the Term Loans. Each prepayment pursuant to this paragraph shall be made within ten (10) days after the date financial statements are required to be delivered pursuant to Section 5.01 with respect to the Fiscal Year for which Excess Cash Flow is being calculated.
          (e) Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrower shall select the Borrowing or Borrowings (including the Class) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section, which may not be declined and mandatory prepayments pursuant to clause (c) of this Section as it relates to clause (b) of the definition of “Prepayment Event,” which may be declined only with the consent of the Borrower), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower. Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.
          (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees.
          (a) The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
          (b) The Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans with an Interest Period with a duration of one-month on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (d) The Borrower agrees to pay on the Effective Date to each Term Lender party to this Agreement as a Term Lender on the Effective Date, as fee compensation for the funding of such Term Lender’s Term Loan, a closing fee in an amount equal to 5.0% of the stated principal amount of such Term Lender’s Term Loan. Such fees shall be payable to each Lender out of the proceeds of such Term Lender’s Term Loan as and when funded on the Effective Date. Such closing fee will be in all respects fully earned, due and payable on the Effective Date.

          (e) Notwithstanding the foregoing, and subject to Section 2.23, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.
          SECTION 2.13. Interest.
          (a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.14. Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing and shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing and then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.
          SECTION 2.15. Increased Costs.
          (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);
     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans or ABR Loans made by such Lender or any Letter of Credit or participation therein and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or ABR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered. Notwithstanding the foregoing, this paragraph will not apply to any such increased costs or reductions resulting from Taxes.
          (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market in dollars for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.
          SECTION 2.17. Taxes.
          (a) Unless required by applicable Requirements of Law, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction for any Taxes, provided that if the applicable withholding agent shall be required by applicable Requirements of Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
          (b) Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.
          (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any such Indemnified

Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any such Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents (including, in the case of a Lender seeking exemption from the withholding imposed under FATCA, any documentation necessary to prevent such withholding). Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate.
          Without limiting the generality of the foregoing:
     (i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor forms) certifying that such Lender is a United States person exempt from U.S. federal backup withholding.
     (ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

     (A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
     (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
     (C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit S-1, S-2, S-3 or S-4, as applicable (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent with the written consent of the Borrower (not to be unreasonably withheld or delayed), to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN (or any successor forms),
     (D) to the extent a Lender is not the beneficial owner of the applicable Loan (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, each accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or
     (E) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
          Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly signed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.
          Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

          (f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent, the relevant Lender or the relevant Issuing Bank, as applicable, shall cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) the Administrative Agent, such Lender or such Issuing Bank determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent, such Lender or such Issuing Bank, as applicable and (c) the Borrower indemnifies the Administrative Agent, such Lender or such Issuing Bank, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent, a Lender or an Issuing Bank shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent, an Issuing Bank or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent, such Lender or such Issuing Bank, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent, such Lender or such Issuing Bank may delete any information therein that the Administrative Agent, such Lender or such Issuing Bank deems confidential). Notwithstanding anything to the contrary, this Section shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to taxes which it deems confidential).
          (g) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          (h) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the Swingline Lender.
          (i) On or before the Effective Date, the Administrative Agent shall provide to the Borrower a properly executed Internal Revenue Service Form W-9 (or any successor form) certifying that it is a United States person exempt from U.S. federal backup withholding.
          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
          (a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan, all reimbursements of any LC Disbursements, all payments of accrued interest payable on a Loan or LC Disbursement and all other payments under each Loan Document shall be made in dollars except as otherwise expressly provided herein.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
          (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.24, then such Lender shall use reasonable efforts (and at the expense of the Borrower) to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.24, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be disadvantageous in any material economic, legal or regulatory respect to, such Lender.
          (b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.24, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate at par, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Principal Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.24, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
          SECTION 2.20. Incremental Credit Extensions.
          (a) (i) At any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to each of the Lenders), request to effect one or more additional revolving credit facility tranches (“Incremental Revolving Loans” and, the Commitments with respect thereto, the “Incremental Revolving Commitments”) or increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”; together with the Incremental Revolving Loans (and the Incremental Revolving Commitments with respect thereto), “Incremental Revolving Facilities”) from Additional Revolving Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Revolving Facility Amendment, (A) no Event of Default shall have occurred and be continuing or shall result therefrom, (B) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clause (A) above, together with reasonably detailed calculations demonstrating compliance with clause (y) of the definition of “Incremental Cap” below to the extent applicable, (C) in the case of Incremental Revolving Loans, the maturity date of such Incremental Revolving Loans shall be no earlier than 91 days after the Initial Revolving Maturity Date, (D) in the case of any Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Maturity Date and such Revolving Commitment Increase shall be on the same terms governing the Revolving Commitments pursuant to this Agreement, (E) any Incremental Revolving Facility shall be secured by the Collateral on a pari passu or (at the option of the Borrower) junior basis with, and have the same guarantees as, the Loans, (F) the interest rate margins and maturity applicable to any Incremental Revolving Loans shall be determined by the Borrower and the lenders thereunder; provided that, prior to the second anniversary of the Effective Date, in the event that the interest rate margins for such Incremental Revolving Loans (which shall be calculated to be equal to the sum of (x) the margin above the LIBO Rate on such Incremental Revolving Loans (which shall be increased by the amount that any “LIBO floor” applicable to such Incremental Revolving Loans on the date such Incremental Revolving Loans are made would exceed the LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) and (y) if such Incremental Revolving Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental Revolving Loans, as applicable, being referred to herein as “OID”), the amount of such OID divided by four) exceed by more than 50 basis points the interest rate margins for the Revolving Loans (which shall be calculated to be the sum of (A) the Applicable Rate then in effect for Eurocurrency Revolving Loans increased by the amount that any “LIBO floor” applicable to such Eurocurrency Revolving Loans on such date would exceed the LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) plus (B) the amount of OID initially paid in respect of such Revolving Loans divided by four) then the Applicable Rate for the Revolving Loans shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Revolving Loans minus 50 basis points; and (G) any Incremental Revolving Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Revolving Lenders with respect to the applicable Incremental Revolving Facilities; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clause (C) or (F) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that no Issuing Bank or Swingline Lender shall be required to act as “issuing bank” or “swingline lender” under any such Incremental Revolving Facility without its written consent. Notwithstanding anything to contrary herein, at the time of effectiveness of any given Incremental Revolving Facility, the sum of (i) the aggregate principal amount of the Incremental Revolving Facilities entered into after the Effective Date, (ii) the aggregate principal amount of all Term Commitment Increases incurred after the Effective Date and (iii) the aggregate principal amount of all Additional Notes issued after the Effective Date pursuant to Section 6.01(a)(xxiii) shall not exceed the sum of (x) $250,000,000 and (y) up to an additional amount such that at the time of such incurrence and after giving effect thereto on a Pro Forma Basis, the Net Senior Secured Leverage Ratio is less than or equal to 4.50 to 1.00 (provided that (i) for purposes of calculating the Net Senior Secured Leverage Ratio any Incremental Revolving Facility being entered into shall be assumed to be fully drawn and (ii) Incremental Revolving Facilities shall not exceed $100,000,000 in the aggregate) (the “Incremental Cap”). Each Incremental Revolving Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Revolving Facilities set forth above. For the avoidance of doubt, no Lender shall be required to provide any such Incremental Revolving Facility.
          (ii) At any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to each of the Lenders), request to effect one or more additional tranches of terms loans hereunder or increases in the aggregate amount of the Term Commitments which shall take the form of an additional tranche of term loans hereunder (each such tranche or increase, a “Term Commitment Increase” and, the Loans with respect thereto, “Incremental Term Loans”) from one or more Additional Term Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Term Facility Amendment, (A) no Event of Default shall have occurred and be continuing or shall result therefrom, (B) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clause (A) above, together with reasonably detailed calculations demonstrating compliance with clause (y) of the definition of “Incremental Cap” above to the extent applicable above, (C) the maturity date of any term loans incurred pursuant to such Term Commitment Increase shall not be earlier than 91 days after the Initial Term Maturity Date and the Weighted Average Life to Maturity shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans, (D) the Incremental Term Loans shall be secured by the Collateral on a pari passu or junior basis with, and have the same guarantees as, the Loans, (E) the interest rate margins and, subject to clause (C), the amortization schedule for any Incremental Term Loans shall be determined by the Borrower and the Additional Term Lenders with the applicable Term Commitment Increases; provided that, prior to the second anniversary of the Effective Date, in the event that the interest rate margins for any Incremental Term Loans (which shall be calculated to be equal to the sum of (x) the margin above the LIBO Rate on such Incremental Term Loans (which shall be increased by the amount that any “LIBO floor” applicable to such Incremental Term Loans on the date such Incremental Term Loans are made would exceed the LIBO Rate (without giving effect to the last sentence of the definition of such term) that would be in effect for a three-month Interest Period commencing on such date) and (y) if such Incremental Term Loans are initially made with OID or the Lenders making the same receive a fee directly or indirectly from Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary for doing so, the amount of such OID divided by four) exceed by more than 50 basis points the interest rate margins for the Term Loans (which shall be calculated to be the sum of (A) the Applicable Rate then in effect for Eurocurrency

Term Loans increased by the amount that any “LIBO floor” applicable to such Eurocurrency Term Loans on such date would exceed the LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) plus (B) the amount of OID initially paid in respect of such Term Loans divided by four), then the Applicable Rate for the Term Loans shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Loans minus 50 basis points; (F) any Incremental Term Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Term Lenders with respect to the applicable Term Commitment Increases; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clauses (C) or (E) above), they shall be reasonably satisfactory to the Administrative Agent. Notwithstanding anything to contrary herein, at the time of effectiveness of any given Term Commitment Increase, the sum of (i) the aggregate principal amount of the Term Commitment Increases incurred after the Effective Date, (ii) the aggregate principal amount of all Incremental Revolving Facilities entered into after the Effective Date and (iii) the aggregate principal amount of all Additional Notes issued after the Effective Date pursuant to Section 6.01(a)(xxiii) shall not exceed the Incremental Cap. Each Term Commitment Increase shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Term Commitment Increases set forth above. For the avoidance of doubt, no Lender shall be required to provide any such Incremental Term Loan.
          (b) (i) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Revolving Loan, Revolving Commitment Increase or Term Commitment Increase.
          (ii) Commitments in respect of any Incremental Revolving Loan or Revolving Commitment Increase shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Revolving Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Revolving Lender and the Administrative Agent. Incremental Revolving Loans and Revolving Commitment Increases may be provided, subject to the prior written consent of the Borrower (such consent not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Revolving Facility or, unless it agrees, be obligated to provide any Incremental Revolving Loan or Revolving Commitment Increase) or by any Additional Revolving Lender. An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Revolving Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Revolving Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Revolving Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates, amendments to Security Documents and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

          (iii) Commitments in respect of any Term Commitment Increase shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents executed by the Borrower, such Additional Term Lender and the Administrative Agent. Term Commitment Increases may be provided, subject to the prior written consent of the Borrower (such consent not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have any right to participate in any Term Commitment Increase or, unless it agrees, be obligated to provide any Term Commitment Increases) or by any Additional Term Lender. An Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Term Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Term Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Term Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates, amendments to Security Documents and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).
          (c) (i) Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Lender providing a portion of such Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage. Any Revolving Loans outstanding immediately prior to the date of such Revolving Commitment Increase that are Eurocurrency Loans will (except to the extent otherwise repaid in accordance herewith) continue to be held by, and all interest thereon will continue to accrue for the accounts of, the Revolving Lenders holding such Loans immediately prior to the date of such Revolving Commitment Increase, in each case until the last day of the then-current Interest Period applicable to any such Loan, at which time it will be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01 in accordance with the Applicable Percentages of the Revolving Lenders after giving effect to the Revolving Commitment Increase; provided, however, that upon the occurrence of any Event of Default, each Revolving Commitment Increase Lender will promptly purchase (for cash at face value) assignments of portions of such outstanding Revolving Loans of other Revolving Lenders so that, after giving effect thereto, all Revolving Loans that are Eurocurrency Loans are held by the Revolving Lenders in accordance with their then-current Applicable Percentages. Any such assignments shall be effected in accordance with the provisions of Section 9.04; provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 9.04(b)(ii) shall not apply thereto. If there are any ABR Revolving Loans outstanding on the date of such Revolving Commitment Increase, such Loans shall either be prepaid by the Borrower on such date or refinanced on such date (subject to satisfaction of applicable borrowing conditions) with Revolving Loans made on such date by the Revolving Lenders (including the Revolving Commitment Increase

Lenders) in accordance with their Applicable Percentages. In order to effect any such refinancing, (i) each Revolving Commitment Increase Lender will make ABR Revolving Loans to the Borrower by transferring funds to the Administrative Agent in an amount equal to the aggregate outstanding amount of such Loans of such Type times a percentage obtained by dividing the amount of such Revolving Commitment Increase Lender’s Revolving Commitment Increase by the aggregate amount of the Revolving Commitments (after giving effect to the Revolving Commitment Increase on such date) and (ii) such funds will be applied to the prepayment of outstanding ABR Revolving Loans held by the Revolving Lenders other than the Revolving Commitment Increase Lenders, and transferred by the Administrative Agent to the Revolving Lenders other than the Revolving Commitment Increase Lenders, in such amounts so that, after giving effect thereto, all ABR Revolving Loans will be held by the Revolving Lenders in accordance with their then-current Applicable Percentages. On the date of such Revolving Commitment Increase, the Borrower will pay to the Administrative Agent, for the accounts of the Revolving Lenders receiving such prepayments, accrued and unpaid interest on the principal amounts of their Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
          (ii) Upon each Term Commitment Increase pursuant to this Section, each Additional Term Lender shall make an Incremental Term Loan to the Borrower in a principal amount equal to such Lender’s Term Commitment Increase. Any such term loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.
          (d) This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.
          SECTION 2.21. Refinancing Amendments.
          (a) At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Extended Term Loans ) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans and Extended Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment. Any such Credit Agreement Refinancing Indebtedness and all obligations in respect thereto shall be Loan Document Obligations that are secured by the Collateral on a pari passu or (an the option of the Borrower) junior basis with all other applicable Loan Document Obligations. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates, amendments to Security Documents and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Company, or the provision to the Company of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments and as a separate “Tranche” and “Class” of Loans and Commitments hereunder). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Initial Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding Other Revolving Commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
          (b) This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.
          SECTION 2.22. Maturity Extension.
          (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing or decreasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or after giving effect to such Extension, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments being extended (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (3) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans so extended, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and the Extending Term Lenders and be set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (x) at no time shall there be (A) Revolving Commitments hereunder which have more than three different maturity dates and (B) Term Loans hereunder which have more than five different maturity dates, unless, in either case, the Administrative Agent agrees to permit additional maturity dates. For the avoidance of doubt, no Lender shall be required to participate in any Extension.
          (b) With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

          (c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the Issuing Bank and Swingline Lender. All Extended Term Loans, Extended Revolving Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Loan Document Obligations that are secured by the Collateral on a pari passu basis with all other applicable Loan Document Obligations. Each of the parties hereto hereby agrees that the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section and any Extension (including any amendments necessary to treat the Loans and Commitments subject thereto as Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Commitments and as a separate “Tranche” and “Class” hereunder of Loans and Commitments, as the case may be). In addition, if so provided in such amendment and with the consent of each Issuing Bank and the Swingline Lender, as applicable, participations in Letters of Credit and Swingline Loans expiring on or after the Revolving Maturity Date in respect of Revolving Loans and Revolving Commitments shall be re-allocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
          (d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
          SECTION 2.23. Defaulting Lenders.
          (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
     (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, if so determined by the Borrower (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any other Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.
          (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.23(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a

Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
          SECTION 2.24. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans denominated in dollars of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
ARTICLE III
Representations and Warranties
          Each of Holdings and the Borrower represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the Restricted Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required to the extent such concept exists in such jurisdiction.
          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required,

action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except as required by the Defense Security Service, and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens permitted under Section 6.02, and except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent any of the foregoing, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.04. Financial Condition; No Material Adverse Effect.
          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
          (b) The unaudited consolidated balance sheet of the Borrower and its subsidiaries dated March 31, 2011 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
          (c) Holdings has heretofore furnished to the Lenders the consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at March 31, 2011, and the related consolidated pro forma statement of income of the Borrower as of and for the twelve-month period then ended (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions, the other transactions related thereto and any other transactions that would be required to be given pro forma effect by Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and such other adjustments as shall be agreed between the Borrower and the Joint Bookrunners (excluding the impact of purchase accounting effects required by GAAP) as if such transactions had occurred on such date or at the beginning of such period, as the case may be.
          (d) Since June 30, 2010, there has been no Material Adverse Effect (provided that the representation set forth in this Section 3.04(d) shall not be deemed made on the Effective Date).
          SECTION 3.05. Properties.
          (a) Each of Holdings, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (b) As of the Effective Date after giving effect to the Transactions, none of Holdings, the Borrower or any Restricted Subsidiary owns any real property with a fair market value in excess of $2,000,000.
          SECTION 3.06. Litigation and Environmental Matters.
          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has any basis to reasonably expect that Holdings, the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.
          SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.
          SECTION 3.09. Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrower and each

Restricted Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) has paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. Each of Holdings and the Borrower and each Restricted Subsidiary has made adequate provision in accordance with GAAP for all taxes not yet due and payable.
          SECTION 3.10. ERISA.
          (a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.
          (b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
          SECTION 3.11. Disclosure. (i) The Information Memorandum as of the Effective Date when taken as a whole does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading and (ii) each other report or certificate furnished by or on behalf, and at the request, of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) is accurate and true in all material respects; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable when furnished and at the time of preparation thereof, it being understood that (i) Holdings and the Borrower have updated any projected financial information provided prior to the Effective Date if such representation would be untrue with respect to such information if it were provided on the Effective Date and (ii) such projected financial information may vary from actual results and such variations could be material and no representation is made with respect to information of a general economic nature.
          SECTION 3.12. Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings, the Borrower and each Subsidiary in, each Subsidiary.
          SECTION 3.13. Intellectual Property; Licenses, Etc. Holdings, the Borrower and its Restricted Subsidiaries own, license or possess the right to use, all Intellectual Property reasonably necessary for the operation of their businesses as currently conducted, and, without conflict with the Intellectual Property rights of any Person, in each case, except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, no Intellectual Property, advertising, product, process, method, substance, part or other material used by

Holdings, the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property of Holdings, the Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          SECTION 3.14. Solvency. After giving effect to the consummation of the Transactions, the Borrower, together with its Restricted Subsidiaries on a consolidated basis, is Solvent.
          SECTION 3.15. Insurance. The properties of each Loan Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance that is reasonable and customary) and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the Loan Parties and their Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.16. Federal Reserve Regulations. No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.
          SECTION 3.17. Use of Proceeds. The Borrower will use the proceeds of (a) the Term Loans made on the Effective Date to finance the Transaction and pay Transaction Costs and (b) the Revolving Loans and Swingline Loans after the Effective Date for general corporate purposes; provided that Revolving Loans may be made on the Effective Date (i) to fund original issue discount and pay upfront fees accrued in connection with the Transactions and (ii) for general corporate purposes in an amount not to exceed the lesser of (x) $25,000,000 and (y) an amount such that the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries after giving effect to the Transactions does not exceed 7.0 to 1.0 for the period of four fiscal quarters most recently ended prior to the Effective Date for which financial statements have been delivered.
          SECTION 3.18. Anti-Terrorism Laws. As of the Effective Date, Holdings, the Borrower and its Restricted Subsidiaries are in compliance with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, except as could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.19. Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default.
          SECTION 3.20. Collateral Documents.
          (a) Valid Liens. Each Security Document delivered pursuant to Sections 4.01, 5.11, 5.12 and 5.14 will, upon execution and delivery thereof, be effective to create in favor of the collateral agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in or recorded by the offices required by the applicable Requirement of Law and (ii) upon the taking of possession or control by the collateral agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the collateral agent to the extent possession or control by the collateral agent is required by the Loan Documents), the Liens created by the Security Documents shall constitute fully first priority perfected Liens on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing and recording financing statements or possession or control, as the case may be, in each case subject to no Liens other than Liens permitted hereunder.
          (b) PTO Filing; Copyright Office Filing. When the Collateral Agreement or a short form thereof is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, to the extent such filings and recordations together with the financing statements filed in the offices required by the applicable Requirement of Law may perfect such interests, the Liens created by such Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case free and clear of Liens other than Liens permitted under Section 6.02 hereof (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on Patents, Trademarks and Copyrights acquired, registered or applied for by the grantors thereof after the Effective Date).
          (c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the collateral agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected first-priority Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Liens permitted hereunder.
          SECTION 3.21. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.
          SECTION 3.22. Government Contracts.
          (a) As of the Effective Date, Schedule 3.22 accurately and completely lists Subject Government Contracts representing at least 65% of “backlog” of all Government Contracts (as determined by the Borrower in good faith).
          (b) Each Notice of Assignment delivered pursuant to Section 5.17, upon filing with the applicable Governmental Authority in accordance with Section 5.17 and the notice provisions of the Assignment of Claims Act, shall, subject to Requirements of Law, be effective to create a valid and effective right in favor of the Administrative Agent to receive all moneys due or to become due under the Subject Government Contract corresponding to such Notice of Assignment.
ARTICLE IV
Conditions
          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
     (a) The Administrative Agent (or its counsel) shall have received from each Loan Party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Debevoise & Plimpton LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit F and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the Loan Parties, substantially in the form of Exhibit F-2 and (iii) McGuire Woods LLP, North Carolina and Virginia counsel for the Loan Parties, substantially in the form of Exhibit F-3. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.
     (c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit I with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.
     (d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
     (e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and Sterling Merger Inc. to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

     (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby and none of such Collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens; provided that if, notwithstanding the use by Holdings and the Borrower of commercially reasonable efforts without undue burden or expense to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the Equity Interests of (i) Domestic Subsidiaries of Holdings and (ii) the Borrower, (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in the assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agent may reasonably agree).
     (g) Since March 31, 2011, there shall not have been any change, state of facts, event, development or effect that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
     (h) The Joint Bookrunners shall have received, as described in Section 3.04, (i) the Audited Financial Statements, which financial statements shall be prepared in accordance with GAAP and accompanied by audit reports thereon (and such audit reports shall not be subject to any qualification or “going concern” disclosures) and (ii) unaudited consolidated financial statements of the Borrower comprising a balance sheet, a statement of changes in equity and a statement of cash flows for each fiscal quarter ending after June 30, 2011 and at least 40 days prior to the Effective Date, which financial statements shall be prepared in accordance with GAAP (except as otherwise noted therein); provided that the obligation in paragraph (i) of this Section 4.01 may be satisfied by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC.
     (i) The Joint Bookrunners shall have received the Pro Forma Financial Statements.
     (j) The Acquisition shall have been consummated or shall be consummated substantially simultaneously with or prior to the initial funding of Loans on the Effective Date substantially pursuant to the provisions of the Acquisition Agreement (without giving effect to any amendments, consents, waivers or other modifications to or of the Acquisition Agreement that are materially adverse to the Lenders or the Joint Bookrunners that is not approved by the Joint Bookrunners (it being agreed that any reduction in the purchase price shall not be deemed materially adverse to the Lenders but shall be allocated (A) 70% to a reduction of the Senior Notes (followed by the Term Commitments) and (B) 30% to the Equity Financing)).
     (k) The Equity Financing shall have been made and the Borrower shall have received cash proceeds from the Equity Financing in an amount that, together with the Rolled Equity, is at least equal to 30% (rounded to the nearest whole percentage) of the total pro forma total capitalization of the Borrower and its Subsidiaries on the Effective Date after giving effect to the Transactions; provided that (x) a cash common equity investment will represent at least 50% of the

Equity Financing and (y) the Sponsor shall retain direct or indirect ownership of at least 51% of the Borrower.
     (l) The Refinancing shall have been consummated or shall be consummated simultaneously with the initial funding of Loans on the Effective Date and the Administrative Agent shall have received reasonably satisfactory evidence of repayment of all Indebtedness for borrowed money to be repaid on the Effective Date pursuant to the Refinancing. Immediately following the Transactions, neither Holdings nor any of its subsidiaries will have any Indebtedness for borrowed money or preferred equity in each case held by third-parties other than Indebtedness expressly permitted by Sections 6.01(a)(i), 6.01(a)(ii)(A) and 6.01(a)(xx).
     (m) The Lenders shall have received a certificate from the chief financial officer of the Borrower in the form of Exhibit K certifying as to the Solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.
     (n) The Senior Notes shall have been issued or shall be issued simultaneously with the initial funding of Loans on the Effective Date.
     (o) The Administrative Agent shall have received at least 3 days prior to the Effective Date all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least 10 days prior to the Effective Date by the Administrative Agent or any Joint Bookrunner that the Administrative Agent or such Joint Bookrunner shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on July 20, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
     (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be before and after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit and to the application of proceeds therefrom, as though made on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification); provided further that with respect to any Borrowing or issuance of any Letter of Credit on the Effective Date this condition shall be required to be satisfied only with respect to those representations and warranties set forth in the Loan Documents that are Specified Representations.
     (b) (i) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing (other than, in the case of any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date; provided that on the Effective Date no Default or Event of Default resulting solely from the breach of any representations and warranties set forth in the Loan Documents that are Specified Representations shall have occurred and be continuing) and (ii) with respect to any Borrowing of Revolving Loans or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, (other than (1) in the case of any Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, on the Effective Date, (2) any Borrowing of Revolving Loans to reimburse an LC Disbursement and (3) any issuance, amendment, renewal or extension of a Letter of Credit that is cash collateralized to at least 105% of its maximum stated amount), after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, on a Pro Forma Basis, the Net Senior Secured Leverage Ratio (excluding the cash proceeds of any such Borrowing), is less than or equal to the ratio set forth in Section 6.12 for the most recently ended Test Period.
     (c) The Administrative Agent shall have received a notice of borrowing in accordance with Article II hereof.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
          Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due and liabilities under Secured Cash Management Obligations and Secured Swap Obligations) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated (or cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. Holdings or the Borrower will furnish to the Administrative Agent, on behalf of each Lender:
     (a) on or before 5 Business Days after the date that is 90 days after the end of each such fiscal year of the Borrower, audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Borrower as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by a customary “management discussion & analysis” section, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) and certified by a Financial Officer, in each case, to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) commencing with the financial statements for the fiscal quarter ending September 30, 2011, on or before 5 Business Days after the date that is 45 days after the end of each such fiscal quarter, unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and accompanied by a customary “management discussion & analysis”;
     (c) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary (as determined by the Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
     (d) simultaneously with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if applicable as of the last day of the Test Period most recently ended for which financial statements were required to be delivered under paragraph (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with the covenant contained in Section 6.12 and (iii) in the case of financial statements delivered under paragraph (a) above, (A) beginning with the financial statements for the fiscal year of the Borrower ending June 30, 2012, setting forth a reasonably detailed calculation of Excess Cash Flow for such fiscal year and (B) setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of, the Borrower or any of its Restricted Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c);
     (e) if Holdings was required to comply with the covenant set forth in Section 6.12 for any fiscal quarter during any fiscal year for which financial statements were delivered under paragraph (a) or (b) above, not later than five days after the delivery of such financial statements for such fiscal year under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to Section 6.12 and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (f) not later than 5 Business Days after 90 days after the commencement of each fiscal year of the Borrower (beginning with the fiscal year ending June 30, 2013), a detailed consolidated budget for the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);
     (g) promptly after the same become publicly available, copies of all periodic reports and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any of its Restricted Subsidiaries with the SEC or with any national securities exchange, or distributed by the Borrower or any of its Restricted Subsidiaries to the public holders of its Equity Interests generally, as the case may be; and
     (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.
          Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC; provided that (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
          Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
          The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Bookrunners will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
          SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Borrower or any Subsidiary, affecting Holdings, any Intermediate Parent, the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability, in each case that could reasonably be expected to result in a Material Adverse Effect; and
     (c) the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Information Regarding Collateral.

          (a) Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.
          (b) Not later than five days after delivery of financial statements pursuant to Section 5.01(a), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 4, 5 and 6 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.
          SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.
          SECTION 5.05. Payment of Taxes, etc. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the amount or validity thereof is being contested in good faith by appropriate proceedings and Holdings, the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP and except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 5.07. Insurance.
          (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of business interruption or general liability insurance of any Loan Party shall name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and each such casualty insurance policy of any Loan Party shall, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder.
          (b) If any improvements located on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent. In addition, with respect to each such policy of flood insurance, the Borrower shall use commercially reasonable efforts to cause the insurer to provide to the Administrative Agent ten days prior written notice of the cancellation or non-renewal of such policy.
          SECTION 5.08. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or its Restricted Subsidiary, as the case may be. Subject to applicable Law each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (with the opportunity for a representative of the Borrower or Holdings to be present) independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08, and the Administrative Agent shall not exercise such rights more often than two times during any calendar year (and only once at the expense of the Borrower); provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
          SECTION 5.09. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including Environmental Laws and ERISA) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.10. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the Term Loans made on the Effective Date to pay a portion of the Transaction Costs and to consummate the Transactions. The proceeds of the Revolving Loans, Swingline Loans and any other Loans drawn after the Effective Date will be used for general corporate purposes (including Permitted Acquisitions, Restricted Payments and performance of Government Contracts). Proceeds of Revolving Loans will not be made on the Effective Date other than (i) for general corporate purposes in an amount not to exceed the lesser of (x) $25,000,000 and (y) an amount such that the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries after giving effect to the Transactions does not exceed 7.0 to 1.0 for the period of four fiscal quarters most recently ended prior to the Effective Date for which financial statements have been delivered and (ii) to fund original issue discount and pay upfront fees accrued in connection with the Transactions. Letters of Credit will be used on and after the Effective Date for general corporate purposes.
          SECTION 5.11. Additional Subsidiaries. If (i) any additional Restricted Subsidiary or Intermediate Parent (in each case other than an Excluded Subsidiary) is formed or acquired after the Effective Date or (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary, Holdings or the Borrower will, within 30 days (or such longer period as the Administrative Agent may agree) after such newly formed or acquired Restricted Subsidiary or Intermediate Parent is formed or acquired or such Restricted Subsidiary ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof, and will (x) cause such Restricted Subsidiary or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent, (y) cause such Loan Party to satisfy the Collateral and Guarantee Requirement with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary or Intermediate Parent owned by or on behalf of any Loan Party and (z) deliver to the Administrative Agent a completed Perfection Certificate with respect to such Restricted Subsidiary or Intermediate Parent signed by a Responsible Officer, together with all attachments contemplated thereby (in each case within thirty days after the date of such notice or such longer period as the Administrative Agent may agree) (it being understood that any supplement to the Guarantee Agreement or the Collateral Agreement entered into by a Restricted Subsidiary acquired after the Effective Date may include schedules reasonably acceptable to the Administrative Agent to qualify representations and warranties made by such Restricted Subsidiary and that in such case all such representations and warranties shall be so qualified with respect to such Restricted Subsidiary).
          SECTION 5.12. Further Assurances.
          (a) Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
          (b) If, after the Effective Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein) with a fair market value in excess of $5,000,000 are acquired by the Borrower or any other Loan Party (or, in the case of a Person that became a Loan Party after the Effective Date, after the date it became a Loan Party) (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof simultaneously with the delivery of the certificate of a Financial Officer pursuant to Section 5.01(d) with respect to the financial statements delivered pursuant to Section 5.01(a) or (b) (it being understood that such notice shall include a description of all such assets acquired since the date of the previous notice), and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and to cause the Collateral and Guarantee Requirement to be satisfied, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

          SECTION 5.13. Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Net Senior Secured Leverage Ratio, on a Pro Forma Basis, is less than or equal to the ratio set forth in Section 6.12 (whether or not such covenant is then in effect) for the most recently ended Test Period and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes or any other Indebtedness of Holdings or the Borrower pursuant to which a Subsidiary may be designated an “Unrestricted Subsidiary.” The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
          SECTION 5.14. Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date but for the proviso to Section 4.01(f), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”
          SECTION 5.15. Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower, and a public rating of the Term Loans under this Agreement by each of S&P and Moody’s.
          SECTION 5.16. Interest Rate Protection. No later than the 120th day after the Effective Date or such later date as the Administrative Agent agrees, Borrower shall enter into, and for a minimum of two years after the Effective Date maintain, Swap Agreements that result in at least 50% of the aggregate principal amount of Borrower’s Indebtedness for borrowed money as of the Effective Date other than Revolving Loans being effectively subject to a fixed or maximum interest rate.
          SECTION 5.17. Notices of Assignment.
          (a) (i) With respect to any Subject Government Contract listed on Schedule 3.22, the Borrower agrees to deliver or cause to be delivered to the Administrative Agent within 90 days following the Effective Date (or such longer period as the Administrative Agent may agree) Notices of Assignment executed by such Loan Party with respect to such Subject Government Contracts, and (ii) with respect to any Subject Government Contract (x) entered into by any Loan Party on or after the Effective Date that is expected to contribute at least $30,000,000 to “backlog” at the time such new contract is entered into or (y) amended by any Loan Party on or after the Effective Date if such amended contract is expected to contribute at least $30,000,000 to “backlog” as a result of such amendment (in each case as determined by the Borrower in good faith), the Borrower agrees to deliver or cause to be delivered Notices of Assignment executed by such Loan Party to the Administrative Agent with respect to such Subject Government Contract on or before the date that is 15 days after the final date of the fiscal quarter during which such contract is entered into or amended (or on such later date as the Administrative Agent shall agree), beginning with the fiscal quarter ended September 30, 2011.
          (b) Upon the occurrence of any Event of Default, within five (5) Business Days after request by the Administrative Agent, the Borrower agrees to file with the relevant United States Governmental Authority any Notices of Assignment delivered to the Administrative Agent under clause (a) above for any Subject Government Contract that is not terminated and to use commercially reasonable efforts to cause such Notices of Assignment to be executed by such United States Governmental Authority and delivered to the Administrative Agent.
ARTICLE VI
Negative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due and liabilities under Secured Cash Management Obligations and Secured Swap Obligations) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated (or cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:
          SECTION 6.01. Indebtedness.
          (a) Holdings and the Borrower will not, and will not permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Indebtedness, except:
     (i) Indebtedness of Holdings, any Intermediate Parent, the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.22);
     (ii) Indebtedness (A) outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) intercompany Indebtedness outstanding on the date hereof and listed on Schedule 6.01;
     (iii) Guarantees by Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided further that (A) no Guarantee by any Restricted Subsidiary of the Senior Notes or any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
     (iv) Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, Holdings or any

Intermediate Parent to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit J or (ii) otherwise reasonably satisfactory to the Administrative Agent;
     (v) (A) Indebtedness (including Capitalized Lease Obligations) of the Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of property (real or personal) or equipment; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that, at the time of any such incurrence or assumption of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $45,000,000 and 22.5% of Consolidated EBITDA for the most recently ended Test Period;
     (vi) Indebtedness in respect of Swap Agreements;
     (vii) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition, and Permitted Refinancings thereof; provided that (A) such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and (B) (x) if such Indebtedness is unsecured, at the time of any such incurrence or assumption of such Indebtedness and after giving effect thereto on a Pro Forma Basis, the Net Total Leverage Ratio is less than or equal to 6.75 to 1.0 or the Net Total Leverage Ratio, after giving effect to such Permitted Acquisition on a Pro Forma Basis, is lower than the Net Total Leverage Ratio immediately prior thereto and (y) if such Indebtedness is secured, at the time of any such incurrence or assumption of such Indebtedness and after giving effect thereto on a Pro Forma Basis, the Net Senior Secured Leverage Ratio is less than or equal to the ratio set forth in Section 6.12 (whether or not such covenant is then in effect) for the most recently ended Test Period;
     (viii) Indebtedness of the Borrower and the Restricted Subsidiaries and any Permitted Refinancing in respect thereof; provided that (A) such Indebtedness is unsecured or secured by a Lien permitted pursuant to Section 6.02(xxi), (B) such Indebtedness does not mature prior to the Latest Maturity Date, (C) at the time of any such incurrence of Indebtedness and after giving effect thereto on a Pro Forma Basis, the Net Total Leverage Ratio is less than or equal to 6.75 to 1.0, (D) (x) such Indebtedness does not contain any mandatory prepayments that do not apply to the Term Loans and (y) the terms and conditions of such Indebtedness taken as a whole are customary for similar Indebtedness in light of then-prevailing market conditions as reasonably determined by the Borrower (except any such mandatory prepayment provisions and other terms and conditions that are only applicable to periods after the Latest Maturity Date) and (E) the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (viii) together with Indebtedness then outstanding in reliance on Section 6.01(a)(xiv) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed

$50,000,000 in the aggregate; provided that Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements;
     (ix) Indebtedness representing deferred compensation to employees of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;
     (x) Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 6.08(a)(v);
     (xi) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earn-out payments) incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;
     (xii) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder;
     (xiii) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts;
     (xiv) Indebtedness of the Borrower and its Restricted Subsidiaries; provided that at the time of the incurrence or assumption thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, (A) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed $50,000,000 and (B) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) together with Indebtedness then outstanding in reliance on Section 6.01(a)(viii) in respect of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party shall not exceed $50,000,000 in the aggregate;
     (xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;
     (xvi) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;
     (xvii) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
     (xviii) unsecured Indebtedness of Holdings or any Intermediate Parent (“Permitted Holdings Debt”) (A) that is not subject to any Guarantee by any Subsidiary, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or payments, repurchases or redemptions of principal and does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is five years from the date of the issuance or incurrence thereof and (2) the date that is 91 days after the Latest Maturity Date in effect on the date of such issuance or incurrence (it being understood that (1) such Indebtedness may be paid in an amount not to exceed the Available Amount to the extent Not Otherwise Applied and (2) such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below), and (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, not materially more restrictive (taken as a whole) than those set forth in this Agreement (as reasonably determined by the Borrower) (other than provisions customary for senior discount notes of a holding company); provided that Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements; provided further that any such Indebtedness shall constitute Permitted Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing;
     (xix) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
     (xx) Indebtedness evidenced by the Senior Notes, and any Permitted Refinancing thereof;
     (xxi) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;
     (xxii) Permitted Senior Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt, and any Permitted Refinancing thereof;
     (xxiii) Indebtedness of the Borrower in respect of one or more series of senior unsecured notes or senior secured notes, or customary bridge financing, that, to the extent applicable, will be secured by the Collateral on a pari passu or junior basis with the Secured Obligations that are issued or incurred or made in lieu of Incremental Revolving Loans, Revolving Commitment Increases and/or Term Commitment Increases pursuant to an indenture, a note purchase agreement, a bridge financing agreement or otherwise and any extensions, renewals, refinancings and replacements thereof (the “Additional Notes”); provided that (i) such Additional Notes are not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date then in effect (other than an earlier maturity date for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than the Latest Maturity Date), (ii) the aggregate principal amount due at maturity of all Additional Notes issued pursuant to this clause (xxiii) shall not exceed (x) the then applicable Incremental Cap less (y) the amount of all Incremental Revolving Facilities and Term Commitment Increases, (iii) such Additional Notes shall not be subject to any Guarantee by any Person other than a Loan Party, (iv) in the case of Additional Notes that are secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (v) any Indebtedness incurred pursuant to this clause (xxiii) (whether or not secured) shall be included in the calculation of Consolidated Net Secured Indebtedness for purposes of calculating the Net Senior Secured Leverage Ratio, (vi) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (vii) if such Additional Notes are secured, the security agreements relating to such Additional Notes shall be substantially the same as the Security Documents (as determined in good faith by the Borrower) (with such differences as are reasonably satisfactory to the Administrative Agent) and (viii) if such Additional Notes are secured, such Additional Notes and the trustee under the indenture governing such Additional Notes (or the administrative agent under the bridge financing agreement for such Additional Notes) shall be subject to the Senior Priority Lien Intercreditor Agreement, Junior Priority Lien Intercreditor Agreement or Other Intercreditor Agreement, as applicable; provided that if such Additional Notes are issued pursuant to an indenture, note purchase agreement, bridge financing agreement or otherwise that has not previously been made subject thereto, then Holdings, the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the trustee for such Additional Notes (or the administrative agent under the bridge financing agreement for such Additional Notes) shall have executed and delivered the Senior Priority Lien Intercreditor Agreement, the Junior Priority Lien Intercreditor Agreement or Other Intercreditor Agreement, as applicable; and
     (xxiv) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxiii) above.
          (b) Holdings and any Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness of Holdings or such Intermediate Parent except Indebtedness created under Sections 6.01(a)(i), (iii), (vi), (ix), (x), (xi), (xii), (xiii), (xv)(A), (xviii) and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.
          SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
     (i) Liens created under the Loan Documents;
     (ii) Permitted Encumbrances;
     (iii) Liens existing on the date hereof and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and

(2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;
     (iv) Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens (other than in the case of a Permitted Refinancing of Indebtedness permitted under Section 6.01(a)(v)), (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capitalized Lease Obligations; such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capitalized Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
     (v) leases, licenses, subleases or sublicenses granted to or from others that do not (A) individually or in the aggregate have a Material Adverse Effect, or (B) secure any Indebtedness;
     (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
     (viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
     (ix) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of any Restricted Subsidiary that is not a Loan Party permitted under Section 6.01;
     (x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;
     (xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than in the case of the acquisition of any Person that becomes a Restricted Subsidiary that is not a Loan Party (other than a Foreign Subsidiary), Liens on the Equity Interests of the Person acquired); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property if the Indebtedness and other obligations secured by such Lien require or include a pledge of after-acquired property pursuant to their terms, it being understood that such requirement (i) was in effect at the time such property was acquired or such Person became a Restricted Subsidiary and (ii) shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);
     (xii) any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;
     (xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;
     (xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;
     (xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
     (xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located that do not (A) individually or in the aggregate have a Material Adverse Effect or (B) secure any Indebtedness;
     (xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
     (xix) Liens on the Collateral securing Permitted Senior Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt and Additional Notes;
     (xx) other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $25,000,000 and 12.5% of Consolidated EBITDA for the Test Period most recently ended;
     (xxi) Liens that are incurred on a basis that is junior to the Liens incurred under the Loan Documents; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed $75,000,000; provided further that the Borrower, the Subsidiary Loan Parties, the Administrative Agent and a representative for the holders of such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement or Other Intercreditor Agreement;
     (xxii) Liens arising under any documentation relating to any Permitted Senior Priority Refinancing Debt and securing Cash Management Obligations or obligations in respect of Swap Agreements;
     (xxiii) Liens in respect of Guarantees permitted under Section 6.01(a)(iii) relating to Indebtedness otherwise permitted under Section 6.01, to the extent Liens in respect of such Indebtedness are permitted under this Section 6.02;
     (xxiv) Liens on cash or Permitted Investments used to defease or to satisfy and discharge Indebtedness; and
     (xxv) Liens on the Equity Interests of the Effective Date Unrestricted Subsidiaries.
          SECTION 6.03. Fundamental Changes.
          (a) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary or Intermediate Parent to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:
     (i) any Restricted Subsidiary or Intermediate Parent may merge with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, (B) in the case of any Restricted Subsidiary, any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or shall become a Subsidiary Loan Party substantially concurrently with such merger or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04 or (C) in the case of any Intermediate Parent, Holdings or another Intermediate Parent;
     (ii) (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;
     (iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;
     (iv) the Borrower may merge or consolidate with any other Person (other than Holdings); provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such merger or consolidation complies with this Agreement and (5) an opinion of counsel addressed to the Administrative Agent and the Lenders reasonably satisfactory to the Administrative Agent; provided further that (x) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided further that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;
     (v) Holdings may merge or consolidate with any other Person (other than the Borrower), so long as no Event of Default exists after giving effect to such merger or consolidation; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger, (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such merger or consolidation complies with this Agreement and (5) an opinion of counsel addressed to the Administrative Agent and the Lenders reasonably satisfactory to the Administrative Agent; provided further that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided further that the Borrower agrees to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;
     (vi) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be (or shall become substantially concurrently with such Investment) a Restricted Subsidiary, and together with each of its Restricted Subsidiaries, shall comply with the requirements of Sections 5.11 and 5.12;
     (vii) Holdings, the Borrower and its Restricted Subsidiaries may consummate the Acquisition; and
     (viii) any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.
          (b) The Borrower will not, and Holdings and the Borrower will not permit any Restricted Subsidiary or Intermediate Parent to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Effective Date and businesses reasonably related or ancillary thereto.
          (c) Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower and any Intermediate Parent, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI, the Acquisition Agreement, the other agreements contemplated by the Acquisition Agreement and the other agreements contemplated hereby and thereby, (v) any offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under Article VI (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.
          (d) Holdings and any Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash, Permitted Investments, loans and advances made by Holdings or any Intermediate Parent under Section 6.04(b), intercompany Investments consisting of Indebtedness permitted to be made by it under Section 6.04) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:
     (a) Permitted Investments;
     (b) loans or advances to officers, directors and employees of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests and not as an Excluded Contribution) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $5,000,000;
     (c) Investments (i) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties after the Effective Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A) (including any such Investments deemed to be made pursuant to Section 6.13(b)) (together with the amount of Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.04(h)) shall not exceed the Non-Loan Party Investment Amount at the time of any such Investment, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (v) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations to the extent such contribution is made by a Loan Party;
     (d) Investments consisting of extensions of trade credit in the ordinary course of business;
     (e) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in any Intermediate Parent, the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;
     (f) Investments in Swap Agreements;

     (g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;
     (h) Permitted Acquisitions; provided that the aggregate amount of consideration paid or provided by Holdings, any Intermediate Parent, the Borrower or any other Loan Party after the Effective Date in reliance on this Section 6.04(h) for Permitted Acquisitions (including the aggregate principal amount of all Indebtedness assumed in connection with Permitted Acquisitions constituting an asset acquisition) for any Restricted Subsidiary that shall not be or, after giving effect to such Permitted Acquisition, shall not become a Loan Party (together with the amount of Investments made in Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)), shall not exceed the Non-Loan Party Investment Amount at such time;
     (i) the Transactions;
     (j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
     (k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
     (l) loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) or any Intermediate Parent in accordance with Section 6.08(a)(iv), (v), (vi), (vii), (viii) or (xi);
     (m) so long as no Event of Default has occurred and is continuing, other Investments and acquisitions, in an amount not to exceed the Available Amount to the extent such amount when made is Not Otherwise Applied;
     (n) advances of payroll payments to employees in the ordinary course of business;
     (o) Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Equity Interests (excluding Excluded Contributions and Cure Amounts) of Holdings (or any direct or indirect parent thereof or the IPO Entity);
     (p) Investments of the Borrower or any Restricted Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Restricted Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (q) Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

     (r) Investments in an amount not to exceed Excluded Contributions made within the six months preceding any such Investment to the extent such amount is Not Otherwise Applied;
     (s) Investments consisting of, or to finance, purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons; and
     (t) other Investments at the time of such Investment when made not exceeding in the aggregate the greater of $25,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period.
          SECTION 6.05. Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing Equity Interests to Holdings, any Intermediate Parent, the Borrower or a Restricted Subsidiary in compliance with Section 6.04) (each, a “Disposition”), except:
     (a) (i) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries and (ii) Dispositions of intellectual property that is in the reasonable judgment of Holdings or Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings, any Intermediate Parent, Borrower and the Restricted Subsidiaries taken as a whole;
     (b) Dispositions of inventory and other assets in the ordinary course of business;
     (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
     (d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;
     (e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02;
     (f) Dispositions of property acquired by Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions;

     (g) Dispositions of Permitted Investments;
     (h) Dispositions of accounts receivable in connection with the factoring, collection or compromise thereof;
     (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not individually or in the aggregate have a Material Adverse Effect;
     (j) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;
     (k) Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Event of Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would have resulted from such Disposition) and (ii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000, Holdings, any Intermediate Parent, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, any Intermediate Parent, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value (as reasonably determined by a Financial Officer), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $40,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
     (l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and
     (m) Dispositions of Unrestricted Subsidiaries.
provided that any Disposition of any property pursuant to clauses (a)(ii), (f), (g) or (k) of this Section 6.05 shall be for no less than the fair market value of such property at the time of such Disposition.

          SECTION 6.06. [Reserved].
          SECTION 6.07. [Reserved].
          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
          (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
     (i) each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary;
     (ii) Holdings, any Intermediate Parent, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;
     (iii) Restricted Payments made on the Effective Date to consummate the Transactions;
     (iv) repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (v) Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), any Intermediate Parent Company, the Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (v) not to exceed $15,000,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $30,000,000 in any calendar year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the Effective Date;

     (vi) any Intermediate Parent, the Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash:
     (A) with respect to any taxable period during which the Borrower, any Intermediate Parent, Holdings and/or any of their respective subsidiaries is a member of a consolidated, unitary, combined or similar tax group of which any Intermediate Parent, Holdings or Holdings’ direct or indirect parent is the common parent, the proceeds of which shall be used by the common parent to pay the portion of the consolidated, unitary, combined or similar U.S. federal, state and local and non-U.S. income or franchise taxes attributable to the income of the Borrower, any Intermediate Parents, Holdings and/or any of their respective subsidiaries (as applicable) in an amount not to exceed the income or franchise tax liabilities that would have been payable by the Borrower, any Intermediate Parents, Holdings and/or their respective subsidiaries (as applicable) on a stand-alone basis or as a stand-alone tax group, reduced by any such income or franchise taxes paid or to be paid directly by Holdings or any Intermediate Parents (if they are not the common parent), the Borrower and/or any of their respective subsidiaries; provided that Restricted Payments under this clause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or its Restricted Subsidiaries;
     (B) [reserved];
     (C) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary, and incurred in the ordinary course of business, in an aggregate amount together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (a)(vi)(C) not to exceed $2,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings and the Restricted Subsidiaries, (2) fees and expenses (x) due and payable by any of the Restricted Subsidiaries and (y) otherwise permitted to be paid by such Restricted Subsidiary under this Agreement and (3) amounts due and payable pursuant to the Investor Management Agreement permitted to be paid pursuant to Section 6.09(iv);
     (D) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (i) any fees, taxes (other than taxes imposed on or measured by income, or withholding taxes) and expenses required to maintain their corporate existence or (ii) any incremental state or local income tax (net of any federal income tax benefits, as determined in good faith by Borrower) payable by any of Borrower’s direct or indirect parent companies as a result of any permitted distributions to such parent companies described in Sections 6.08(a)(iii), 6.08(a)(v) (but subject to all provisos contained therein) or 6.08(a)(vi)(A), (B), (C) (subject to the limitations therein), (D), (F) or (G);

     (E) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv) or Section 6.08(a)(v);
     (F) to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;
     (G) the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement; and
     (H) the proceeds of which shall be used to make payments permitted by clause (b)(iv) of this Section 6.08;
     (vii) in addition to the foregoing Restricted Payments and so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Net Senior Secured Leverage Ratio on a Pro Forma Basis is less than or equal to the ratio set forth in Section 6.12 (whether or not such covenant is then in effect) for the most recently ended Test Period, the Borrower and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings or any Intermediate Parent to make any payments in respect of any Permitted Holdings Debt, in an aggregate amount, together with the aggregate amount of loans and advances made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (vii), not to exceed the Available Amount to the extent such amount is Not Otherwise Applied;
     (viii) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (in each case, other than Excluded Contributions or Cure Amounts); provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;
     (ix) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis;
     (x) so long as no Default or Event of Default would result therefrom, Restricted Payments in an amount not to exceed Excluded Contributions made within the six months preceding any such Restricted Payment to the extent such amount is Not Otherwise Applied; and
     (xi) The Borrower and any Intermediate Parent may make Restricted Payments to any Intermediate Parent and Holdings the proceeds of which may be utilized by Holdings to make

Restricted Payments in an amount not to exceed $35,000,000 with the proceeds of any Disposition of the Effective Date Unrestricted Subsidiaries.
          (b) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Senior Notes or any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Notes or any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:
     (i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;
     (ii) refinancings of Indebtedness to the extent permitted by Section 6.01;
     (iii) prepayments, redemptions, purchases, defeasances and other payments in respect of the Senior Notes and Junior Financings in an amount not to exceed Excluded Contributions made within the six months preceding any such prepayment, redemption, purchase, defeasance or other payment to the extent such amount is Not Otherwise Applied;
     (iv) in addition to the foregoing and so long as (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (B) the Net Senior Secured Leverage Ratio on a Pro Forma Basis is less than or equal to the ratio set forth in Section 6.12 (whether or not such covenant is then in effect) for the most recently ended Test Period, prepayments, redemptions, purchases, defeasances and other payments in respect of the Senior Notes and any Junior Financing, in an aggregate amount, together with the aggregate amount of loans and advances made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by Section 6.08(a)(vii) not to exceed the Available Amount to the extent such amount is Not Otherwise Applied; and
     (v) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent.
          SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with Holdings, the Borrower, any Intermediate Parent or any Restricted Subsidiary, (ii) on terms substantially as favorable to Holdings, the Borrower, such Intermediate Parent or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) the payment of management and monitoring fees to the Investors (or management companies of the Investors) in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Investor Management Agreement as in effect on the date hereof and related indemnities and reasonable expenses, (v) issuances of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between Holdings, the Borrower, any Intermediate Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (vii) payments by Holdings (and any direct or indirect parent thereof), any Intermediate Parent Company, the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, any Intermediate Parent Company, the Borrower, and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.08 and Investments permitted by Section 6.04, (xi) customary payments by Holdings, any Intermediate Parent, the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of Holdings in good faith and (xii) any transaction with a value of less than $5,000,000.
          SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Intermediate Parent, the Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii)(x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, or are assumed in connection with the acquisition of assets from any Person, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of the acquisition of assets from such Person and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (provided that no Indebtedness constituting any Junior Financing may contain any limitations on the Loan Parties’ ability to secure the Secured Obligations), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) with respect to clause (a) above only, are customary restrictions contained in any agreement (including any Government Contract) entered into in the ordinary course of business, (x) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (xi) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (xii) are customary provisions restricting assignment of any license, lease or other agreement, (xiii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits), (xiv) are customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligation, (xv) solely with respect to clause (b) of this Section 6.10, restrictions contained in any agreement relating to (A) the Senior Notes, Permitted Senior Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt and, in each case, any Permitted Refinancing in respect thereof and (xv) solely with respect to clause (b) of this Section 6.10, restrictions contained in agreements relating to Indebtedness permitted pursuant to Section 6.01 to the extent not materially more restrictive taken as a whole (as reasonably determined by the Borrower) to the Borrower and its Restricted Subsidiaries than the terms and provisions of the Loan Documents or the Senior Notes.
          SECTION 6.11. Amendment of Senior Notes or Junior Financing; Organizational Documents.
          (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, amend, modify, waive, terminate or release the documentation governing the Senior Notes or any other Junior Financing, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.
          (b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, amend, modify, waive or terminate any of their Organizational Documents, in each case if the effect of such amendment, modification, waiver or termination is materially adverse to the Lenders.
          SECTION 6.12. Net Senior Secured Leverage Ratio. So long as any Revolving Loans, any Swingline Loans or any Letters of Credit (not including Letters of Credit which have been cash collateralized by the Borrower to at least 105% of their maximum stated amount) remain outstanding as of the last day of the applicable Test Period Holdings will not permit the Net Senior Secured Leverage Ratio as of the last day of such Test Period ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

	First	Second	Third	Fourth
Fiscal Year	Quarter	Quarter	Quarter	Quarter
2012	6.25x	6.25x	6.25x	6.00x
2013	6.00x	6.00x	5.75x	5.50x
2014	5.25x	5.25x	5.00x	5.00x
2015	4.75x	4.75x	4.50x	4.50x
2016	4.50x	4.50x	4.50x	4.50x
          SECTION 6.13. Equity Interests.

          (a) Holdings and the Borrower will not permit any Wholly Owned Restricted Subsidiary or any Intermediate Parent to become a non-Wholly Owned Subsidiary and be released from its Guarantee, except (x) as a result of a Disposition of Equity Interests of such Subsidiary to a Person other than Holdings, any Intermediate Parent, the Borrower or any other Restricted Subsidiary that is permitted by the other terms of this Agreement or an Investment in any Person permitted under Section 6.04; provided that (i) no Default has occurred or is continuing on the date of such request or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Restricted Subsidiary shall thereafter be treated as a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Restricted Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of either Section 6.04(c), (m) or (t), as designated by Holdings to the Administrative Agent prior to such release, (iv) such Investment is permitted under such designated section, (v) after giving effect to such transaction on a Pro Forma Basis, not more than 15% of Consolidated EBITDA for the most recently ended Test Period shall be attributable to such Restricted Subsidiary together with all other Restricted Subsidiaries (or any successors thereto) that were released from being Loan Parties pursuant to the provisions of this Section 6.13 and (vi) Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement or (y) so long as such Restricted Subsidiary continues to be a Subsidiary Loan Party, in which case the release provisions of Section 9.15 will not apply.
          (b) Holdings may notify the Administrative Agent that it wishes to obtain the release of the Guarantee of, and grants of Liens by, any Subsidiary Loan Party under the Guarantee and the Security Documents (any Subsidiary in respect of which such a release is given, a “Released Subsidiary”), and the Administrative Agent will, and is hereby authorized to, promptly release such Guarantee and grants of Liens of such Subsidiary Loan Party pursuant to a written notification thereof given to Holdings; provided that (i) no Default has occurred or is continuing on the date of such request or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Restricted Subsidiary shall thereafter be treated as a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Released Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of either Section 6.04(c), (m) or (t), as designated by Holdings to the Administrative Agent prior to such release, (iv) such Investment is permitted under such designated section, (v) after giving effect to such transaction on a Pro Forma Basis, not more than 15% of Consolidated EBITDA for the most recently ended Test Period shall be attributable to such Restricted Subsidiary together with all other Restricted Subsidiaries (or any successors thereto) that were released from being Loan Parties pursuant to the provisions of Section 6.13 and (vi) Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
ARTICLE VII
Events of Default
          SECTION 7.01. Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

     (a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made
     (d) Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Article VI; provided that any Event of Default under Section 6.12 (a “Financial Covenant Default”) is subject to cure as provided in Section 7.02; provided further that any Event of Default under Section 6.12 shall not constitute an Event of Default with respect to the Term Loans (unless (a) the Revolving Loans have been accelerated or the Revolving Commitments have been terminated by the Revolving Lenders or (b) such Event of Default results in an Event of Default pursuant to paragraph (g) of this Section);
     (e) Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section and other than a covenant, condition or agreement contained in a Security Document), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;
     (f) Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (it being understood that it shall be an Event of Default with respect to the Term Loans and Term Lenders under this paragraph (g) notwithstanding the fact that such Material Indebtedness became due or was enabled or permitted to become due, prepaid, repurchased, redeemed or defeased due to an Event of Default under Section 6.12), provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) and (ii) termination events or similar events occurring under any Swap Agreement that constitutes

Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed; undischarged, unstayed or unbonded for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) Holdings, the Borrower or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
     (j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Borrower and any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively vacated, discharged, stayed or bonded pending appeal, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;
     (k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;
     (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other Disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

     (m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;
     (n) any material portion of the Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);
     (o) Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any material covenant, condition or agreement contained in any Security Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or
     (p) a Change in Control shall occur;
then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders (or, if a Financial Covenant Default occurs and is continuing, at the request of, or with the consent of, the Required Revolving Lenders only), and in such case only with respect to the Revolving Loans, Revolving Commitments, the Swingline Loans, Swingline Commitments, and any Letters of Credit and LC Disbursements (unless subject to the second proviso of Section 7.01(d)) shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
          SECTION 7.02. Right to Cure.
          (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and the Restricted Subsidiaries fail to comply with the requirements of Section 6.12 as of the last day of any fiscal quarter of the Borrower, at any time after the beginning of such fiscal quarter until the expiration of the 10th day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, Holdings shall have the right to issue common equity for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests on terms and conditions reasonably acceptable to the Administrative Agent (which Holdings shall contribute through its Subsidiaries of which the Borrower is a Subsidiary to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance that are Not Otherwise Applied (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right Section 6.12 shall be recalculated giving effect to the following pro forma adjustment:
     (i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Net Senior Secured Leverage Ratio for purposes of Section 6.12 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
     (ii) if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of Section 6.12, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of Section 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.12 that had occurred shall be deemed cured for the purposes of this Agreement;
provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the equity for cash or the receipt of the cash contributions by Holdings.
          (b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.12 and any amounts in excess thereof shall not be deemed to be a Cure Amount and (iv) upon receipt by the Administrative Agent of written notice, prior to the expiration of the tenth Business Day subsequent to the due date for delivery of the relevant financial statements pursuant to Section 5.01(a) or (b) (the “Anticipated Cure Deadline”) that Holdings intends to exercise the Cure Right, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the covenants set forth in Section 6.12 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under Article VI of this Agreement
ARTICLE VIII
Administrative Agent
          SECTION 8.01. Appointment and Authority.
          (a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints Citi to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative

Agent, the Lenders and the Issuing Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
          (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
          SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          SECTION 8.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
     (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct; provided that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank;
     (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and
     (f) shall not be required to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.
          SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          SECTION 8.06. Resignation of Administrative Agent. The Administrative Agent may resign at any time upon 10 days’ notice to the Lenders, the Issuing Bank and the Borrower, subject to the appointment of a successor. If the Administrative Agent becomes a Defaulting Lender or an Affiliate thereof and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower or the Required Lenders upon 10 days’ notice to the Administrative Agent, subject to the appointment of a successor. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $1.0 billion) (provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in the United States, or any Affiliate of any such Approved Bank; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          SECTION 8.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
     (a) the financial condition, status and capitalization of the Borrower and each other Loan Party;

     (b) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;
     (c) determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and
     (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          SECTION 8.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither any Joint Bookrunner nor any person named on the cover page hereof as a Joint Lead Arranger, a Syndication Agent or a Documentation Agent shall have any powers, duties, responsibilities or liabilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder but all such parties shall be entitled to the benefits of this Article VIII.
          SECTION 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit outstandings and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding.
          SECTION 8.10. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
          To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective, or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 2.17 and without limiting any obligation of the Borrower to do so pursuant to such Sections) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such

Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article VIII. The agreements in this Article VIII shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, the term “Lender” in this Article VIII shall include any Issuing Bank and Swingline Lender.
ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:
     (i) if to Holdings, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and
     (ii) if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
          Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Joint Bookrunners or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
          (e) Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.
          SECTION 9.02. Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.
          (b) Except as provided in Section 2.20 with respect to any Incremental Revolving Facility Amendment, Section 2.21 with respect to any Refinancing Amendment or Section 2.22 with respect to any Extension, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (x) below, which shall only require the consent of Required Revolving Lenders), provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Net Senior Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees and no Term Lender shall have a consent right with respect thereto so long as such change affects only a reduction in the principal amount of any Loan or LC Disbursement or reduces the rate of interest thereon and no other Section of this Agreement requiring compliance with the Net Senior Secured Leverage Ratio levels set forth therein), (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby; provided that, with respect to postponing the final maturity of any Loan, each Term Lender of the applicable Class shall be offered the opportunity to extend the maturity date with respect to such Term Lender’s Term Loans and each Revolving Lender of the applicable Class shall be offered the opportunity to extend the maturity date with respect to such Revolving Lender’s Revolving Loans, as applicable, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, (vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Security Documents), (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender), or (x) (i) amend or otherwise modify Section 6.12 hereof (or any defined term used therein) or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 6.12, without the written consent of the Required Revolving Lenders; provided that the amendments, modifications, waivers and consents described in this clause (x) shall not require the consent of any Lenders other than the Required Revolving Lenders (it being understood that any amendment or modification with respect to Section 6.12 shall affect compliance with Section 6.12 but shall not constitute an amendment with respect to any other provision of this Agreement that requires compliance with Section 6.12 or with the Net Senior Secured Leverage Ratio levels set forth in Section 6.12 (whether or not such covenant is then in effect) without the consent of the Required Lenders); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.
          (c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Principal Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to

Section 2.11(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).
          (d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders, the Required Revolving Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
          (e) In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each Principal Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations under this Agreement to such Eligible Assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Principal Issuing Bank, the Administrative Agent and such Eligible Assignee shall have received the prior written consent of the Borrower to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld and (iv) the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).
          (f) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver.
          (a) The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, in each case for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party.
          (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, the Documentation Agent, the Syndication Agent, the Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence, Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned, leased or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of a material obligation under the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary other than against any of the Administrative Agent or any Joint Bookrunner in their capacities as such. Notwithstanding the foregoing, this Section 9.03 shall not apply to Tax matters, except that, to the extent the Borrower shall be required to indemnify under this Section 9.03(b) in respect of any non-Tax matters, such indemnification shall be made on a net after-Tax basis.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).
          (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of a material obligation under the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.
          SECTION 9.04. Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender

(and any attempted assignment or transfer by the Borrower without such consent shall be null and void) (it being understood that this provision shall not be applicable to any transaction described in Section 6.03(a)), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) by a Lender to any Lender or an Affiliate of any Lender, (y) by a Lender to an Approved Fund or (z) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; and provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or to an Affiliated Lender and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to such assignment within five (5) Business Days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment.
          (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; provided further that assignments made pursuant to

Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section. Notwithstanding the foregoing, no assignee, which as of the date of any assignment to it pursuant to this Section 9.04 would be entitled to any payments under Sections 2.15 or 2.17 in an amount greater than the assigning Lender would have been entitled to as of such date with respect to the rights assigned, shall be entitled to such greater payments.
          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
          (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other Persons other than a natural person or a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations of such Sections, including Section 2.17(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
          (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service (“IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          (iii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
          (d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
          (f) Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Sponsors or any of their respective Affiliates (it being understood that this clause (f) shall not be applicable to assignments to Holdings, the Borrower, any of their respective Subsidiaries or any Affiliated Debt Fund) subject to the following limitations:
     (i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receives notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
     (ii) for purposes of any amendment, waiver or modification of any Loan Document or, subject to Section 9.02(f), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;
     (iii) Affiliated Lenders may not purchase Revolving Loans by assignment pursuant to this Section 9.04;
     (iv) the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 25% of the original principal amount of all Term Loans on the Effective Date plus the original principal amount of all term loans made pursuant to a Term Commitment Increase; and
     (v) any Affiliated Lender who is assigned any rights or obligations under this Agreement shall, prior to such assignment, notify the Administrative Agent that it is an Affiliated Lender.
          (g) Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, collateral agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Commitments and Revolving Exposure held by Affiliated Debt Funds may not account for more than 50% of the Term Loans, Revolving Commitments and Revolving Exposure of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.02.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally:
     (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;
     (ii) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (iii) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that
     (A) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;
     (B) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 9.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;
     (C) the Administrative Agent and the Lenders may bring any legal action or proceeding against any Loan Party in any jurisdiction in connection with the exercise of any rights under any Security Documents; provided that any Loan Party shall be entitled to assert any claim or defense (including any claim or defense that this Section

9.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and
     (D) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;
     (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Section 9.01 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and
     (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (iii)) shall limit the right to sue in any other jurisdiction.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Confidentiality.
          (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees, agents, members or partners, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided that solely to the extent permitted by applicable law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings, (iii) to

any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar (or at least as restrictive) to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective direct or indirect contractual counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed to maintain the confidentiality of such Information or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes hereof, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 9.12 shall survive with respect to the Administrative Agent and each Lender until the second anniversary of the Administrative Agent or Lender ceasing to be the Administrative Agent or a Lender, respectively.
          (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          SECTION 9.13. USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.
          SECTION 9.14. Judgment Currency.
          (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
          (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
          SECTION 9.15. Release of Liens and Guarantees.
          (a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary, (2) upon the request of the Borrower in connection with a transaction permitted under Section 6.13(a), as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary or (3) upon the request of the Borrower, if permitted pursuant to Section 6.13(b); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations and Secured Swap Obligations and Secured Cash Management Obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
          (b) The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).
          (c) Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.15. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.15.
          SECTION 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners is and has been acting solely as a principal and has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by applicable law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and the Joint Bookrunners with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
          SECTION 9.17. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.
          SECTION 9.18. Effectiveness of the Merger. The Company shall have no rights or obligations hereunder until the consummation of the Acquisition and its merger with and into Sterling Merger Inc. and any representations and warranties of the Company hereunder shall not become effective until such time. Upon consummation of the Acquisition, the Company shall succeed to all the rights and obligations of Sterling Merger Inc. under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of the Company shall become effective as of the date hereof, without any further action by any Person.
          SECTION 9.19. Additional Secured Indebtedness.
          (a) In connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is secured by the Collateral on a pari passu basis or junior basis with the Loan Document Obligations, at the request of Borrower, the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) agrees to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Senior Priority Lien Intercreditor Agreement or Junior Priority Lien Intercreditor Agreement, as applicable, and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably determined by the Borrower, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), to be necessary or reasonably desirable for any Lien on the Collateral in respect of such Indebtedness to become a valid, perfected lien (with such priority as may be designated by the Borrower, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified. In connection with any such amendment, restatement, waiver, supplement or other modification, the Loan Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request. The Lenders hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Loan Document shall be effective notwithstanding the provisions of Section 9.02.
          (b) The Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) is authorized to enter into any Other Intercreditor Agreement in connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations, and if any such intercreditor agreement is posted to the Lenders five Business Days before being executed and the Required Lenders shall not have objected to such Other Intercreditor Agreement, the Required Lenders shall be deemed to have consented to such Other Intercreditor Agreement and the Administrative Agent’s execution thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STERLING PARENT INC.

By:	/s/ Christopher C. Ragona

	Name:	Christopher C. Ragona
	Title:	Vice President, Secretary and Treasurer

STERLING MERGER INC.

By:	/s/ Christopher C. Ragona

	Name:	Christopher C. Ragona
	Title:	Vice President, Secretary and Treasurer

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of Sterling Merger Inc. with and into SRA International, Inc., with SRA International, Inc. continuing as the surviving corporation, it will succeed by operation of law to all of the rights and obligations of Sterling Merger Inc. set forth herein and in all other Loan Documents and that all references herein and therein to the “Borrower” shall thereupon be deemed to be references to the undersigned.

SRA INTERNATIONAL, INC.

By:	/s/ Richard J. Nadeau

	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

CITIBANK, N.A., as Administrative Agent

By:	/s/ Timothy Dilworth

	Name:	Timothy Dilworth
	Title:	Vice President

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Timothy Dilworth

	Name:	Timothy Dilworth
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Laura Warner

	Name:	Laura Warner
	Title:	Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Meredith Mackey

	Name:	Meredith Mackey
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu

	Name:	Robert Hetu
	Title:	Managing Director

By:	/s/ Rahul Parmar

	Name:	Rahul Parmar
	Title:	Associate

Schedules to the Credit Agreement

SCHEDULE 1.03(a)
Excluded Assets
Carbon Fiber Patents
(1)	U.S. Patent No. 7,649,078, issued 1/19/2010

(2)	U.S. Patent No. 7,534,854, issued 5/19/2009

(3)	U.S. Patent No. 7,786,253, issued 8/31/2010

(4)	U.S. Patent Application Serial No. 11/159,006, filed 6/22/2005

2

SCHEDULE 1.03(b)
Excluded Subsidiaries
None.

3

SCHEDULE 2.01
Commitments

	Revolving	Term
Lender	Commitment	Commitment
Citicorp North America, Inc. 390 Greenwich Street, New York, NY 10013	$38,250,000	$875,000,000

Bank of America N.A. One Bryant Park, New York, NY 10036	$38,250,000	—

Goldman Sachs Lending Partners LLC 200 West Street, New York, NY 10282	$13,500,000	—

Credit Suisse AG Eleven Madison Avenue, New York, NY 10010	$10,000,000	—

Total:	$100,000,000	$875,000,000

4

     SCHEDULE 3.12
Subsidiaries

Ownership Interest
	Subsidiary Name	Jurisdiction	(100% unless otherwise specified)
1.	SRA International, Inc.	Delaware	Sterling Parent Inc.

2.	Systems Research and Applications Corporation	Virginia	SRA International, Inc.

3.	Platinum Solutions, Inc.	Virginia	Systems Research and Applications Corporation

4.	Perrin Quarles Associates, Inc.	Virginia	Systems Research and Applications Corporation

5.	Raba Technologies, LLC	Maryland	Systems Research and Applications Corporation

6.	CMA Government Solutions, Inc.	Delaware	Systems Research and Applications Corporation

7.	SENTECH Holdings, Inc.	Delaware	CMA Government Solutions, Inc.

8.	SENTECH, INC.	Maryland	Sentech Holdings, Inc.

9.	Era Systems, LLC	Delaware	Systems Research and Applications Corporation

10.	Rannoch CZ s.r.o.	Czech Republic	Era Systems, LLC

11.	ERA a.s.	Czech Republic	Rannoch CZ s.r.o.

12.	Interface and Control Systems, Inc.	Florida	Systems Research and Applications Corporation

13.	Touchstone Consulting Group, Inc.	Virginia	Systems Research and Applications Corporation

14.	Constella Group, LLC	North Carolina	Systems Research and Applications Corporation

15.	SRA Global Clinical Development LLC	North Carolina	Constella Group, LLC

16.	SRA Global Clinical Development Holdings Limited	United Kingdom	SRA Global Clinical Development LLC

17.	SRA Global Clinical Development Limited	United Kingdom	SRA Global Clinical Development Holdings Limited

5

Ownership Interest
	Subsidiary Name	Jurisdiction	(100% unless otherwise specified)
18.	SRA Global Clinical Development S.A R.L.	France	SRA Global Clinical Development Holdings Limited

19.	SRA Global Clinical Development GmbH	Germany	SRA Global Clinical Development Holdings Limited

6

SCHEDULE 3.22
Subject Government Contracts

					Cumulative
				Backlog	Backlog
Name	End Customer	Start Date	End Date	(as of 3/31/2011)	(as of 3/31/2011)
MIDAS (ATM SI)	USDA	05/19/10	5/18/17	$485,858,778	10.8%

STORK	SAR	07/27/10	7/26/15	$352,386,520	18.6%

FDIC ISC2	FDIC	09/03/09	8/31/14	$267,827,387	24.5%

CITS (EUCOM)	DOD JCSEUCOM	02/01/09	1/31/14	$171,622,173	28.3%

ITS-BISS	EPA	04/15/05	7/31/11	$94,291,891	30.4%

DoD CDMRP-R	USA MEDCOM MRMC CDMRP	08/01/10	7/31/15	$89,358,004	32.4%

FAA ESC — Fmlob COE	FAA ESC and other agencies (currently only GAO and SEC active Dos)	06/15/05	6/30/12	$81,751,816	34.2%

GAO PHOENIX	GAO	02/24/09	2/24/14	$71,497,449	35.8%

ACF FPLS-R (EFPLS recompete)	HHS	08/09/10	8/8/15	$68,907,287	37.3%

MARCS	FDA	11/25/09	11/24/14	$66,452,667	38.8%

JTRS NED	USN SPAWARJPEO JTRSNED	03/20/08	3/19/13	$54,515,515	40.0%

AUGUSTA	USG	05/18/09	5/17/14	$54,349,887	41.2%

Recompete of Airport Tech	FAA	06/11/10	6/10/15	$52,505,170	42.4%

COURTS HELPDESK	AOUSC	08/03/10	8/3/15	$48,637,095	43.5%

SBA LMAS	SBA	09/24/08	9/23/18	$48,252,787	44.5%

ITECH HP-DEV	USG	06/01/06	03/31/16	$46,122,000	45.5%

TECH, REG, & TRAIN SUPPRT	EPA	05/28/05	5/4/13	$46,025,353	46.6%

CSMC — FP	FAA	09/22/08	09/21/13	$40,709,120	47.5%

NCSD	DHS NCSD	10/01/09	9/30/14	$36,414,130	48.3%

TSA SOC	DHS TSA	03/01/09	4/12/14	$32,314,180	49.0%

AOUSC IT SEC BPA	AOUSC	09/29/10	8/16/15	$31,505,242	49.7%

PPSITS — Courts JMAS III	AOUSC	03/18/10	3/17/15	$31,352,907	50.4%

SEAPORT-E_PMW 160	USN SPAWAR	10/01/07	9/30/12	$31,198,529	51.1%

FBI-STAO	DOJ FBICCRSB	07/25/05	7/31/11	$29,967,751	51.7%

PFPA LSSN	DOD PFPA	11/01/08	10/31/13	$29,850,338	52.4%

7

					Cumulative
				Backlog	Backlog
Name	End Customer	Start Date	End Date	(as of 3/31/2011)	(as of 3/31/2011)
CAMD09	EPA	04/15/09	4/14/14	$28,799,180	53.0%

CBBS	NIH/Division of Computational Biosciences, Center for Information Technology	07/22/09	7/22/14	$28,684,982	53.7%

SASI TO #1	DOS	01/03/08	1/2/12	$28,478,360	54.3%

JSIN SS	DOD JCS J-6	05/08/09	12/22/11	$26,744,074	54.9%

BCOE	MD BALT COE	07/27/10	7/26/15	$25,823,675	55.5%

ESTAR	EPA	01/01/09	12/31/11	$24,505,209	56.0%

NIH HPCIO	NIH/Center for Information Technology	06/09/08	6/8/14	$24,386,866	56.6%

BATS 2	EPA	01/01/07	12/31/11	$24,207,622	57.1%

NIH/NLM	NIH/Center for Information Technology	06/16/09	5/17/14	$23,899,325	57.6%

CNCS	CNCS	08/14/09	8/14/14	$23,004,761	58.1%

CITF ANALYSIS & SUPPORT	USA CITF	04/04/08	4/3/13	$20,687,702	58.6%

DMDC IV	USD(P&R)DMDC	02/15/08	2/14/13	$20,327,335	59.1%

NIH DECA/CAB 2	NIH/Devision of Enterprise and Custom Applications/Center for Information Technology	07/01/07	6/30/12	$19,739,312	59.5%

COAST GUARD — DO # 500	USCG	04/01/09	3/31/14	$18,093,295	59.9%

DOJ WPR 98 - SMD/ESS IMPL	DOJ	10/01/07	9/30/11	$18,041,779	60.3%

ARNG /EOSS	USA NGB	10/01/06	9/30/11	$17,460,069	60.7%

AFOA S&TI BASE PERIOD	USAF	09/01/07	8/31/12	$17,417,111	61.1%
TCGA DCC PORTAL-R	NIH/National Cancer Institute/Center for Bioinformatics and Information Technology	09/20/10	3/20/16	$16,347,872	61.4%

CEAU ENG SUPPORT	DOJ FBI	09/29/08	9/28/13	$16,080,830	61.8%

NGA NDPE	NGA BRAC	04/09/08	3/31/12	$14,778,572	62.1%

TAV-AIT	DOD USNNAVFAC	09/12/07	9/30/12	$14,725,092	62.4%
MSC AFLOAT	DOD MSC	02/14/06	2/13/12	$14,671,658	62.8%

NIEHS NTP STAT-R	NIEHS	09/24/10	9/24/15	$14,509,886	63.1%

8

					Cumulative
				Backlog	Backlog
Name	End Customer	Start Date	End Date	(as of 3/31/2011)	(as of 3/31/2011)
DSAT TECH SVCS (Select Agent)	CDC PGO	09/19/08	9/18/13	$13,991,155	63.4%

ESS	USTC	02/20/08	9/30/13	$13,651,667	63.7%

ADP SUPPORT SERVICES (WPR	DOJ	01/24/05	9/30/11	$13,549,857	64.0%

USDA ALERT	USDA	07/28/09	7/31/19	$13,249,770	64.3%

CAMD07	EPA	07/20/09	7/19/12	$13,140,340	64.6%

GSA GAO IMPD	GAO	07/27/07	7/26/12	$12,843,274	64.9%

USAID GLAAS FS-AID	USAID	08/16/10	8/16/11	$11,952,173	65.1%

9

SCHEDULE 5.14
Certain Post-Closing Obligations
1.	Delivery of an endorsement to the umbrella insurance policy previously identified to the Administrative Agent within 30 days following the Effective Date (or such longer period as the Administrative Agent may agree).

10

SCHEDULE 6.01
Existing Indebtedness
Financial Support Letter
Financial support letter dated March 23, 2011, issued by SRA International, Inc. and delivered to Moore Stephens Bath Limited, a limited liability company incorporated in England and Wales, in connection with the audit of SRA Global Clinical Development Limited.

11

SCHEDULE 6.02
Existing Liens
     UCCs:

					Collateral
Debtor	Jurisdiction	Secured Party	Filing Number	Date(s)	Description
SRA International, Inc.	DE	Canon Financial Services, Inc.	62516169	7/20/2006	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	63471646	10/06/2006	equipment

SRA International, Inc.	DE	EMC Corporation	64275111	12/07/2006	Symmetrix equipment

SRA International, Inc.	DE	EMC Corporation; Key Federal Finance, a Division of Key Corporate Capital, Inc.	64283164 (amendment of 64275111)	12/08/2006	Symmetrix equipment

SRA International, Inc.	DE	EMC Corporation; Key Government Finance, Inc.	64565370 (amendment of 64275111) (substituted debtor from 64283164)	12/28/2006	Symmetrix equipment

SRA International, Inc.	DE	Key Federal Finance, a Division of Key Corporate Capital, Inc.	64275491	12/07/2006	Symmetrix equipment

SRA International, Inc.	DE	Key Government Finance, Inc.	64565339 (amendment of 64275491)	12/28/2006	Symmetrix equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20071988418	5/25/2007	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20072845831	7/27/2007	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20073441267	9/11/2007	equipment

12

					Collateral
Debtor	Jurisdiction	Secured Party	Filing Number	Date(s)	Description
SRA International, Inc.	DE	Verizon Credit Inc.	20074181078	11/02/2007	data equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20074443031	11/21/2007	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20080764124	3/03/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20081295102 (amendment of 20080764124)	4/14/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20080990638	3/20/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20081345923	4/17/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20082641734	8/01/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20082962767	9/02/2008	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20090015500	1/05/2009	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20090656659	3/02/2009	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20091718623	6/01/2009	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20093263933	10/09/2009	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20094105364	12/22/2009	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20100202139	1/20/2010	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20103522806	10/08/2010	equipment

13

					Collateral
Debtor	Jurisdiction	Secured Party	Filing Number	Date(s)	Description
SRA International, Inc.	DE	Canon Financial Services, Inc.	20103577206	10/13/2010	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20104023978	11/16/2010	equipment

SRA International, Inc.	DE	Canon Financial Services, Inc.	20111156192	3/29/2011	equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services, L.P.	0702127014-9	2/12/2007	computer equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services, L.P.	0703307225-6	3/30/2007	computer equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services, L.P.	0706057029-3	6/05/2007	computer equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services, L.P.	0708107238-1	8/10/2007	computer equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services, L.P.	0801227148-3	1/22/2008	computer equipment

Perrin Quarles Associates, Inc.	VA	The Equipment Leasing Company	0808287025-9	8/28/2008	cubicles

Perrin Quarles Associates, Inc.	VA	Dell Financial Services L.L.C.	0810067022-2	10/6/2008	computer equipment

Perrin Quarles Associates, Inc.	VA	Dell Financial Services L.L.C.	0901237073-8	1/23/2009	computer equipment

Perrin Quarles Associates, Inc.	VA	First Citizens Bank & Trust Company	0904137352-5	4/13/2009	workstations

Raba Technologies, LLC	MD	Dell Financial Services L.L.C.	0181162668	8/15/2003, 6/26/2008 (continuation), 10/23/2008 (amendment)	computer equipment

Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181248000	11/01/2005, 10/08/2010 (continuation)	office & computer equipment

14

					Collateral
Debtor	Jurisdiction	Secured Party	Filing Number	Date(s)	Description
Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181266408	4/28/2006, 2/09/2011 (continuation)	office & computer equipment

Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181278481	08/15/2006	computer equipment

Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181298049	2/26/2007	computer equipment

Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181315453	8/07/2007	computer equipment

Raba Technologies, LLC	MD	Winthrop Resources Corporation	0181402917	8/26/2010	computer equipment

Constella Group, LLC	NC	Cannon Financial Services, Inc.	20080081283C	9/08/2008	equipment

Systems Research and Applications Corporation	VA	IBM Credit LLC	0609227271-6	9/22/2006	computer equipment & software

Systems Research and Applications Corporation	VA	IBM Credit LLC	0709137096-7	9/13/2007	computer equipment & software

Systems Research and Applications Corporation	VA	Butler Capital Corporation	0807257076-8	7/25/2008	equipment

Systems Research and Applications Corporation	VA	IBM Credit LLC	1001067199-1	1/06/2010	computer equipment & software

Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	0504047312-4	4/04/2005	computer equipment

Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	1003167190-8 (continuation of 0504047312-4)	3/16/2010	computer equipment

15

Collateral
Debtor	Jurisdiction	Secured Party	Filing Number	Date(s)	Description
Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	1011163911-1 (amendment of 0504047312-4)	11/16/2010	computer equipment

Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	0505207079-4	5/20/2005	computer equipment

Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	1004217139-3 (continuation of 0505207079-4)	4/21/2010	computer equipment

Platinum Solutions, Inc.	VA	Dell Financial Services, L.L.C.	1011163910-9 (amendment of 0505207079-4)	11/16/2010	computer equipment

16

SCHEDULE 6.04(e)
Existing Investments
(1)	Warrant to purchase 1,735,200 Class A membership units of Raba Technologies, LLC, at an exercise price of $0.01 per unit, pursuant to an Equity Purchase Agreement dated as of October 4, 2006, between Systems Research and Applications Corporation, as purchaser, and Spring Capital Partners, L.P., a Delaware limited partnership, as seller.

(2)	Up to $100,000 capital contribution to NJTC Venture Fund, L.P., a New Jersey limited partnership, pursuant to a limited partnership interest purchase agreement dated as of December 6, 2001, between SRA International, Inc., as successor in interest to Galaxy Scientific Corporation, and NJTC Venture Fund, L.P. As of October 15, 2010, SRA had paid 88 percent of its $100,000 commitment.

(3)	Financial support letter dated March 23, 2011, issued by SRA International, Inc. and delivered to Moore Stephens Bath Limited, a limited liability company incorporated in England and Wales, in connection with the audit of SRA Global Clinical Development Limited.

(4)	Term loan in the amount of $43,873,820 due January 31, 2014, pursuant to an Intercompany Loan Agreement between Systems Research and Applications Corporation, as lender, and Era Systems, LLC, as borrower.

17

SCHEDULE 6.09
Existing Affiliate Transactions
None.

18

SCHEDULE 6.10
Restrictive Agreements
None.

19

SCHEDULE 9.01
Notices
1. Sterling Parent Inc.
c/o Providence Equity L.L.C.
9 West 57th Street, Suite 4700
New York, NY 10019
USA
Attn: Christopher C. Ragona
Telephone: (212) 588-6700
Facsimile: (212) 588-6701
E-mail: c.ragona@provequity.com
2. Sterling Merger Inc.
c/o Providence Equity L.L.C.
9 West 57th Street, Suite 4700
New York, NY 10019
USA
Attn: Christopher C. Ragona
Telephone: (212) 588-6700
Facsimile: (212) 588-6701
E-mail: c.ragona@provequity.com
3. SRA International, Inc.
4300 Fair Lakes Court
Fairfax, VA 22033
USA
Attention: General Counsel
Telephone: (703) 633-2567
Facsimile: (703) 227-7050
E-mail: mark_schultz@sra.com

20

4. Citibank, N.A. as Administrative Agent
    Citicorp North America, Inc. as Swingline Lender and Issuing Bank
1615 Brett Road
OPS III
New Castle, DE 19720
Attention: Myles Khoury
Telephone: 302-323-3611
Facsimile: 212-994-0961
Email: Melik.khour@citi.com
Email address for all faxes: glagentoficeops@citigroup.com
All disclosure details to: oploanswebadmin@citi.com

21

EXHIBIT A
Form of Assignment and Assumption
          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex A attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[Assignor Name]

2.	Assignee:	[Assignee Name]
[and is an Affiliate/Approved Fund/Affiliated Debt Fund of
[Lender Name]]

Assignees are Affiliated Lenders: _______

3.	Borrower:	SRA International, Inc.

4.	Administrative Agent:	CITIBANK, N.A. as the Administrative Agent under the Credit Agreement

5.	Credit Agreement	The Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a

Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank.

6.	Assigned Interest:		Aggregate amount of	Amount of
			Commitment/Loans for	Commitment/Loans
		Facility Assigned	all Lenders	Assigned
		$ [1]	$	$
			$	$
			$	$

7.	Effective Date:[2]	, 20

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term Commitment,” “Revolving Loan,” “Term Loan,” etc.).

[2]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.

          The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE: [NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and][3] Accepted: Citibank, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:][4]
By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of any of the Borrower, the Swingline Lender or any Issuing Bank is required by the terms of the Credit Agreement.

ANNEX A
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including pursuant to Section 2.17(e)),, duly completed and executed by the Assignee and (vii) if it is an Affiliated Lender, it has indicated its status as such in the space provided on the first page of this Assignment and Assumption;; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
Form of Guarantee Agreement
[attached hereto]

EXECUTION COPY

MASTER GUARANTEE AGREEMENT
dated as of
July 20, 2011,
among
STERLING PARENT INC.,
SRA INTERNATIONAL, INC.,
THE SUBSIDIARY GUARANTORS
IDENTIFIED HEREIN
and
CITIBANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	THE GUARANTEES

SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	3
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	5
SECTION 2.05.	Agreement to Pay; Subrogation	5
SECTION 2.06.	Information	5
SECTION 2.07.	Payments Free of Taxes	5

	ARTICLE III

	INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01.	Indemnity and Subrogation	6
SECTION 3.02.	Contribution and Subrogation	6
SECTION 3.03.	Subordination	6

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

	ARTICLE V

	MISCELLANEOUS

SECTION 5.01.	Notices	7
SECTION 5.02.	Waivers; Amendment	7
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	8
SECTION 5.04.	Successors and Assigns	9
SECTION 5.05.	Survival of Agreement	9
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	9
SECTION 5.07.	Severability	9
SECTION 5.08.	Right of Set-Off	9

-i-

-ii-

          MASTER GUARANTEE AGREEMENT dated as of July 20, 2011 (this “Agreement”), among STERLING PARENT INC., a Delaware corporation (“Holdings”), SRA INTERNATIONAL, INC., a Delaware corporation (as successor by merger to Sterling Merger Inc.) (the “Borrower”), the SUBSIDIARY GUARANTORS identified herein and CITIBANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties.
          Reference is made to the Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Sterling Merger Inc. (the rights and obligations of which have been assumed by the Borrower), the Lenders party thereto and Citibank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings, each Intermediate Parent and the Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.
          (b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Agreement” has the meaning assigned to such term in the preamble to this Agreement.
          “Borrower” has the meaning assigned to such term in the preamble to this Agreement.
          “Claiming Party” has the meaning assigned to such term in Section 3.02.
          “Contributing Party” has the meaning assigned to such term in Section 3.02.
          “Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Guaranteed Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) (including participation in commercial (or purchasing) card programs) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that such other Person has provided notice to the Administrative Agent of such Guaranteed Cash Management Obligations, and provided further that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.
          “Guaranteed Obligations” means (a) the Loan Document Obligations, (b) the Guaranteed Cash Management Obligations and (c) the Guaranteed Swap Obligations.
          “Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Guaranteed Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Guaranteed Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.
          “Guaranteed Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.
          “Guarantors” means Holdings, any Intermediate Parent and the Subsidiary Guarantors.
          “Holdings” has the meaning assigned to such term in the preamble to this Agreement.
          “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
          “Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the

Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.
          “Supplement” means an instrument substantially in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
ARTICLE II
The Guarantees
          SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
          SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.
          SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:
     (i) the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

     (ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
     (iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;
     (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations;
     (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations);
     (vi) any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;
     (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;
     (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;
     (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;
     (x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;
     (xi) any action permitted or authorized hereunder (other than as set out in Section 5.12); or
     (xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations)).
          Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations). The Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash (excluding contingent obligations). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
          SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.
          SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
          SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
          SECTION 2.07. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III
Indemnity, Subrogation and Subordination
          SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any Guaranteed Obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligations owed to any Guaranteed Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.
          SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
          (b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to any Guarantor, or to it by any other Guarantor or any other Restricted Subsidiary shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations.

ARTICLE IV
Representations and Warranties
          Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects (after giving effect to such qualification).
ARTICLE V
Miscellaneous
          SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
          SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

          SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”
          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings, the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings, the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of a material obligation under the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary other than against any of the Administrative Agent or any Joint Bookrunner in their capacities as such or (z) relate to Tax Matters.
          (c) To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefore; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

          SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement).
          SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
          SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender or Issuing Bank shall notify the applicable Guarantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.
          SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally:
     (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;
     (ii) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (iii) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that
     (A) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;
     (B) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;
     (C) the Administrative Agent and the Lenders may bring any legal action or proceeding against any Guarantor in any jurisdiction in connection with the exercise of any rights under this Agreement and the other Security Documents; provided that any Guarantor shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and
     (D) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;
     (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, in the manner provided for notices in Section 5.01 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and
     (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (iii)) shall limit the right to sue in any other jurisdiction.
          (c) Each Intermediate Parent and each Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.
          SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.12. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement).
          (b) The guarantee of any Person that becomes a Successor Borrower in accordance with Section 6.03(a)(iv) of the Credit Agreement shall terminate and be released at the time such Person becomes a Successor Borrower.

          (c) The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.
          (d) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.12. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.
          SECTION 5.13. Additional Guarantors. Pursuant to the Credit Agreement, additional Intermediate Parents and Subsidiaries may be required to become Guarantors after the date hereof. Upon execution and delivery by the Administrative Agent and an Intermediate Parent or a Subsidiary, as applicable, of a Supplement, any such Intermediate Parent or Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Intermediate Parent and Subsidiary as a party to this Agreement.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Master Guarantee Agreement as of the day and year first above written.

STERLING PARENT INC.,
By
Name:
Title:

SRA INTERNATIONAL, INC.,
By
Name:
Title:

SYSTEMS RESEARCH AND APPLICATIONS CORPORATION
By
Name:
Title:

PLATINUM SOLUTIONS, INC.
By
Name:
Title:

PERRIN QUARLES ASSOCIATES, INC.
By
Name:
Title:

RABA TECHNOLOGIES, LLC
By
Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

CMA GOVERNMENT SOLUTIONS, INC.
By
Name:
Title:

SENTECH HOLDINGS, INC.
By
Name:
Title:

SENTECH, INC.
By
Name:
Title:

INTERFACE AND CONTROL SYSTEMS, INC.
By
Name:
Title:

TOUCHSTONE CONSULTING GROUP, INC.
By
Name:
Title:

CONSTELLA GROUP, LLC
By
Name:
Title:

CITIBANK, N.A., as Administrative Agent
By
Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

Schedule I to
the Master Guarantee Agreement
INITIAL SUBSIDIARY GUARANTORS
Systems Research and Applications Corporation
Platinum Solutions, Inc.
Perrin Quarles Associates, Inc.
Raba Technologies, LLC
CMA Government Solutions, Inc.
SENTECH Holdings, Inc.
SENTECH, INC.
Interface and Control Systems, Inc.
Touchstone Consulting Group, Inc.
Constella Group, LLC

Exhibit A
to the Master Guarantee Agreement
          SUPPLEMENT NO. __ dated as of [     ], 20[     ] to the Master Guarantee Agreement dated as of July 20, 2011, among STERLING PARENT INC. (“Holdings”), SRA INTERNATIONAL, INC. (the “Borrower”), the other subsidiaries of Holdings party thereto (Holdings and such subsidiaries of Holdings (other than the Borrower) being collectively referred to as the “Guarantors”) and CITIBANK, N.A., as Administrative Agent.
          A. Reference is made to the Credit Agreement dated as of July 20, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower (as successor by merger to Sterling Merger Inc.), the Lenders party thereto and Citibank, N.A., as Administrative Agent.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.
          C. The Guarantors and the Borrower have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Section 5.13 of the Guarantee Agreement provides that additional Intermediate Parents and Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Intermediate Parent or Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.
          Accordingly, the Administrative Agent and the New Guarantor agree as follows:
          SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Guarantor of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Guarantor’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Guarantor are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects (after giving effect to such qualification).

A-1

          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Guarantor when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.
          SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
          SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.
          SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Guarantor.”
          SECTION 9. The New Guarantor is a [company] duly [incorporated] under the law of [name of relevant jurisdiction].

A-2

          IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],
By
Name:
Title:

CITIBANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,
By
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT

EXHIBIT C
Form of Perfection Certificate
[attached hereto]

PERFECTION CERTIFICATE
          Reference is made to the Credit Agreement dated as of July 20, 2011 (the “Credit Agreement”), among STERLING MERGER INC., a Delaware corporation (to be merged with and into SRA INTERNATIONAL, INC., a Delaware corporation (the “Company”) on the date hereof with the Company as the survivor, (the “Borrower”), the lenders from time to time party thereto and Citibank, N.A., as Administrative Agent.. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.
          The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on the Effective Date on behalf of the Loan Parties as follows:
          SECTION 1. Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change and each other name used by each Loan Party on any filings with the Internal Revenue Service at any time in the past five years.
          (b) Except as set forth on Schedule 1, no Loan Party has, within the past five years consummated any merger or consolidation with any other Person or acquired all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) another Person or changed its form or jurisdiction of organization (provided that if such Loan Party has been acquired by any other Loan Party within the last five years, such representation shall be made to the best of the knowledge of such Loan Party).
          SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction and (iii) the address (including the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.
          SECTION 3. UCC Filings. Financing statements in substantially the form of Schedule 3 have been prepared for filing by counsel to the Administrative Agent in the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located. Set forth on Schedule 3 is a true and correct list of each such filing and the Uniform Commercial Code filing office in which such filing is to be made.
          SECTION 4. Stock Ownership and other Equity Interests. Set forth on Schedule 4 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests of the Borrower or any Subsidiary or (to the extent such Equity Interest is certificated) of any other Person owned, beneficially or of record, by such Loan Party, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests and setting forth the percentage of such Equity Interests pledged under the Security Agreement.
          SECTION 5. Debt Instruments. Set forth on Schedule 5 is a true and correct list, for each Loan Party, of all promissory notes and other instruments owned by such Loan Party that are required to be pledged under the Credit Agreement and the Security Documents, including all intercompany notes between or among Holdings, the Borrower and the other Subsidiaries in excess of $2,000,000 in principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

          SECTION 6. Intellectual Property. (a) Set forth on Schedule 6(a) is a true and correct list, with respect to each Loan Party, of all United States patents and patent applications owned by such Loan Party (except, for the avoidance of doubt, as otherwise indicated on Schedule 6(a)), including the name of the owner, title, registration or application number of any registrations or applications.
          (b) Set forth on Schedule 6(b) is a true and correct list, with respect to each Loan Party, of all United States trademark and service mark registrations and applications owned by such Loan Party (other than intent-to-use trademark and service mark applications), including the name of the registered owner and the registration or application number of any registrations and applications.
          (c) Set forth on Schedule 6(c) is a true and correct list, with respect to each Loan Party, of all United States copyright registrations and applications owned by such Loan Party, including the name of the registered owner, title and the registration number of any copyright registrations.
          (d) Set forth on Schedule 6(d) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee, including the name and address of the licensor under such exclusive Copyright License and the name of the registered owner, title and the registration or serial number of any copyright registration to which such exclusive Copyright License relates.
          SECTION 7. Commercial Tort Claims. Set forth on Schedule 7 is a true and correct list of commercial tort claims in excess of $2,000,000 held by any Loan Party, including a brief description thereof.
          SECTION 8. Letter of Credit Rights. Set forth on Schedule 8 is a true and correct list of all letters of credit with a value in excess of $2,000,000 issued in favor of any Loan Party, as beneficiary thereunder.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this ___ day of July 2011.

SRA INTERNATIONAL, INC.
By:
Name:
Title:

Schedule 1
Names

Other Legal Names
Loan Party’s Exact Legal Name	(including date of change)

Schedule 2
Jurisdictions and Locations

Chief Executive
			Organizational	Office or Registered
	Jurisdiction of	Form of	Identification Number	Office Address
Loan -Party	Organization	Organization	(if any)	(including county)

Schedule 3
UCC Filings

Loan Party	UCC Filing Office/County Recorder’s Office

Schedule 4
Stock Ownership and Other Equity Interests

Number of
		Certificate	Equity	Percentage of	Percentage
Loan Party	Issuer	Number	Interests	Ownership	Pledged

Schedule 5
Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

Schedule 6(a)
Intellectual Property
Patents and Patent Applications

			Registration /	Country
Loan Party	Registered Owner	Type	Application Number	Designation

Schedule 6(b)
Intellectual Property
Trademarks and Trademark Applications

Registration /
Application
Loan Party	Registered Owner	Mark	Number

Schedule 6(c)
Intellectual Property
Copyrights and Copyright Applications

	Registered		Registration /
Loan Party	Owner	Title	Serial Number

Schedule 7
Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

Schedule 8
Letter of Credit Rights

Subject to
Control
		Principal	Date of	Maturity	Requirement
Issuer	Beneficiary	Amount	Issuance	Date	[Yes/No]

EXHIBIT D
[Reserved]

EXHIBIT E
Form of Collateral Agreement
[attached hereto]

EXECUTION COPY

COLLATERAL AGREEMENT
dated as of
July 20, 2011,
among
STERLING PARENT INC.,
SRA INTERNATIONAL, INC.,
THE OTHER GRANTORS PARTY HERETO
and
CITIBANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01. Pledge	5
SECTION 2.02. Delivery of the Pledged Collateral	5
SECTION 2.03. Representations, Warranties and Covenants	6
SECTION 2.04. Registration in Nominee Name; Denominations	7
SECTION 2.05. Voting Rights; Dividends and Interest	7

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01. Security Interest	9
SECTION 3.02. Representations and Warranties	10
SECTION 3.03. Covenants	12
SECTION 3.04. Commercial Tort Claims	14
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	14

ARTICLE IV

REMEDIES

SECTION 4.01. Remedies upon Default	15
SECTION 4.02. Application of Proceeds	16
SECTION 4.03. Grant of License to Use Intellectual Property	17
SECTION 4.04. Securities Act	17

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices	18
SECTION 5.02. Waivers; Amendment	18
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification	18
SECTION 5.04. Successors and Assigns	20
SECTION 5.05. Survival of Agreement	20
SECTION 5.06. Counterparts; Effectiveness; Several Agreement	20

-i-

SECTION 5.07. Severability	20
SECTION 5.08. Right of Set-Off	20
SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent	21
SECTION 5.10. WAIVER OF JURY TRIAL	22
SECTION 5.11. Headings	22
SECTION 5.12. Security Interest Absolute	22
SECTION 5.13. Termination or Release	23
SECTION 5.14. Additional Grantors	23
SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact	23

Schedules

Schedule I Grantors
Schedule II Pledged Equity Interests; Pledged Debt Securities
Schedule III Intellectual Property
Schedule IV Commercial Tort Claims

Exhibits

Exhibit I Form of Supplement
Exhibit II Form of Copyright Security Agreement
Exhibit III Form of Patent Security Agreement
Exhibit IV Form of Trademark Security Agreement

-ii-

          COLLATERAL AGREEMENT dated as of July 20, 2011 (this “Agreement”), among STERLING PARENT INC., a Delaware corporation (“Holdings”), SRA INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the other GRANTORS from time to time party hereto and CITIBANK, N.A., as Administrative Agent.
          Reference is made to the Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by the Borrower), the Lenders party thereto and Citibank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Defined Terms.
          (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
          (b) The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
          “Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
          “Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Commercial Tort Claim” means any Commercial Tort Claim (as defined in the UCC) that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, other than any Commercial Tort Claim (as defined in the UCC) in which a Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it of less than $2,000,000 individually (an “Excluded Commercial Tort Claim”) or $7,500,000 collectively with all other Excluded Commercial Tort Claims.
          “Collateral” means Article 9 Collateral and Pledged Collateral.
          “Copyright License” means, with respect to any Grantor, any United States written license agreement of such Grantor, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s Copyrights or such other Person’s copyrights, and all rights of such Grantor under any such agreement.
          “Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.
          “Copyrights” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee or transferee, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, the registered Copyrights set forth next to its name on Schedule III hereto.
          “Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Federal Securities Laws” has the meaning assigned to such term in Section 4.04.
          “Grantors” means (a) the Borrower, (b) Holdings, (c) each other Subsidiary identified on Schedule I hereto and (d) each Intermediate Parent or Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.
          “Intellectual Property” means, with respect to any Grantor, all intellectual property of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, know-how, and all additions and improvements to any of the foregoing, in each case, owned by such Grantor.
          “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III hereto.
          “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Patent License” means with respect to any Grantor any United States written license agreement of such Grantor, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s Patents or such other Person’s patents, and all rights of such Grantor under any such agreement.
          “Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.
          “Patents” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all letters patent of the United States and all registrations thereof and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, in each case, in the United States.
          “Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.
          “Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, instruments, stock certificates, unit certificates, limited or unlimited liability membership certificates now or hereafter included in the Pledged Collateral representing or evidencing any Pledged Collateral.
          “Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) (including any commercial (or purchasing) card programs) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that such other Person has provided notice to the Administrative Agent of such Secured Cash Management Obligations, and provided further that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.
          “Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.
          “Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.
          “Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.
          “Security Interest” has the meaning assigned to such term in Section 3.01(a).
          “Supplement” means an instrument substantially in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
          “Trademark License” means with respect to any Grantor any United States written license agreement, now or hereafter in effect, with any Person who is not an Affiliate granting a license to such Grantor’s Trademarks or such other Person’s trademarks, and all rights of such Grantor under any such agreement.
          “Trademark Security Agreement” means the trademark security agreement substantially in the form of Exhibit IV hereto.
          “Trademarks” means, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, logos, other source or business identifiers, now owned or hereafter acquired by such Grantor, and all registration and applications filed in connection therewith in the United States Patent and Trademark Office (other than intent-to-use trademark or service mark applications filed in the United States Trademark Office or any United States trademark office), and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto, and (b) all goodwill associated therewith or symbolized thereby.
          “UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
ARTICLE II
Pledge of Securities
          SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests of any Subsidiary owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any other Equity Interests of any Subsidiary obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (collectively, the “Pledged Equity Interests”); (b)(i) the debt securities and Instruments owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities and Instruments in the future issued to or otherwise acquired by such Grantor, and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (e) above (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that none of “Pledged Collateral,” “Pledged Equity Interests”, “Pledged Debt Securities” or any term defined by reference thereto shall include, and this Agreement shall not constitute the assignment or pledge of, or a grant of a security interest in, any Excluded Asset.
          SECTION 2.02. Delivery of the Pledged Collateral.
          (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Administrative Agent in its reasonable discretion) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof; provided that the Grantor shall have no obligation to deliver Pledged Debt Securities in an outstanding principal amount of less than $2,000,000.

          (b) Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:
     (a) as of the Effective Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in the Borrower, any Intermediate Parent or any Subsidiary (other than any Effective Date Unrestricted Subsidiary) and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
     (b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, any Intermediate Parent, the Borrower or any Subsidiary, are made to the knowledge of the Grantors;
     (c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

     (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests are and will continue to be freely transferable and assignable;
     (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
     (f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and
     (g) subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.
          SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.
          SECTION 2.05. Voting Rights; Dividends and Interest. Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 2.05 are being suspended:
     (i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;
     (ii) the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;
     (iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).
          (b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account and the right of the Grantors to receive and retain any and all dividends, interest principal and other distributions paid on or distributed in respect of the Pledged Securities pursuant to paragraph (a)(iii) of this Section 2.05 shall be reinstated.
          (c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05 shall be reinstated.
          (d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
          SECTION 3.01. Security Interest.
          (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Documents;
     (iv) all Equipment;
     (v) all General Intangibles, including all Intellectual Property;
     (vi) all Instruments;
     (vii) all Inventory;
     (viii) all other Goods;
     (ix) all Investment Property;
     (x) all Letter-of-Credit Rights;
     (xi) all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04;

     (xii) all books and records pertaining to the Article 9 Collateral; and
     (xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that none of “Article 9 Collateral”, any other term defined in the preceding paragraph or any term defined by reference to the UCC shall include, and in no event shall the Security Interest attach to, any Excluded Asset; provided further that Proceeds, substitutions or replacements of Excluded Assets shall not be subject to the preceding proviso unless such Proceeds, substitutions or replacements would themselves constitute Excluded Assets.
          (b) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.
          Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.
          The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.
          (c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
          SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
          (a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as pro-

posed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03, 5.11 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for United States registered Patents and United States registered Trademarks), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by such filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).
          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the filings described in paragraph (b) of this Section 3.02. The Security Interest is and shall be prior to any other

Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.
          (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.
          SECTION 3.03. Covenants.
          (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.
          (b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 30 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 60 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.
          (c) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 Business Days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (d) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.
          (e) It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee), (iii) in the case of Collateral that constitutes Pledged Securities, Instruments, or Certificated Securities, delivery thereof to the Administrative Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.04 hereunder. No Grantor shall be required to (i) complete any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States (it being understood that unless otherwise agreed to by the Borrower there shall not be required to be any Security Documents governed under the laws of any jurisdiction outside of the United States), (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts, Securities Accounts, Letter-of-Credit Rights or other assets requiring perfection by control (other than Pledged Securities, Instruments and Certificated Securities as provided herein) or (iii) perfect cash by possession.
          (f) Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that the Administrative Agent agrees not to exercise any rights as agent except following the occurrence and during the continuance of an Event of Default after providing notice to the Borrower of its intent to exercise such rights. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 Business Days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

          SECTION 3.04. Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.
          SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral.
          (a) Except as permitted by the Credit Agreement or to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
          (b) Except as permitted by the Credit Agreement or as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).
          (c) Except as permitted by the Credit Agreement or where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
          (d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.
          (e) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement.

ARTICLE IV
Remedies
          SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times subject to the mandatory requirements of applicable law: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (in each case, other than in violation of any then-existing rights or licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, then-existing rights and licenses and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. Subject to pre-existing rights and licenses, at any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its commercially reasonable discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The

Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed, to the extent permitted by applicable law, to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and
     THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the

Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.
          SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor shall, upon request by the Administrative Agent solely during the continuance of an Event of Default, grant to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
          SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may ap-

proach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE V
Miscellaneous
          SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Borrower as provided in Section 9.01 of the Credit Agreement.
          SECTION 5.02. Waivers; Amendment.
          (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.
          SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification.

          (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”
          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary.
          (c) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

          SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement).
          SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
          SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 5.08. Right of Set-Off. If an Event of Default under the Credit Agreement shall have occurred and be continuing, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Bank and their respective Affiliates may have.
          SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.
          (a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally:
     (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;
     (ii) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (iii) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that
     (A) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;
     (B) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;
     (C) the Administrative Agent and the Lenders may bring any legal action or proceeding against any Grantor in any jurisdiction in connection with the exercise of any rights under this Agreement and the other Security Documents; provided that any Grantor shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.09(b)(iii) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and
     (D) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;
     (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, in the manner provided for notices in Section 5.01 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto; and
     (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to the preceding clause (iii)) shall limit the right to sue in any other jurisdiction.
          (c) Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.
          SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional to the fullest extent permitted by applicable law irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
          SECTION 5.13. Termination or Release.
          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate, and the Grantors shall automatically be released from their obligations, when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement).
          (b) The Security Interest and all other security interests granted hereby shall also terminate and be released, and the Grantors shall automatically be released from their obligations, at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.
          (c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.13. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
          SECTION 5.14. Additional Grantors. The Grantors shall cause each Intermediate Parent and each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit Agreement to (a) execute and deliver to the Administrative Agent a Supplement and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired, created or otherwise required to become a Grantor hereunder. Upon execution and delivery by the Administrative Agent and an Intermediate Parent or a Subsidiary, as applicable, of a Supplement, any such Intermediate Parent or Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Intermediate Parent or Subsidiary as a party to this Agreement.
          SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) subject to pre-existing rights and licenses, to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

STERLING PARENT INC.
By:
Name:
Title:

SRA INTERNATIONAL, INC.
By:
Name:
Title:

[OTHER GRANTORS]
By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGREEMENT

CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGREEMENT

Schedule I to the
Collateral Agreement
GRANTORS

Name	Jurisdiction of Formation
STERLING PARENT INC.	Delaware
SRA INTERNATIONAL, INC.	Delaware
[Others to come]

Schedule II to the
Collateral Agreement
PLEDGED EQUITY INTERESTS

Number and
		Number of	Class of	Percentage
Grantor	Issuer	Certificate	Equity Interests	of Equity Interests

PLEDGED DEBT SECURITIES

Principal
Grantor	Issuer	Amount	Date of Note	Maturity Date

Schedule III to the
Collateral Agreement
INTELLECTUAL PROPERTY
U.S. COPYRIGHTS
Copyright Registrations

Grantor	Title	Reg. No.	Author

U.S. PATENTS
Patents

Grantor	Title	Patent Number	Issue Date

Patent Applications

Grantor	Title	Serial Number	Filing Date

U.S. TRADEMARKS
Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.

Trademark Applications

Grantor	Mark	Appl. Date	Appl. No.

EXCLUSIVE COPYRIGHT LICENSES
Exclusive Copyright Licenses with Grantors as Licensee on Date Hereof

	Licensee Name		Title of
Licensor	and Address	Date of License	Copyright	Author	Reg. No.

Schedule IV to the
Collateral Agreement
COMMERCIAL TORT CLAIMS

Exhibit I to the
Collateral Agreement
          SUPPLEMENT NO. __ dated as of ______, 20__ (this “Supplement”), to the Collateral Agreement dated as of July 20, 2011 (the “Collateral Agreement”), among STERLING PARENT INC., a Delaware corporation (“Holdings), SRA INTERNATIONAL, INC. a Delaware corporation (the “Borrower”), the other GRANTORS from time to time party thereto and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
          A. Reference is made to (a) the Credit Agreement dated as of July 20, 2011 (as amended, , restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Sterling Merger Inc. (the rights and obligations of which have been assumed by the Borrower), the Lenders party thereto and the Administrative Agent and (b) the Collateral Agreement.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.
          C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.14 of the Collateral Agreement provides that [additional] [Intermediate Parents] [Subsidiaries] may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned [Intermediate Parent] [Subsidiary] (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
          Accordingly, the Administrative Agent and the New Grantor agree as follows:
          SECTION 1. In accordance with Section 5.14 of the Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant, as and to the same extent set forth in the Collateral Agreement, to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Grantor. The Collateral Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Credit Agreement.
          SECTION 4. The New Grantor hereby represents and warrants on the date hereof that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents owned by such New Grantor, including the title, registration or application number of each such Patent, (ii) all of the New Grantor’s Trademarks owned by such New Grantor, including the mark, the registration or application number, and (iii) all of the New Grantor’s registered Copyrights owned by such New Grantor, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim of the New Grantor.
          SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.
          SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.
          SECTION 9. The New Grantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section

9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Grantor.”

          IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Grantor],
By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive Office:

CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT

Schedule I
to Supplement No. __ to the
Collateral Agreement
NEW GRANTOR INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No. __ to the
Collateral Agreement
PLEDGED EQUITY INTERESTS

Number and
		Number of	Class of	Percentage
Grantor	Issuer	Certificate	Equity Interests	of Equity Interests

PLEDGED DEBT SECURITIES

Principal
Grantor	Issuer	Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. __ to the
Collateral Agreement
INTELLECTUAL PROPERTY

Schedule IV
to Supplement No. __ to the
Collateral Agreement
COMMERCIAL TORT CLAIMS

Exhibit II to the
Collateral Agreement
          COPYRIGHT SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among [•] (the “Grantor”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
          Reference is made to (a) the Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Sterling Merger Inc. (the rights and obligations of which have been assumed by SRA International, Inc. (the “Borrower”)), Sterling Parent Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 20, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:
          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
          SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.
          SECTION 3. Collateral Agreement. The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interest granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
          SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],
By:
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

CITIBANK, N.A., as Administrative Agent,
By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

Schedule I

Schedule II

Exhibit III to the
Collateral Agreement
          PATENT SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among [•] (the “Grantor”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
          Reference is made to (a) the Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Sterling Merger Inc. (the rights and obligations of which have been assumed by SRA International, Inc. (the “Borrower”)), Sterling Parent Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 20, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:
          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
          SECTION 2. Confirmation of Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby confirms the grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, of a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.
          SECTION 3. Collateral Agreement. The Security Interest confirmed to the Administrative Agent herein is confirmed in furtherance, and not in limitation, of the security interest granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
          SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],
By:
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

CITIBANK, N.A., as Administrative Agent,
By:
Name:
Title:

Schedule I

Exhibit IV to the
Collateral Agreement
          TRADEMARK SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among [•] (the “Grantor”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
          Reference is made to (a) the Credit Agreement dated as of July 20, 2011 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among Sterling Merger Inc. (the rights and obligations of which have been assumed by SRA International, Inc. (the “Borrower”)), Sterling Parent Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 20, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:
          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
          SECTION 2. Confirmation of Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby confirms the grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, of a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”); provided that the Security Interest shall not attach to any Excluded Asset.
          SECTION 3. Collateral Agreement. The Security Interest confirmed to the Administrative Agent herein is confirmed in furtherance, and not in limitation, of the security interest granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
          SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],
By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

CITIBANK, N.A., as Administrative Agent,
By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

Schedule I

EXHIBIT F-1
Form of Opinion of Debevoise and Plimpton LLP
[attached hereto]

July 20, 2011
Citibank, N.A.
     as Administrative Agent
     under the Credit Agreement referred to below
390 Greenwich Street,
New York, NY 10013
To Each of the Lenders
Listed on Schedule I Attached Hereto:
SRA International, Inc.
Ladies and Gentlemen:
     We have acted as special New York counsel to (i) Sterling Parent Inc., a Delaware corporation (the “Parent”), (ii) Sterling Merger Inc., a Delaware corporation (“AcquisitionCo”), (iii) SRA International, Inc., a Delaware corporation (the “Company”) and (iv) the guarantors listed on Schedule III hereto (the “Subsidiary Guarantors”), in connection with (a) the Credit Agreement, dated as of July 20, 2011 (the “Credit Agreement”), among the Parent, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), (b) the Guarantee Agreement, dated as of July 20, 2011 (the “Guarantee Agreement”), among the Parent, the Company, the Subsidiary Guarantors and the Administrative Agent and (c) the Collateral Agreement, dated as of as of July 20, 2011 (the “Collateral Agreement”), among the Parent, the Company, the Subsidiary Guarantors and the Administrative Agent.
     The opinions expressed below are furnished to you pursuant to Section 4.01(b) of the Credit Agreement. Unless otherwise defined herein, terms defined in or defined by reference in the Credit Agreement and used herein shall have the meanings assigned thereto in the Credit Agreement. The term “Borrower” means AcquisitionCo until consummation of the Acquisition, and thereafter means the Company as successor by merger to AcquisitionCo. The term “Loan Documents” means, collectively, the Credit Agreement, the Guarantee Agreement and the Collateral Agreement. The term “Loan Parties” means the Parent, AcquisitionCo, the Company and the Subsidiary Guarantors. The term “Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Parent, the Borrower and its Subsidiaries taken as a whole. The term “Pledged Stock” means those shares of Pledged

Equity Interests (as defined in the Collateral Agreement) of the Company constituting “certificated securities” (as defined in Section 8-102(4) of the UCC) and described in Schedule II to the Collateral Agreement that are delivered to the Administrative Agent in certificated form on the date hereof. The term “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof.
     In arriving at the opinions expressed below,
     (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Loan Documents,
     (b) we have examined and relied on such corporate documents and records of the Parent, AcquisitionCo, the Company and its Subsidiaries and such certificates of public officials, and officers and representatives of the Parent, AcquisitionCo, the Company and its Subsidiaries and other persons as we have deemed necessary or appropriate for the purposes of this opinion,
     (c) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, and officers and representatives of the Parent, AcquisitionCo, the Company and its Subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Loan Documents, and
     (d) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.
     In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity and completeness of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or photostatic copies, (d) the due authorization, execution and delivery of each of the Loan Documents by all parties thereto, (e) the enforceability of each Loan Document against each party thereto (other than the Loan Parties), (f) the valid existence and good standing of each Loan Party, (g) the corporate or other power and authority of each Loan Party to enter into and perform its obligations under the Loan Documents, (h) the legal capacity of all natural persons executing documents, (i) the accuracy of the opinions, each dated today and addressed to you, relating to the Loan Documents of (1) Richards Layton & Finger, P.A. and (2) McGuireWoods LLP and (j) the consummation of the Acquisition.
     Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:
     1. (a) The Credit Agreement (prior to the consummation of the Acquisition) constitutes a valid and binding obligation of AcquisitionCo enforceable against AcquisitionCo in accordance with its terms.

2

     (b) Each Loan Document to which the Company is a party constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     (c) Each Loan Document to which the Parent is a party constitutes a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.
     (d) Each Loan Document to which any Subsidiary Guarantor is a party constitutes a valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.
     2. (a) Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings to perfect the security interests created by the Security Documents, (3) filings in the United States Patent and Trademark Office (the “PTO”) and the United States Copyright Office (the “Copyright Office”) and in appropriate offices under any applicable state trademark laws, (4) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title, (5) consents required pursuant to the Assignment of Claims Act of 1940, as amended (the “Assignment of Claims Act”) and (6) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to our knowledge have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by AcquisitionCo in connection with its execution and delivery of the Loan Documents to which it is a party or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.
     (b) Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings to perfect the security interests created by the Security Documents, (3) filings in the PTO and the Copyright Office and in appropriate offices under any applicable state trademark laws, (4) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title, (5) consents required pursuant to the Assignment of Claims Act and (6) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to our knowledge have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of the Loan Documents to which it is a party or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.
     (c) Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings to perfect the security interests created by the Security Documents, (3) filings in the PTO and the

3

Copyright Office and in appropriate offices under any applicable state trademark laws, (4) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title, (5) consents required pursuant to the Assignment of Claims Act and (6) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to our knowledge have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by the Parent in connection with its execution and delivery of the Loan Documents to which it is a party or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.
     (d) Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings to perfect the security interests created by the Security Documents, (3) filings in the PTO and the Copyright Office and in appropriate offices under any applicable state trademark laws, (4) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title, (5) consents required pursuant to the Assignment of Claims Act and (6) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not obtained or made would not to our knowledge have a Material Adverse Effect, to our knowledge no consent or authorization of, approval by, notice to, or filing with, any United States federal or New York State governmental authority is required under United States federal or New York State law to be obtained or made on or prior to the date hereof by any Subsidiary Guarantor in connection with its execution and delivery of the Loan Documents to which it is a party or in connection with the validity or enforceability against it of the Loan Documents to which such Subsidiary Guarantor is a party.
     3. (a) The execution and delivery by AcquisitionCo of the Loan Documents to which it is a party (x) will not violate (i) any existing United States federal or New York State law, rule or regulation known by us to be applicable to AcquisitionCo or (ii) any contract listed in Schedule II hereto to which AcquisitionCo is a party, except, in the case of clauses (i) and (ii), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under or as permitted by the Loan Documents) on any of its properties or revenues by operation of any law, rule or regulation referred to in the preceding clause (x) or pursuant to any such contract.
     (b) The execution and delivery by the Company of the Loan Documents to which it is a party (x) will not violate (i) any existing United States federal or New York State law, rule or regulation known by us to be applicable to the Company or (ii) any contract listed in Schedule II hereto to which the Company is a party, except, in the case of clauses (i) and (ii), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under or as permitted by the Loan Documents) on any of its properties or revenues by operation of any law, rule or regulation referred to in the preceding clause (x) or pursuant to any such contract.

4

     (c) The execution and delivery by the Parent of the Loan Documents to which it is a party (x) will not violate (i) any existing United States federal or New York State law, rule or regulation known by us to be applicable to the Parent or (ii) any contract listed in Schedule II hereto to which the Parent is a party, except, in the case of clauses (i) and (ii), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under or as permitted by the Loan Documents) on any of its properties or revenues by operation of any law, rule or regulation referred to in the preceding clause (x) or pursuant to any such contract.
     (d) The execution and delivery by each Subsidiary Guarantor of the Loan Documents to which it is a party (x) will not violate (i) any existing United States federal or New York State law, rule or regulation known by us to be applicable to such Subsidiary Guarantor or (ii) any contract listed in Schedule II hereto to which such Subsidiary Guarantor is a party, except, in the case of clauses (i) and (ii), for such violations that to our knowledge would not have a Material Adverse Effect, and (y) will not result in, or require, the creation or imposition of any Lien (other than under or as permitted by the Loan Documents) on any of its properties or revenues by operation of any law, rule or regulation referred to in the preceding clause (x) or pursuant to any such contract.
     4. (a) The Collateral Agreement is effective to create a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), as security for the Secured Obligations (as defined in the Collateral Agreement), in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the UCC, to the extent the UCC is applicable to the creation of such security interest.
     (b) Upon delivery of the Pledged Stock (in certificated form) either in bearer form or registered form (issued or endorsed in each case in the name of the Administrative Agent or in blank) to (and retention of control (within the meaning of Section 8-106 of the UCC) thereof by) the Administrative Agent in the State of New York, the Administrative Agent will have a perfected security interest therein, to the extent the UCC is applicable to the creation of such security interest.
     5. The Company is not required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) under the 1940 Act.
     6. The making of the Loans to the Borrower and the use of the proceeds of the Loans as contemplated by the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System as now in effect.
*   *   *
     Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium

5

laws and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality, (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy and (v) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors. In addition, applicable laws and interpretations may affect the validity or enforceability of certain provisions of the Loan Documents, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein).
     Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Loan Document that purports to (i) prohibit any Loan Party from transferring its respective rights in the collateral described in the Loan Documents or any proceeds thereof, as contemplated by Section 9-401 of the UCC, (ii) permit the Administrative Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Loan Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral, (iii) waive, release or vary any defense, right or privilege of, or any duties owing to, any Loan Party to the extent that such waiver, release or variation may be limited by Section 1-102(3), 9-602 or 9-603 of the UCC or other provisions of applicable law, (iv) grant a right to collect any amount that a court determines to constitute unearned interest, or post-judgment interest, or a penalty or forfeiture, (v) grant any right of set-off with respect to any contingent or unmatured obligation, or to permit any Person purchasing a participation from a Lender to exercise set-off rights with respect to such participation, (vi) preserve or seek to preserve the solvency of any guarantor, pledgor or grantor by purporting to limit (by formula or otherwise) the amount of the liability of, and/or to provide rights of contribution in favor of, such guarantor, pledgor or grantor, (vii) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange, where a final judgment concerning such obligation is rendered in another currency, (viii) allow the Administrative Agent or the Lenders to obtain reimbursement for costs and expenses, including without limitation attorney’s fees and legal expenses and expenses incurred in connection with collection or enforcement or the custody, preservation, use or operation of the collateral under the Loan Documents, to the extent such reimbursement is not permitted by Section 9-207, 9-607, 9-608 or 9-615 of the UCC or other provisions of applicable law, (ix) constitute a waiver of inconvenient forum or improper venue, (x) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (xi) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies or (xii) provide that the parties to any Loan Document shall engage in negotiations to replace any illegal, prohibited or unenforceable provision. In addition, the enforceability of any provision in any Loan Document to the effect that (i) the terms thereof may not be waived or modified except in writing, (ii) the express terms thereof supersede any inconsistent course of dealing, performance or usage of trade or (iii) certain determinations made by one party shall have conclusive effect, may be

6

limited under certain circumstances. Our opinion in paragraph 1 above with respect to the choice of law and choice of forum provisions of the Loan Documents is given in reliance on, and is limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds such scope.
     We express no opinion as to the creation, validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Document, to the extent that such Loan Document grants or purports to grant (a) any security interest described in Section 9-203(c) of the UCC, (b) a security interest (i) that is not governed by the UCC (including but not limited to any such security interest with respect to (A) copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, to the extent such security interest is not governed by the UCC or (B) insurance policies), (ii) in commercial tort claims, letter-of-credit rights, fixtures, cooperative interests, farm products or as-extracted collateral or timber to be cut, (iii) in any property the terms of or governing which void or prohibit, or are violated by, the granting, creation, attachment, perfection or enforcement of such security interest (except to the limited extent, if any, that Sections 9-406 and 9-408 of the UCC render such terms ineffective and of no force or effect) or (iv) in any claim against the United States, (c) a mortgage or other interest in real property or (d) an agricultural lien. We express no opinion as to perfection of the security interest in any deposit account or securities account. Our opinions set forth in paragraph 4 above are limited to Articles 8 and 9 of the UCC and therefore do not address (i) laws of jurisdictions other than New York, (ii) laws of New York other than Articles 8 and 9 of the UCC or (iii) collateral of a type not subject to Article 9 of the UCC. We express no opinion as to what law governs perfection of any security interest granted by the Loan Documents. We have assumed with your permission that (i) none of the Secured Parties has waived, subordinated or agreed with any third party to any modification of the perfection or priority of any security interest granted by the Loan Documents, (ii) the Pledged Stock will be held at all times by the Administrative Agent in the State of New York and (iii) each Loan Party has sufficient rights in the collateral described in the Loan Documents for the security interests granted thereby to attach. We express no opinion as to the title or any other interest of any Loan Party in or to any of the collateral described in the Loan Documents. No security interest will exist with respect to after-acquired property of any Loan Party until such Loan Party has rights therein within the meaning of Section 9-203 of the UCC.
     Except as set forth in paragraph 4 above, we express no opinion as to the validity or perfection of the security interests purported to be created by the Loan Documents. We express no opinion as to the validity, perfection or priority of such security interests:
     (i) with respect to collateral sold, exchanged or otherwise disposed of by any Loan Party;
     (ii) to the extent such security interests may be affected by (x) Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the

7

commencement of the case or (y) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference;
     (iii) with respect to proceeds, to the extent of limitations under Section 9-315 of the UCC on the perfection of a security interest in proceeds;
     (iv) as to any property subject to a statute, regulation or treaty of the United States, whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the UCC;
     (v) as to any goods that are an accession to, or commingled or processed with, other goods, to the extent limited by Section 9-335 or 9-336 of the UCC; or
     (vi) as to goods of any kind, such as motor vehicles, subject to certificate of title statutes.
We call to your attention that (A) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto, (B) Section 8-107 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Loan Documents not registered in the name of or issued to the Administrative Agent and not originally issued in bearer form, (C) under certain circumstances Sections 9-406, 9-407, 9-408 and 9-409 of the UCC limit the rights of the secured party and/or the enforcement of security interests in the specific type of collateral specified therein and (D) the perfection of the security interests granted by the Loan Documents may be limited by (i) rights under Article 2 of the UCC of a seller of goods as to which the debtor does not yet have possession, (ii) the right of reservation of a seller of goods under Section 2-505 of the UCC, (iii) the right of reclamation of a seller of goods on credit under Section 2-702 of the UCC, (iv) rights of buyers and lessees in the ordinary course to take goods free of such security interests to the extent provided in Sections 9-320 and 9-321 of the UCC, (v) rights of licensees in the ordinary course of business to license general intangibles free of such security interest to the extent provided in Section 9-321 of the UCC and (vi) rights of a purchaser of chattel paper and instruments to claim priority over such security interests to the extent provided in Section 9-330 of the UCC.
     We express no opinion as to the priority of the security interests purported to be created by the Loan Documents. Without limiting the foregoing, we express no opinion as to the priority of any security interest (i) as against any claims or liens in favor of the United States of America or any state thereof, or any federal or state agency, instrumentality or political subdivision, including but not limited to liens for payment of federal, state or local taxes that are given priority by operation of law, liens under Title IV of the Employee Retirement Security Act of 1974, as amended, or claims arising under 31 U.S.C. § 3713, (ii) as against any rights of a person in possession of proceeds consisting of money or “instruments” (as defined in Section 9-102(a)(47) of the UCC),

8

(iii) as against liens under Section 4-208 of the UCC, relating to security interests of a collecting bank, (iv) as against liens granted under Section 364(d) of the United States Bankruptcy Code, relating to liens granted by a court after the commencement of a case or (v) that has been perfected by “control” under Sections 8-106, 9-104, 9-105, 9-106 or 9-107 of the UCC, as against any other security interest in the same property that has also been perfected by “control.”
     We express no opinion as to the effect of, or compliance with, any laws regarding fraudulent transfers or conveyances or governing preferential transfers, or laws restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders, or any securities laws, rules or regulations (other than to the extent set forth in paragraph 5 above), including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Loan Documents.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as currently in effect, in each case that in our experience are generally applicable to transactions of this type without regard to the particular nature of the business conducted by any Loan Party. In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Loan Party or of any other party to or beneficiary of any of the Loan Documents, or (c) whether the choice of the law of the State of New York as the governing law in any Loan Document would be given effect by any court or other governmental authority other than a New York State court. We have assumed, with your permission, that the execution and delivery of each of the Loan Documents by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that limits the rate of interest that such Lender may charge or collect.
     The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person (other than persons who become Lenders within 30 days of the date of this opinion letter), except that you may disclose a copy of this opinion letter (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations or (ii) pursuant to orders or legal process of any court or governmental agency.
     This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur

9

or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

10

Schedule I
LENDERS
Citicorp North America Inc.
Bank of America, N.A.
Goldman Sachs Lending Partners LLC
Credit Suisse AG, Cayman Islands Branch

Schedule II
CONTRACTS
Indenture, dated as of July 20, 2011, between AcquisitionCo and Wilmington Trust FSB, as Trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of July 20, 2011, between the Company, the guarantors from time to time party thereto and the Trustee.

Schedule III
SUBSIDIARY GUARANTORS
1. Systems Research and Applications Corporation, a Virginia corporation
2. Platinum Solutions, Inc., a Virginia corporation
3. Perrin Quarles Associates, Inc., a Virginia corporation
4. RABA Technologies, LLC, a Maryland limited liability company
5. CMA Government Solutions, Inc., a Delaware corporation
6. SENTECH Holdings, Inc., a Delaware corporation
7. SENTECH, INC., a Maryland corporation
8. Interface and Control Systems, Inc., a Florida corporation
9. Touchstone Consulting Group, Inc., a Virginia corporation
10. Constella Group, LLC, a North Carolina limited liability company

EXHIBIT F-2
Form of Opinion of Richards Layton & Finger, P.A.
[attached hereto]

[Letterhead of Richards, Layton & Finger, P.A.]
July 20, 2011
To Each of the Persons Listed
on Schedule A Attached Hereto
               Re: Sterling Merger Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel for SRA International, Inc., a Delaware corporation (“SRA”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
          (a) The Certificate of Incorporation of Sterling Merger Inc., a Delaware corporation (the “Corporation”), dated March 25, 2011, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 25, 2011, as amended and restated by the Amended and Restated Certificate of Incorporation of the Corporation, dated July 19, 2011, as filed in the office of the Secretary of State on July 19, 2011 (as so amended and restated, the “Certificate of Incorporation”);
          (b) The Bylaws of the Corporation, as adopted on March 25, 2011 (the “Bylaws”);
          (c) Resolutions adopted by the Unanimous Written Consent of the Board of Directors of the Corporation, dated July 20, 2011 (the “Resolutions”);
          (d) The Credit Agreement, dated as of July 20, 2011 (the “Credit Agreement”), among the Corporation, Sterling Parent Inc., a Delaware corporation, the Lenders (as defined therein), Citibank, N.A., a national banking association, as administrative agent, and Citicorp North America Inc., as swingline lender and issuing bank;
          (e) A certificate of an officer of the Corporation, dated July 20, 2011, as to certain matters; and
          (f) A Good Standing Certificate for the Corporation, dated July 20, 2011,

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

obtained from the Secretary of State.
          Initially capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.
          For purposes of this opinion, we have assumed (i) that the Certificate of Incorporation and the Bylaws are in full force and effect, have not been amended and, except as may be contemplated by the Merger (as defined below), no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that the Resolutions (A) were duly adopted by the board of directors of the Corporation, (B) have not been amended, modified or revoked and are in full force and effect on the date hereof and have been duly filed with the minutes of the proceedings of the board of directors of the Corporation, and (C) are the only resolutions adopted by the board of directors of the Corporation or any committee thereof relating to the authorization and approval of the Credit Agreement, (iv) that as of July 20, 2011, there were no vacancies or unfilled newly-created directorships on the board of directors of the Corporation, (v) except for the Merger (as defined below), that there are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of the Corporation, (vi) except to the extent set forth in paragraph 1 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vii) the legal capacity of natural persons who are signatories to the documents examined by us, (viii) except to the extent set forth in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (ix) except to the extent set forth in paragraph 3 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (x) that each of the documents examined by us

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (xi) that the execution, delivery and performance by the Corporation of the Credit Agreement are necessary and convenient to the conduct, promotion or attainment of the business of the Corporation, and (xii) that the Corporation derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware.
          This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. The Corporation has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
          2. Under the Certificate of Incorporation, the Bylaws and the General Corporation Law, the Corporation has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Credit Agreement.
          3. Under the Certificate of Incorporation, the Bylaws, the Resolutions and the General Corporation Law, the execution and delivery by the Corporation of the Credit Agreement, and the performance by the Corporation of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Corporation.
          4. The execution, delivery and performance by the Corporation of the Credit Agreement do not violate (i) the Certificate of Incorporation or the Bylaws, or (ii) the General Corporation Law.
          5. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Corporation solely as a result of the execution and delivery by the Corporation of the Credit Agreement or the performance by the Corporation of its obligations thereunder.

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:
          A. The opinion expressed in paragraph 4 above is subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.
          B. We note that notwithstanding any covenants to the contrary contained in the Credit Agreement: (i) the stockholders of the Corporation may dissolve the Corporation under Section 275(c) of the General Corporation Law upon the consent of all the stockholders entitled to vote thereon; (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of the Corporation entitled to vote thereon may effect a merger with the Corporation under Sections 253 or 267 of the General Corporation Law; and (iii) the stockholders of the Corporation may amend the Bylaws.
          C. We understand that in connection with the transactions contemplated by the Credit Agreement, the Corporation proposes to merge with and into SRA (the “Merger”), such Merger being effective on or about the date hereof but after the delivery of this opinion. Accordingly, the opinions expressed above are rendered prior to the effective time of the Merger.
          We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Credit Agreement. In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose, except that you may furnish copies hereof for informational purposes only (i) pursuant to order or legal process of any court of competent jurisdiction or any governmental authority having jurisdiction over you, or (ii) as otherwise required by applicable law, but no such other Persons shall be entitled to rely upon this opinion.
Very truly yours,
SXL/EL/VRV

Schedule A
Citibank, N.A., as administrative agent
Citicorp North America Inc., as swingline lender and issuing bank
Each of the Lenders party to the Credit Agreement

[Letterhead of Richards, Layton & Finger, P.A.]
July 20, 2011
To Each of the Persons Listed
on Schedule A Attached Hereto
               Re: SRA International, Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel for SRA International, Inc., a Delaware corporation (“SRA”), CMA Government Solutions, Inc., a Delaware corporation (“CMA”), and SENTECH Holdings, Inc., a Delaware corporation (“Sentech”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
          (a) The Certificate of Incorporation of SRA, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 16, 1984, as amended by the Certificate of Amendment of Certificate of Incorporation of SRA, dated November 24, 1986, as filed in the office of the Secretary of State on January 9, 1987, as restated by the Restated Certificate of Incorporation of SRA, dated May 6, 1992, as filed in the office of the Secretary of State on May 26, 1992, as corrected by the Certificate of Correction Filed to Correct a Certain Error in the Restated Certificate of Incorporation of SRA, dated November 2, 1992, as filed in the office of the Secretary of State on November 9, 1994, as amended by the Certificate of Amendment of the Restated Certificate of Incorporation of SRA, dated November 2, 1994, as filed in the office of the Secretary of State on November 9, 1994, as corrected by the Certificate of Correction of the Restated Certificate of Incorporation of SRA, dated September 10, 1997, as filed in the office of the Secretary of State on September 19, 1997, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of SRA, dated September 10, 1997, as filed in the office of the Secretary of State on September 19, 1997, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of SRA, dated March 22, 2000, as filed in the office of the Secretary of State on March 23, 2000, as restated by the Restated Certificate of Incorporation of SRA, dated March 5, 2002, as filed in the office of the Secretary of State on March 5, 2002, as amended by the Certificate of Amendment of Restated Certificate of Incorporation of SRA, dated May 6, 2002, as filed in the office of the Secretary of State on May 8, 2002, as amended and restated by the Amended and Restated Certificate of Incorporation of SRA, dated May 29, 2002, as filed in the office of the Secretary of State on May 29, 2002, as amended by the Certificate of Amendment of Amended

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

and Restated Certificate of Incorporation of SRA, dated October 28, 2009, as filed in the office of the Secretary of State on October 28, 2009, and as further amended by the Certificate of Merger, dated July 20, 2011, as filed in the office of the Secretary of State on July 20, 2011 (as so amended and restated, the “SRA Certificate”);
          (b) The Bylaws of SRA, as adopted on July 20, 2011 (the “SRA Bylaws”);
          (c) Resolutions adopted by the Unanimous Written Consent of the Board of Directors of SRA, dated July 20, 2011 (the “SRA Resolutions”);
          (d) The Certificate of Incorporation of CMA, dated as of March 31, 2009, as filed in the office of the Secretary of State on April 1, 2009, as amended by the Certificate of Change of Registered Agent and/or Registered Office of CMA, dated July 21, 2010, as filed in the office of the Secretary of State on August 18, 2010 (as so amended, the “CMA Certificate”);
          (e) The Bylaws of CMA, as of April 1, 2009 (the “CMA Bylaws”);
          (f) Resolutions adopted by the Unanimous Written Consent of the Board of Directors of CMA, dated July 20, 2011 (the “CMA Resolutions”);
          (g) The Certificate of Incorporation of Sentech, dated as of March 31, 2009, as filed in the office of the Secretary of State on April 1, 2009, as amended by the Certificate of Change of Registered Agent and/or Registered Office of Sentech, dated July 21, 2010, as filed in the office of the Secretary of State on August 18, 2010 (as so amended, the “Sentech Certificate”);
          (h) The Bylaws of Sentech, as of April 1, 2009 (the “Sentech Bylaws”);
          (i) Resolutions adopted by the Unanimous Written Consent of the Board of Directors of Sentech, dated July 20, 2011 (the “Sentech Resolutions”);
          (j) The Certificate of Incorporation of Sterling Parent Inc., a Delaware corporation (the “Parent”), dated March 25, 2011, as filed in the office of the Secretary of State on March 25, 2011, as amended and restated by the Amended and Restated Certificate of Incorporation of the Parent, dated July 19, 2011, as filed in the office of the Secretary of State on July 19, 2011 (as so amended and restated, the “Parent Certificate”);
          (k) The Bylaws of the Parent, as adopted on July 20, 2011 (the “Parent Bylaws”);
          (l) Resolutions adopted by the Unanimous Written Consent of the Board of Directors of the Parent, dated July 20, 2011 (the “Parent Resolutions”);
          (m) The Credit Agreement, dated as of July 20, 2011 (the “Credit

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

Agreement”), among the Parent, Sterling Merger Inc., a Delaware corporation (the “Merger Sub”), the Lenders (as defined therein), Citibank, N.A., a national banking association, as administrative agent (the “Administrative Agent”), and Citicorp North America Inc., as swingline lender and issuing bank;
          (n) The Master Guarantee Agreement, dated as of July 20, 2011 (the “Guarantee”), among the Corporations (as defined below) and the other Subsidiary Guarantors (as defined therein) and the Administrative Agent;
          (o) The Collateral Agreement, dated as of July 20, 2011 (the “Collateral Agreement”), among the Corporations (as defined below) and the other Grantors (as defined therein) and the Administrative Agent;
          (p) The Patent Security Agreement, dated as of July 20, 2011 (the “Patent Security Agreement”), between SRA and the Administrative Agent;
          (q) The Trademark Security Agreement, dated as of July 20, 2011 (the “Trademark Security Agreement”), between SRA and the Administrative Agent;
          (r) The Copyright Security Agreement, dated as of July 20, 2011 (the “Copyright Security Agreement”), between SRA and the Administrative Agent;
          (s) A certificate of an officer of each of the Corporations (as defined below), each dated July 20, 2011, as to certain matters; and
          (t) A Good Standing Certificate for each of the Corporations (as defined below), each dated July 20, 2011, obtained from the Secretary of State.
          SRA, CMA, Sentech and the Parent are hereinafter referred to each, as a “Corporation” and collectively, as the “Corporations.” The SRA Certificate, the CMA Certificate, the Sentech Certificate and the Parent Certificate are hereinafter referred to collectively as the “Certificates.” The SRA Bylaws, the CMA Bylaws, the Sentech Bylaws and the Parent Bylaws are hereinafter referred to collectively as the “Bylaws.” The SRA Resolutions, the CMA Resolutions, the Sentech Resolutions and the Parent Resolutions are hereinafter referred to collectively as the “Resolutions.” The Credit Agreement, the Guarantee, the Collateral Agreement, the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement are hereinafter referred to collectively as the “Transaction Documents.” Initially capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (t) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (t) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.
          For purposes of this opinion, we have assumed (i) that each of Certificates and the Bylaws is in full force and effect, has not been amended and no amendment of such documents is pending or has been proposed, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) that the Resolutions (A) were duly adopted by the board of directors of the relevant Corporation, (B) have not been amended, modified or revoked and are in full force and effect on the date hereof and have been duly filed with the minutes of the proceedings of the board of directors of the relevant Corporation, and (C) are the only resolutions adopted by the board of directors of any of the Corporations or any committee thereof relating to the authorization and approval of the Transaction Documents, (iv) that as of July 20, 2011, there were no vacancies or unfilled newly-created directorships on the board of directors of any of the Corporations, (v) that there are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Corporations, (vi) except to the extent set forth in paragraphs 1, 6, 11 and 16 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vii) the legal capacity of natural persons who are signatories to the documents examined by us, (viii) except to the extent set forth in paragraphs 2, 7, 12 and 17 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (ix) except to the extent set forth in paragraphs 3, 8, 13 and 18 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (x) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (xi) that the execution, delivery and performance by each of the Corporations of the Transaction Documents to which it is a party are necessary and convenient to the conduct, promotion or attainment of the business of such Corporation, and (xii) that each of the Corporations derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware.

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. SRA has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
          2. Under the SRA Certificate, the SRA Bylaws and the General Corporation Law, SRA has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.
          3. Under the SRA Certificate, the SRA Bylaws, the SRA Resolutions and the General Corporation Law, the execution and delivery by SRA of the Transaction Documents to which it is a party, and the performance by SRA of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of SRA.
          4. The execution, delivery and performance by SRA of the Transaction Documents to which it is a party do not violate (i) the SRA Certificate or the SRA Bylaws, or (ii) the General Corporation Law.
          5. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by SRA solely as a result of the execution and delivery by SRA of the Transaction Documents to which it is a party or the performance by SRA of its obligations thereunder.
          6. CMA has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law.
          7. Under the CMA Certificate, the CMA Bylaws and the General Corporation Law, CMA has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          8. Under the CMA Certificate, the CMA Bylaws, the CMA Resolutions and the General Corporation Law, the execution and delivery by CMA of the Transaction Documents to which it is a party, and the performance by CMA of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of CMA.
          9. The execution, delivery and performance by CMA of the Transaction Documents to which it is a party do not violate (i) the CMA Certificate or the CMA Bylaws, or (ii) the General Corporation Law.
          10. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by CMA solely as a result of the execution and delivery by CMA of the Transaction Documents to which it is a party or the performance by CMA of its obligations thereunder.
          11. Sentech has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law.
          12. Under the Sentech Certificate, the Sentech Bylaws and the General Corporation Law, Sentech has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.
          13. Under the Sentech Certificate, the Sentech Bylaws, the Sentech Resolutions and the General Corporation Law, the execution and delivery by Sentech of the Transaction Documents to which it is a party, and the performance by Sentech of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Sentech.
          14. The execution, delivery and performance by Sentech of the Transaction Documents to which it is a party do not violate (i) the Sentech Certificate or the Sentech Bylaws, or (ii) the General Corporation Law.
          15. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by Sentech solely as a result of the execution and delivery by Sentech of the Transaction Documents to which it is a party or the performance by Sentech of its obligations thereunder.
          16. The Parent has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law.
          17. Under the Parent Certificate, the Parent Bylaws and the General Corporation Law, the Parent has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party.
          18. Under the Parent Certificate, the Parent Bylaws, the Parent Resolutions

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

and the General Corporation Law, the execution and delivery by the Parent of the Transaction Documents to which it is a party, and the performance by the Parent of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Parent.
          19. The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party do not violate (i) the Parent Certificate or the Parent Bylaws, or (ii) the General Corporation Law.
          20. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Parent solely as a result of the execution and delivery by the Parent of the Transaction Documents to which it is a party or the performance by the Parent of its obligations thereunder.
          The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:
          A. The opinions expressed in paragraphs 4, 9, 14 and 19 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of applicable public policy with respect to provisions relating to indemnification, exculpation or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.
          B. We note that notwithstanding any covenants to the contrary contained in the Transaction Documents: (i) the stockholders of any of the Corporations may dissolve such Corporation under Section 275(c) of the General Corporation Law upon the consent of all the stockholders entitled to vote thereon; (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of any of the Corporations entitled to vote thereon may effect a merger with such Corporation under Sections 253 or 267 of the General Corporation Law; and (iii) the stockholders of any of the Corporations may amend the bylaws of such Corporation.
          C. We note that in connection with the transactions contemplated by the Transaction Documents, the Merger Sub has merged with and into SRA (the “Merger”), such Merger being effective as of the date hereof but prior to the delivery of this opinion. Accordingly, the opinions expressed above are rendered subsequent to the effective time of the Merger.
          We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Documents. In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

facts existing on the date hereof and laws, rules and regulations currently in effect. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose, except that you may furnish copies hereof for informational purposes only (i) pursuant to order or legal process of any court of competent jurisdiction or any governmental authority having jurisdiction over you, or (ii) as otherwise required by applicable law, but no such other Persons shall be entitled to rely upon this opinion.
Very truly yours,
SXL/EL/VRV

Schedule A
Citibank, N.A., as administrative agent
Citicorp North America Inc., as swingline lender and issuing bank
Each of the Lenders party to the Credit Agreement

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]
July 20, 2011
To Each of the Persons Listed
on Schedule A Attached Hereto
          Re: SRA International, Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel for SRA International, Inc., a Delaware corporation (“SRA”), CMA Government Solutions, Inc., a Delaware corporation (“CMA”), and SENTECH Holdings, Inc., a Delaware corporation (“SENTECH”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
          (a) The Amended and Restated Certificate of Incorporation of SRA, dated May 29, 2002, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 29, 2002, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of SRA, dated October 28, 2009, as filed in the office of the Secretary of State on October 28, 2009, and as further amended by the Certificate of Merger, dated July 20, 2011, as filed in the office of the Secretary of State on July 20, 2011 (as so amended, the “SRA Certificate”);
          (b) The Certificate of Incorporation of CMA, dated as of March 31, 2009, as filed in the office of the Secretary of State on April 1, 2009, as amended by the Certificate of Change of Registered Agent and/or Registered Office, dated August 17, 2010, as filed in the office of the Secretary of State on August 18, 2010 (as so amended, the “CMA Certificate”);
          (c) The Certificate of Incorporation of SENTECH, dated as of March 31, 2009, as filed in the office of the Secretary of State on April 1, 2009, as amended by the Certificate of Change of Registered Agent and/or Registered Office, dated August 17, 2010, as filed in the office of the Secretary of State on August 18, 2010 (as so amended, the “SENTECH Certificate”);
          (d) The Amended and Restated Certificate of Incorporation of Sterling Parent Inc., a Delaware corporation (the “Parent”), dated July 19, 2011 (the “Parent Certificate”), as filed in the office of the Secretary of State on July 19, 2011;

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          (e) The Collateral Agreement, dated as of July 20, 2011 (the “Agreement”), among the Companies (as defined below), the other Grantors (as defined therein) party thereto, and Citibank, N.A., a national banking association, as administrative agent (the “Administrative Agent”);
          (f) The Copyright Security Agreement, dated as of July 20, 2011, between SRA and the Administrative Agent;
          (g) The Patent Security Agreement, dated as of July 20, 2011, between SRA and the Administrative Agent;
          (h) The Trademark Security Agreement, dated as of July 20, 2011, between SRA and the Administrative Agent;
          (i) A financing statement on form UCC-1, naming SRA as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “A” (the “SRA Financing Statement”), to be filed with the Secretary of State (Uniform Commercial Code Section) (the “Division”);
          (j) A financing statement on form UCC-1, naming CMA as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “B” (the “CMA Financing Statement”), to be filed with the Division;
          (k) A financing statement on form UCC-1, naming SENTECH as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “C” (the “SENTECH Financing Statement”), to be filed with the Division;
          (l) A financing statement on form UCC-1, naming the Parent as debtor and the Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “D” (the “Parent Financing Statement”), to be filed with the Division; and
          (m) A Good Standing Certificate for each of the Companies (as defined below), dated July 20, 2011, obtained from the Secretary of State.
          Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement. SRA, CMA, SENTECH and the Parent are hereinafter referred to collectively as the “Companies.” The SRA Certificate, the CMA Certificate, the SENTECH Certificate and the Parent Certificate are hereinafter referred to collectively as the “Certificates.” The SRA Financing Statement, the CMA Financing Statement, the SENTECH Financing Statement and the Parent Financing Statement are hereinafter referred to collectively as the “Financing Statements.”

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.
          For purposes of this opinion, we have assumed (i) that none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each of the Companies is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Companies, or (B) any of the Companies’ transfer to or domestication in any other jurisdiction, (iv) that none of the Companies has changed its name, whether by amendment of its organizational documents, by reorganization or otherwise, within the last four months, (v) the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (ix) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. In addition, we assume no responsibility for the filing of the Financing Statements (or any continuation statements or amendments with respect thereto) with the Division or any other governmental office or agency.
          This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. Each of the Financing Statements is in an appropriate form for filing with the Division.
          2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statements with the Division, the Administrative Agent for the benefit of the Secured Parties will have a perfected security interest in the Companies’ rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.
          The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:
          A. We have assumed that (i) each of the Companies has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interests granted under the Agreement for the security interests of the Administrative Agent to attach, and we express no opinion as to the nature or extent of any of the Companies’ rights in, or title to, any portion of the Collateral, and (ii) the Agreement reasonably identifies the Collateral. Accordingly, we have assumed that the security interests in the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed that none of the Collateral consists of a type of collateral described in Section 9-501(a)(1) of the Delaware UCC. Further, we have assumed that the Companies have authorized the filing of the Financing Statements with the Division.
          B. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.
          C. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of each of the Financing Statements as described herein) the perfection of the security interests of the Administrative Agent in the Filing Collateral, including, without limitation, the following:

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

               (i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of each of the Financing Statements;
               (ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;
               (iii) filings required within four months of the change of name, identity or structure made by or with respect to any of the Companies, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;
               (iv) filings required within four months of a change by any of the Companies of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and
               (v) filings required within one year after the transfer of collateral to a person or entity that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.
          D. We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by the filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a “commercial tort claim” (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in (i) Filing Collateral acquired by any of the Companies after the date hereof, or (ii) proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.
          E. We do not express any opinion as to the priority of any security interest.
          F. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity or perfection of a security interest.
          G. The opinion expressed in paragraph 2 above is subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent

To Each of the Persons Listed
on Schedule A Attached Hereto
July 20, 2011

conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).
          We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Agreement. We further understand that your successors and assigns (including, without limitation, any trustee in connection with a securitization) and any rating agency may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your, your successors’ and assigns’ (including, without limitation, any trustee in connection with a securitization) and any such rating agency’s relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose; except that you may furnish copies hereof for informational purposes only (i) pursuant to order or legal process of any court of competent jurisdiction or any governmental authority having jurisdiction over you, or (ii) as otherwise required by applicable law, but no such other persons or entities shall be entitled to rely upon this opinion.
Very truly yours,
EAS/VRV

Schedule A
Citibank, N.A., as administrative agent
Citicorp North America Inc., as swingline lender and issuing bank
Each of the Lenders (as defined in the Credit Agreement) party to the Credit Agreement
Each of the Companies

EXHIBIT F-3
Form of Opinion of McGuireWoods LLP
July 20, 2011
Each of the Lender Parties
   referenced below
SRA International, Inc.
Ladies and Gentlemen:
          We have acted as special Virginia counsel to SRA International, Inc., a Delaware corporation (“SRA”), and to the companies identified on Schedule I attached hereto (collectively, the “Virginia Guarantors” and each, individually, a “Virginia Guarantor”) in connection with the transactions (collectively, the “Transactions”) to be consummated on the date hereof pursuant to the Credit Agreement dated as of July 20, 2011 (the “Credit Agreement”) among Sterling Parent Inc., a Delaware corporation (the “Parent”), Sterling Merger Inc., a Delaware corporation (to be merged with and into SRA on the date hereof with SRA as the survivor) (the “Borrower”), the Lenders party to the Credit Agreement as of the date hereof (collectively, the “Lenders” and each, individually, a “Lender”), and Citibank, N.A., as administrative agent (in such capacity, the “Agent”). (The Borrower and the Virginia Guarantors are referred to, collectively, as the “Borrower Parties” and each, individually, as a “Borrower Party”.) This opinion letter is furnished to you pursuant to Section 4.01(b) of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings provided for in the Credit Agreement.
Documents Reviewed
          In connection with this opinion letter, we have examined the following documents, each of which is dated as of the date of the Credit Agreement unless otherwise indicated:
          (a) the executed Credit Agreement; provided, however, we have not reviewed any provisions or parts of the Credit Agreement or any attachments thereto except for the definitions contained in the Credit Agreement, which definitions are of capitalized terms that are used in the Collateral Agreement or the Guarantee Agreement (as each such term is defined below);
          (b) the Collateral Agreement (the “Collateral Agreement”) among the Parent, SRA, the Agent and the other Grantors (as defined in the Collateral Agreement) from time to time party thereto;

1

          (c) the Master Guarantee Agreement (the “Guarantee Agreement”) among the Parent, SRA, the Agent and the Subsidiary Guarantors (as defined in the Guarantee Agreement) identified therein;
          (d) the Copyright Security Agreement among Systems Research and Applications Corporation (“SRAC”) and the Agent (the “Copyright Agreement”); and
          (e) the Patent Security Agreement among SRAC and the Agent (the “SRAC Patent Agreement”);
          (f) the Patent Security Agreement among Platinum Solutions, Inc. (“Platinum”) and the Agent (the “Platinum Patent Agreement”; the Copyright Agreement, the SRAC Patent Agreement and the Platinum Patent Agreement, collectively, the “IP Agreements”).
The documents referred to in clauses (a) through (f) above are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”.
In addition, we have examined and relied upon the following:
          (i) with respect to each Virginia Guarantor, a certificate from a Responsible Officer of such Virginia Guarantor certifying in each instance as to (A) true and correct copies of the articles of incorporation certified by the State Corporation Commission of Virginia (the “SCC”) and bylaws of such Virginia Guarantor (the “Organizational Documents”) and resolutions of the board of directors of such Virginia Guarantor authorizing the Transactions and (B) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Subject Documents on behalf of such Virginia Guarantor;
          (ii) with respect to each of SRAC, Perrin Quarles Associates, Inc., and Touchstone Consulting Group, Inc., a certificate dated July 7, 2011, and with respect to Platinum, a certificate dated June 7, 2011, issued by the SCC, attesting to the corporate status of such Virginia Guarantor in the Commonwealth of Virginia (collectively, the “Status Certificates” and each, individually, a “Status Certificate”);
          (iii) with respect to each Virginia Guarantor , an unfiled copy of a UCC-1 Financing Statement (collectively, the “Financing Statements” and each, individually, a “Financing Statement”) naming such Virginia Guarantor, as debtor, and naming the Agent, as secured party, to be filed in the Office of the Clerk of the SCC (the “UCC Filing Office”); and
          (iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
As used herein, the following terms have the respective meanings set forth below:

2

“Applicable Law” means the laws of the Commonwealth of Virginia.
          “Lender Parties” means, collectively, the Agent, the Lenders, the Swingline Lender (as defined in the Credit Agreement) and the Issuing Bank (as defined in the Credit Agreement) and each, individually, shall be referred to as a “Lender Party.”
          “New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.
          ”Virginia UCC” means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Virginia.
          References herein to articles and sections of the New York UCC or the Virginia UCC are based on the article numbers and section numbers in the Official Text of the Uniform Commercial Code (as promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws) and shall be deemed to refer to the corresponding provisions of the New York UCC and the Virginia UCC, as applicable.
Assumptions Underlying Our Opinions
          For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.
          (a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of any Borrower Party or authorized representatives thereof, (ii) representations of any Borrower Party set forth in the Subject Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.
          (b) Signatures. The signatures of individuals signing the Subject Documents on behalf of the Virginia Guarantors are genuine.
          (c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
          (d) Other Information/Property Descriptions. With respect to our opinions in Paragraph 6, the completeness, sufficiency and accuracy (i) of the name and address of the Agent contained in the Subject Documents and (ii) of the descriptions of the Subject Collateral contained in the Subject Documents to the extent the Subject Collateral is not described therein by reference to specific types or categories set forth in Article 9 of the Virginia UCC and the Article 9 of the New York UCC.
          (e) Value; Rights in the Article 9 Collateral. With respect to our opinion in Paragraph 6, (i) value has been given for the security interests created under the Collateral Agreement and the IP Agreements, (ii) the Virginia Guarantors have rights in the collateral

3

described therein in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”), or the power to transfer rights in the Article 9 Collateral sufficient to grant a security interest therein, and (iii) the Collateral Agreement and the IP Agreements are effective to create, and have created, a valid and enforceable security interest in the Article 9 Collateral under Article 9 of the New York UCC.
          (f) Transmitting Utility. None of the Virginia Guarantors is a “transmitting utility” as defined in Section 9-102 of the Virginia UCC.
Our Opinions
          Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:
          1. Organizational Status. Based solely upon its Status Certificate, each Virginia Guarantor is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws, as of the date set forth in its Status Certificate.
          2. Power and Authority; Authorization. Each Virginia Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of each Subject Document to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.
          3. Execution and Delivery. Each Virginia Guarantor has duly executed and delivered each Subject Document to which it is a party.
          4. Noncontravention. Neither the execution and delivery by any Virginia Guarantor of any Subject Document to which it is a party, nor the performance by such Virginia Guarantor of its obligations thereunder (a) violates any provision of the Organizational Documents of such Virginia Guarantor or (b) violates any present statute or regulation of the Commonwealth of Virginia applicable to such Virginia Guarantor.
          5. Governmental Approvals. No consent, approval or authorization of, or filing with, any governmental authority of the Commonwealth of Virginia that, in each case, is applicable to any Virginia Guarantor is required for the due execution and delivery by such Virginia Guarantor of any Subject Document to which it is a party or the consummation by such Virginia Guarantor of the Transactions to be consummated on the date hereof except (i) in each case as have previously been made or obtained, (ii) filings and recordings which are necessary to perfect the liens and security interests granted under Subject Documents and (iii) filings, discharges and releases which are necessary to release liens and security interests not permitted by the Subject Documents.
          6. Article 9 Collateral. Assuming that the Financing Statements have been duly submitted for filing in the UCC Filing Office with the appropriate filing fee tendered, or duly accepted for filing by the UCC Filing Office, the Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), will have a perfected security interest in those items of the Article 9 Collateral described in the Financing Statements in which a security interest may be

4

perfected under Article 9 of the Virginia UCC by the filing of a financing statement in the UCC Filing Office.
Matters Excluded from Our Opinions
We express no opinion with respect to the following matters:
          (a) Enforceability. The validity, binding effect or enforceability of the Subject Documents.
          (b) Certain Laws. The following laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein: Federal laws; securities and Blue Sky laws; antifraud, derivatives and commodities laws; banking laws; anti-terrorism laws; laws governing embargoed persons; anti-money laundering laws; truth-in-lending laws; equal credit opportunity laws; consumer protection laws; pension and employee benefit laws; tax laws; health and occupational safety laws; environmental laws; building codes and zoning, subdivision and other laws governing the development, use and occupancy of real property; antitrust and unfair competition laws; laws governing specially regulated industries (such as communications, energy, gaming, healthcare, insurance and utilities) or specially regulated products or services (such as alcohol, drugs, food and radioactive materials).
          (c) Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of the Commonwealth of Virginia.
          (d) Title; Priority; Security Interests. Any person’s ownership rights in or title to, or priority of any security interest in or lien on or with respect to, any property or assets forming any part of the Article 9 Collateral or any other property or assets described in the Subject Documents, the description or location of any property, or the creation, validity, perfection (except as expressly stated in Paragraph 6 of this opinion letter) or enforceability of any security interest or lien therein.
          (e) Perfection of Security Interest in Certain Types of Collateral. The perfection of any security interest granted in or in respect of (i) any policy of insurance, receivable due from any government or agency thereof, consumer good, commercial tort claim or account resulting from the sale of any of the foregoing, (ii) any other property or asset, the creation of a security interest in which is excluded from the coverage of Article 9 of the New York UCC, (iii) real property, fixtures, any equipment used in farming operations, farm products, crops, timber to be cut, as-extracted collateral or rights therein, inventory which is subject to any negotiable document of title (such as any negotiable bill of lading or warehouse receipt), beneficial interest in a trust, letter of credit, or account resulting from the sale of any of the foregoing, (iv) any “know how”, copyright, patent, trademark, service mark, license, trade secret, trade name or other intellectual property or rights therein (except as expressly provided in our opinion in Paragraph 6), or (v) any other property or asset, the perfection of a security interest in which is excluded from the coverage of Article 9 of the Virginia UCC, including such property or asset, the perfection of a security interest in which is subject to (A) a statute or treaty of the

5

United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the Virginia UCC for filing to perfect or record such security interest, (B) a certificate of title statute or (C) any laws other than Applicable Laws.
Qualifications and Limitations Applicable to Our Opinions
          The opinions set forth above are subject to the following qualifications and limitations:
          (a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.
          (b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.
          (c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.
          (d) Noncontravention and Government Approvals. Our opinions expressed in paragraphs 4(b) and 5 are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents and to business organizations generally.
          (e) Incorporated Documents. The foregoing opinions do not relate to (and we have not reviewed) any documents or instruments other than the Subject Documents, and we express no opinion as to (i) such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Subject Documents), (ii) the interplay between the Subject Documents and any such other documents and instruments, or (iii) any schedule, exhibit, appendix or like supplemental document referred to as attached to any Subject Document if so attached or in any manner altered after our review of such document.
          (f) Security Interest in Proceeds. The continuation and perfection of the Agent’s security interest in the proceeds of the Article 9 Collateral are limited to the extent set forth in Section 9-315 of the Virginia UCC.
          (g) Actions to Continue Effectiveness. We express no opinion as to any actions that may be required to be taken periodically under the Virginia UCC or any other law for the effectiveness of any financing statements, or the validity or perfection of any security interest, to be maintained.
          (h) Property Acquired after Commencement of Bankruptcy Case. In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 552 of

6

the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
          (i) After-acquired Property as Voidable Preference. In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code.
          (j) Rights of Third Parties in Certain Collateral. The rights of the Agent with respect to Article 9 Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the Virginia Guarantors.
          (k) Licenses or Permits as Collateral. In the case of any Article 9 Collateral consisting of licenses, permits or similar rights issued or granted by governmental authorities or other persons or entities, applicable law or the terms of such licenses, permits or other rights may not permit the assignment or transfer of such licenses, permits or rights, or the Virginia Guarantors may not have sufficient rights therein for the security interest of the Agent to attach and, even if the Virginia Guarantors have sufficient rights for the security interest of the Agent to attach, the exercise of remedies may be limited by the terms of the license, permit or other right or require the consent of the governmental authority or other person or entity issuing such license, permit or other right.
          (l) Collateral Evidenced by Instruments. We note that, if any of the Article 9 Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as defined, and as provided for, in the Virginia UCC), the local law of the jurisdiction where such property is located will govern the perfection and priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property.
          (m) Commercial Tort Claims. A description of a commercial tort claim only by type of collateral is not sufficient reasonably to identify such collateral under Section 9-108(e) of the New York UCC or the Virginia UCC.
          (n) Other UCC Limitations. Such opinions may also be limited by Sections 9-316 through 9-321, 9-323, 9-330, 9-331, 9-332, 9-335, 9-336 and 9-338 of the Virginia UCC.
          (o) Certain Information regarding the Virginia Guarantors. With respect to our opinions in Paragraph 6, we have relied solely on the Status Certificates and the certified copies of the Organizational Documents in determining the name, type of organization and jurisdiction of organization of the Virginia Guarantors.

7

          (p) IP Agreements. We express no opinion to the extent federal law may supersede the Virginia UCC with respect to the perfection of a security interest in the collateral described in the IP Agreements, the Collateral Agreement or any “know how”, copyright, patent, trademark, service mark, license, trade secret, trade name or other intellectual property or rights therein.
Miscellaneous
          The foregoing opinions are being furnished only to the Lender Parties and only for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be furnished to any other person or entity or used or relied upon by any other person or for any other purpose without our prior written consent. At your request, we hereby consent to (x) reliance hereon by any future assignee of any Lender’s interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time and (y) the furnishing of a copy of this opinion letter if required by law, a court of competent jurisdiction or any governmental authority provided that no such court or governmental authority shall be entitled to rely on this opinion letter.
          The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

8

Schedule I
Virginia Guarantors

Name	Type of Entity	Jurisdiction of Organization
Systems Research and Applications Corporation	Corporation	Virginia

Touchstone Consulting Group, Inc.	Corporation	Virginia

Perrin Quarles Associates, Inc.	Corporation	Virginia

Platinum Solutions, Inc.	Corporation	Virginia

9

EXHIBIT F-3 (cont.)
Form of Opinion of McGuireWoods LLP
July 20, 2011
Each of the Lender Parties
   referenced below
SRA International, Inc.
Ladies and Gentlemen:
          We have acted as special North Carolina counsel to SRA International, Inc., a Delaware corporation (“SRA”), and to Constella Group, LLC, a North Carolina limited liability company (the “North Carolina Guarantor”) in connection with the transactions (collectively, the “Transactions”) to be consummated on the date hereof pursuant to the Credit Agreement dated as of July 20, 2011 (the “Credit Agreement”) among Sterling Parent Inc., a Delaware corporation (the “Parent”), Sterling Merger Inc., a Delaware corporation (to be merged with and into SRA on the date hereof with SRA as the survivor) (the “Borrower”), the Lenders party to the Credit Agreement as of the date hereof (collectively, the “Lenders” and each, individually, a “Lender”), and Citibank, N.A., as administrative agent (in such capacity, the “Agent”). (The Borrower and the North Carolina Guarantor are referred to, collectively, as the “Borrower Parties” and each, individually, as a “Borrower Party”.) This opinion letter is furnished to you pursuant to Section 4.01(b) of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings provided for in the Credit Agreement.
Documents Reviewed
          In connection with this opinion letter, we have examined the following documents, each of which is dated as of the date of the Credit Agreement unless otherwise indicated:
          (a) the executed Credit Agreement; provided, however, we have not reviewed any provisions or parts of the Credit Agreement or any attachments thereto except for the definitions contained in the Credit Agreement, which definitions are of capitalized terms that are used in the Collateral Agreement or the Guarantee Agreement (as each such term is defined below);
          (b) the Collateral Agreement (the “Collateral Agreement”) among the Parent, SRA, the Agent and the other Grantors (as defined in the Collateral Agreement) from time to time party hereto; and

1

          (c) the Master Guarantee Agreement (the “Guarantee Agreement”) among the Parent, SRA, the Agent and the Subsidiary Guarantors (as defined in the Guarantee Agreement) identified therein.
The documents referred to in clauses (a) through (c) above are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”.
In addition, we have examined and relied upon the following:
          (i) with respect to the North Carolina Guarantor, a certificate from a Responsible Officer of the North Carolina Guarantor certifying as to (A) true and correct copies of the articles of incorporation certified by the Secretary of State of North Carolina and bylaws of the North Carolina Guarantor (the “Organizational Documents”) and resolutions of the board of directors of the North Carolina Guarantor authorizing the Transactions and (B) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Subject Documents on behalf of the North Carolina Guarantor;
          (ii) with respect to the North Carolina Guarantor, a certificate dated July 11, 2011, issued by the Secretary of State of North Carolina, attesting to the corporate status of the North Carolina Guarantor in the State of North Carolina (the “Status Certificate”);
          (iii) with respect to the North Carolina Guarantor , an unfiled copy of a UCC-1 Financing Statement (the “Financing Statement”) naming the North Carolina Guarantor, as debtor, and naming the Agent, as secured party, to be filed with the Secretary of State of North Carolina (the “UCC Filing Office”); and
          (iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
As used herein, the following terms have the respective meanings set forth below:
“Applicable Law” means the laws of the State of North Carolina.
          “Lender Parties” means, collectively, the Agent, the Lenders, the Swingline Lender (as defined in the Credit Agreement) and the Issuing Bank (as defined in the Credit Agreement) and each, individually, shall be referred to as a “Lender Party.”
          “New York UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.
          “North Carolina UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina.

2

          References herein to articles and sections of the New York UCC or the North Carolina UCC are based on the article numbers and section numbers in the Official Text of the Uniform Commercial Code (as promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws) and shall be deemed to refer to the corresponding provisions of the New York UCC and the North Carolina UCC, as applicable.
Assumptions Underlying Our Opinions
          For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.
          (a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of any Borrower Party or authorized representatives thereof, (ii) representations of any Borrower Party set forth in the Subject Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.
          (b) Signatures. The signatures of individuals signing the Subject Documents on behalf of the North Carolina Guarantor are genuine.
          (c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
          (d) Other Information/Property Descriptions. With respect to our opinions in Paragraph 6, the completeness, sufficiency and accuracy (i) of the name and address of the Agent contained in the Subject Documents and (ii) of the descriptions of the Subject Collateral contained in the Subject Documents to the extent the Subject Collateral is not described therein by reference to specific types or categories set forth in Article 9 of the North Carolina UCC and the Article 9 of the New York UCC.
          (e) Collateral Agreement. With respect to our opinion in Paragraph 6, (i) value has been given for the security interests created under the Collateral Agreement, (ii) the North Carolina Guarantor has rights in the collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Article 9 Collateral”), or the power to transfer rights in the Article 9 Collateral sufficient to grant a security interest therein, and (iii) the Collateral Agreement is effective to create, and has created, a valid and enforceable security interest in the Article 9 Collateral under Article 9 of the New York UCC.
          (f) Transmitting Utility. The North Carolina Guarantor is not a “transmitting utility” as defined in Section 9-102 of the North Carolina UCC.
Our Opinions
          Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

3

          1. Organizational Status. Based solely upon its Status Certificate, the North Carolina Guarantor is a validly existing corporation under the laws of the State of North Carolina.
          2. Power and Authority; Authorization. The North Carolina Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of each Subject Document to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.
          3. Execution and Delivery. The North Carolina Guarantor has duly executed and delivered each Subject Document to which it is a party.
          4. Noncontravention. Neither the execution and delivery by the North Carolina Guarantor of any Subject Document to which it is a party, nor the performance by the North Carolina Guarantor of its obligations thereunder (a) violates any provision of the Organizational Documents of the North Carolina Guarantor or (b) violates any present statute or regulation of the State of North Carolina applicable to the North Carolina Guarantor.
          5. Governmental Approvals. No consent, approval or authorization of, or filing with, any governmental authority of the State of North Carolina that, in each case, is applicable to the North Carolina Guarantor is required for the due execution and delivery by the North Carolina Guarantor of any Subject Document to which it is a party or the consummation by the North Carolina Guarantor of the Transactions to be consummated on the date hereof except (i) in each case as have previously been made or obtained, (ii) filings and recordings which are necessary to perfect the liens and security interests granted under Subject Documents and (iii) filings, discharges and releases which are necessary to release liens and security interests not permitted by the Subject Documents.
          6. Article 9 Collateral. Assuming that the Financing Statements have been duly submitted for filing in the UCC Filing Office with the appropriate filing fee tendered, or duly accepted for filing by the UCC Filing Office, the Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), will have a perfected security interest in those items of the Article 9 Collateral described in the Financing Statements in which a security interest may be perfected under Article 9 of the North Carolina UCC by the filing of a financing statement in the UCC Filing Office.
Matters Excluded from Our Opinions
We express no opinion with respect to the following matters:
          (a) Enforceability. The validity, binding effect or enforceability of the Subject Documents.
          (b) Certain Laws. The following laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein: Federal laws; securities and Blue Sky laws; antifraud, derivatives and commodities laws; banking laws; anti-terrorism laws; laws governing embargoed persons; anti-money laundering laws; truth-in-

4

lending laws; equal credit opportunity laws; consumer protection laws; pension and employee benefit laws; tax laws; health and occupational safety laws; environmental laws; building codes and zoning, subdivision and other laws governing the development, use and occupancy of real property; antitrust and unfair competition laws; laws governing specially regulated industries (such as communications, energy, gaming, healthcare, insurance and utilities) or specially regulated products or services (such as alcohol, drugs, food and radioactive materials).
          (c) Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of the State of North Carolina.
          (d) Title; Priority; Security Interests. Any person’s ownership rights in or title to, or priority of any security interest in or lien on or with respect to, any property or assets forming any part of the Article 9 Collateral or any other property or assets described in the Subject Documents, the description or location of any property, or the creation, validity, perfection (except as expressly stated in Paragraph 6 of this opinion letter) or enforceability of any security interest or lien therein.
          (e) Perfection of Security Interest in Certain Types of Collateral. The perfection of any security interest granted in or in respect of (i) any policy of insurance, receivable due from any government or agency thereof, consumer good, commercial tort claim or account resulting from the sale of any of the foregoing, (ii) any other property or asset, the creation of a security interest in which is excluded from the coverage of Article 9 of the New York UCC, (iii) real property, fixtures, any equipment used in farming operations, farm products, crops, timber to be cut, as-extracted collateral or rights therein, inventory which is subject to any negotiable document of title (such as any negotiable bill of lading or warehouse receipt), beneficial interest in a trust, letter of credit, or account resulting from the sale of any of the foregoing, (iv) any “know how”, copyright, patent, trademark, service mark, license, trade secret, trade name or other intellectual property or rights therein, or (v) any other property or asset, the perfection of a security interest in which is excluded from the coverage of Article 9 of the North Carolina UCC, including such property or asset, the perfection of a security interest in which is subject to (A) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection or recordation of a security interest therein or which specifies a place of filing different from that specified in the North Carolina UCC for filing to perfect or record such security interest, (B) a certificate of title statute or (C) any laws other than Applicable Laws.
Qualifications and Limitations Applicable to Our Opinions
          The opinions set forth above are subject to the following qualifications and limitations:
          (a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

5

          (b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.
          (c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.
          (d) Noncontravention and Government Approvals. Our opinions expressed in paragraphs 4(b) and 5 are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents and to business organizations generally.
          (e) Incorporated Documents. The foregoing opinions do not relate to (and we have not reviewed) any documents or instruments other than the Subject Documents, and we express no opinion as to (i) such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Subject Documents), (ii) the interplay between the Subject Documents and any such other documents and instruments, or (iii) any schedule, exhibit, appendix or like supplemental document referred to as attached to any Subject Document if so attached or in any manner altered after our review of such document.
          (f) Security Interest in Proceeds. The continuation and perfection of the Agent’s security interest in the proceeds of the Article 9 Collateral are limited to the extent set forth in Section 9-315 of the North Carolina UCC.
          (g) Actions to Continue Effectiveness. We express no opinion as to any actions that may be required to be taken periodically under the North Carolina UCC or any other law for the effectiveness of any financing statements, or the validity or perfection of any security interest, to be maintained.
          (h) Property Acquired after Commencement of Bankruptcy Case. In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 552 of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
          (i) After-acquired Property as Voidable Preference. In the case of property which becomes part of the Article 9 Collateral after the date hereof, Section 547 of the Bankruptcy Code provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547 of the Bankruptcy Code.

6

          (j) Rights of Third Parties in Certain Collateral. The rights of the Agent with respect to Article 9 Collateral consisting of accounts, instruments, licenses, leases, contracts or other agreements will be subject to the claims, rights and defenses of the other parties thereto against the North Carolina Guarantor.
          (k) Licenses or Permits as Collateral. In the case of any Article 9 Collateral consisting of licenses, permits or similar rights issued or granted by governmental authorities or other persons or entities, applicable law or the terms of such licenses, permits or other rights may not permit the assignment or transfer of such licenses, permits or rights, or the North Carolina Guarantor may not have sufficient rights therein for the security interest of the Agent to attach and, even if the North Carolina Guarantor has sufficient rights for the security interest of the Agent to attach, the exercise of remedies may be limited by the terms of the license, permit or other right or require the consent of the governmental authority or other person or entity issuing such license, permit or other right.
          (l) Collateral Evidenced by Instruments. We note that, if any of the Article 9 Collateral is evidenced by instruments or tangible chattel paper or any other property in which a security interest may be perfected by taking possession (in each case as defined, and as provided for, in the North Carolina UCC), the local law of the jurisdiction where such property is located will govern the perfection and priority of a possessory security interest in such property and the effect of perfection or non-perfection of a non-possessory security interest in such property.
          (m) Commercial Tort Claims. A description of a commercial tort claim only by type of collateral is not sufficient reasonably to identify such collateral under Section 9-108(e) of the New York UCC or the North Carolina UCC.
          (n) Other UCC Limitations. Such opinions may also be limited by Sections 9-316 through 9-321, 9-323, 9-330, 9-331, 9-332, 9-335, 9-336 and 9-338 of the North Carolina UCC.
          (o) Certain Information regarding the North Carolina Guarantor. With respect to our opinions in Paragraph 6, we have relied solely on the Status Certificates and the certified copies of the Organizational Documents in determining the name, type of organization and jurisdiction of organization of the North Carolina Guarantor.
Miscellaneous
          The foregoing opinions are being furnished only to the Lender Parties and only for the purpose referred to in the first paragraph of this opinion letter, and this opinion letter is not to be furnished to any other person or entity or used or relied upon by any other person or for any other purpose without our prior written consent. At your request, we hereby consent to (x) reliance hereon by any future assignee of any Lender’s interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its

7

addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time and (y) the furnishing of a copy of this opinion letter if required by law, a court of competent jurisdiction or any governmental authority provided that no such court or governmental authority shall be entitled to rely on this opinion letter.
          The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions expressed herein. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

8

EXHIBIT G
[FORM OF]
SENIOR PRIORITY LIEN INTERCREDITOR AGREEMENT
among
STERLING PARENT INC.,
SRA INTERNATIONAL, INC.,
the other Grantors party hereto,
CITIBANK, N.A.,
as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties,
CITIBANK, N.A.,
as Authorized Representative for the Credit Agreement Secured Parties,
[           ]
as the Additional Senior Priority Collateral Agent,
[           ]
as the Initial Additional Authorized Representative,
and
each additional Authorized Representative from time to time party hereto
dated as of [            ], 20[      ]

     SENIOR PRIORITY LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 20[            ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among STERLING PARENT INC., a Delaware corporation (“Holdings”), SRA INTERNATIONAL, INC., a Delaware corporation (the “Company”), the other Grantors (as defined below) from time to time party hereto, CITI-BANK, N.A. (“Citi”), as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), the Administrative Agent, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [            ], as collateral agent for the Additional Senior Priority Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Additional Senior Priority Collateral Agent”), [            ], as Authorized Representative for the Initial Additional Senior Priority Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the other Additional Senior Priority Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.
     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Senior Priority Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Senior Priority Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
     SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Initial Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.
     “Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.
     “Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.
     “Additional Senior Priority Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

     “Additional Senior Priority Documents” means, with respect to the Initial Additional Senior Priority Obligations or any Series of Additional Senior Class Debt (other than any indebtedness incurred under any Subsequent Credit Agreement Document), the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Senior Priority Documents and the Additional Senior Priority Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Senior Priority Obligations or any Series of Additional Senior Class Debt (other than any indebtedness incurred under any Subsequent Credit Agreement Document); provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Senior Priority Obligations) has been designated as Additional Senior Priority Obligations pursuant to Section 5.13 hereto.
     “Additional Senior Priority Obligations” means all amounts owing to any Additional Senior Priority Secured Party (including the Initial Additional Senior Priority Secured Parties) pursuant to the terms of any Additional Senior Priority Document (including the Initial Additional Senior Priority Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Senior Priority Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.
     “Additional Senior Priority Secured Party” means the holders of any Additional Senior Priority Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Senior Priority Secured Parties.
     “Additional Senior Priority Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Senior Priority Obligations.
     “Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement” and shall also mean any Person designated as an “Administrative Agent” under any Subsequent Credit Agreement Documents pursuant to the terms of such Subsequent Credit Agreement Documents.
     “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
     “Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the

Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.
     “Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Senior Priority Collateral Agent.
     “Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Senior Priority Obligations or the Initial Additional Senior Priority Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Senior Priority Obligations or Additional Senior Priority Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
     “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Citi” has the meaning assigned to such term in the introductory paragraph of this Agreement.
     “Collateral” means all assets and properties subject to Liens created pursuant to any Senior Priority Security Document to secure one or more Series of Senior Priority Obligations.
     “Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the Additional Senior Priority Obligations, the Additional Senior Priority Collateral Agent.
     “Collateral Agreement” means that certain Collateral Agreement, dated as of July 20, 2011, among Holdings, the Company, the other Grantors party thereto and the Credit Agreement Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
     “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.
     “Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the

Credit Agreement Secured Parties and (ii) at any other time, the Series of Senior Priority Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.
     “Credit Agreement” means (x) until the Discharge of Initial Credit Agreement Obligations, the Initial Credit Agreement and (y) thereafter, any Subsequent Credit Agreement.
     “Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement until such date that any Person has been designated as a “Collateral Agent” pursuant to the terms of such Subsequent Credit Agreement Documents and thereafter such other Person.
     “Credit Agreement Collateral Documents” means the Collateral Agreement, the other Security Documents (as defined in the Initial Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations, including any obligations arising under any Subsequent Credit Agreement Documents.
     “Credit Agreement Obligations” means (i) until the Discharge of Initial Credit Agreement Obligations, the Initial Credit Agreement Obligations and (ii) thereafter, the Subsequent Credit Agreement Obligations.
     “Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Collateral Agreement or the definition designated by the Company as being its equivalent for purposes of this Agreement under any Subsequent Credit Agreement Documents.
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
     “Discharge” means, with respect to any Shared Collateral and any Series of Senior Priority Obligations, the date on which such Series of Senior Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
     “Discharge of Credit Agreement Obligations” means the date on which the Discharge of Initial Credit Agreement Obligations and the Discharge of Subsequent Credit Agreement Obligations has occurred.
     “Discharge of Initial Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Initial Credit Agreement Obligations with respect to such Shared Collateral.

     “Discharge of Subsequent Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Subsequent Credit Agreement Obligations with respect to such Shared Collateral.
     “Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.
     “Grantors” means Holdings, the Company and each of the Subsidiary Loan Parties (as defined in the Initial Credit Agreement) and each other Subsidiary of the Company which has granted a security interest pursuant to any Senior Priority Security Document to secure any Series of Senior Priority Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.
     “Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Impairment” has the meaning assigned to such term in Section 1.03.
     “Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.
     “Initial Additional Senior Priority Agreement” mean that certain [Indenture] [Other Agreement], dated as of [            ], among the Company, [the Guarantors identified therein] and [            ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
     “Initial Additional Senior Priority Documents” means the Initial Additional Senior Priority Agreement, the debt securities issued or other Indebtedness incurred thereunder, the Initial Additional Senior Priority Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Senior Priority Obligations.
     “Initial Additional Senior Priority Obligations” means the [“Obligations”] as such term is defined in the Initial Additional Senior Priority Security Agreement.
     “Initial Additional Senior Priority Secured Parties” means the Additional Senior Priority Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Senior Priority Obligations issued pursuant to the Initial Additional Senior Priority Agreement.
     “Initial Additional Senior Priority Security Agreement” means the security agreement, dated as of the date hereof, among the Company, the Additional Senior Priority Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

     “Initial Credit Agreement” means that certain Credit Agreement, dated as of July 20, 2011, among Holdings, Sterling Merger Inc. (the rights and obligations of which have been assumed by the Company), the lenders from time to time party thereto, Citi, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”), and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
     “Initial Credit Agreement Obligations” means all “Secured Obligations” as defined in the Credit Agreement.
“Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).
     “Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereto required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish Subsequent Credit Agreement Obligations or an additional Series of Additional Senior Priority Obligations and add Credit Agreement Secured Parties or Additional Senior Priority Secured Parties hereunder.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
     “Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Senior Priority

Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Senior Priority Obligations with respect to such Shared Collateral.
     “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
     “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Senior Priority Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Senior Priority Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Senior Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Senior Priority Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
     “Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Senior Priority Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
     “Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Senior Priority Security Documents.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).

     “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
     “Secured Credit Document” means (i) the Initial Credit Agreement and the Loan Documents (as defined in the Initial Credit Agreement), (ii) each Subsequent Credit Agreement Document, (iii) each Initial Additional Senior Priority Document, and (iv) each Additional Senior Priority Document.
     “Senior Priority Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Senior Priority Obligations.
     “Senior Priority Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Senior Priority Secured Parties with respect to each Series of Additional Senior Priority Obligations.
     “Senior Priority Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Senior Priority Security Documents.
     “Series” means (a) with respect to the Senior Priority Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) each group of Initial Additional Senior Priority Secured Parties (in their capacities as such), and (iii) the Additional Senior Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Priority Secured Parties) and (b) with respect to any Senior Priority Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Senior Priority Obligations, and (iii) the Additional Senior Priority Obligations incurred pursuant to any Additional Senior Priority Document, which pursuant to any Joinder Agreement are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Priority Obligations).
     “Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Senior Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Senior Priority Obligations are outstanding at any time and the holders of less than all Series of Senior Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Senior Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

     “Subsequent Credit Agreement” means any agreement, instrument or document which Refinances the Initial Credit Agreement in whole the obligations under which are secured by the Shared Collateral under one or more Credit Agreement Collateral Documents and is designated in writing by the Administrative Agent with respect thereto and the Company for purposes of this Agreement as a “Credit Agreement” to the Additional Senior Priority Collateral Agent and each other Authorized Representative and has otherwise complied with Section 5.13. For the avoidance of doubt, no Subsequent Credit Agreement shall be permitted to exist or designated hereunder until the Discharge of Initial Credit Agreement Obligations.
     “Subsequent Credit Agreement Documents” means each Subsequent Credit Agreement, the Credit Agreement Collateral Documents relating thereto and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness; provided that the Indebtedness thereunder has been designated as Subsequent Credit Agreement Obligations pursuant to Section 5.13 hereto.
     “Subsequent Credit Agreement Obligations” means the definition in any Subsequent Credit Agreement Document designated by the Company for purposes of this Agreement as being the equivalent of “Secured Obligations” as defined in the Initial Credit Agreement.
     SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.
     SECTION 1.03 Impairments. It is the intention of the Senior Priority Secured Parties of each Series that the holders of Senior Priority Obligations of such Series (and not the Senior Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Priority Obligations), (y) any of the Senior Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Senior Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Priority Obligations) on a basis ranking prior to the security interest of such Series of Senior Priority Obligations but junior to the security interest of any other Series of Senior Priority Obligations or (ii) the existence of any Collateral for any other Series of Senior Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Senior Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any mortgage, deed of assignment or similar encumbrance which applies to all Senior Priority Obligations shall not be deemed to be an Impairment of any Series of Senior Priority Obligations. In the event of any Impairment with respect to any Series of Senior Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Senior Priority Obligations, and the rights of the holders of such Series of Senior Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of Senior Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Senior Priority Obligations subject to such Impairment. Additionally, in the event the Senior Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Senior Priority Obligations or the Senior Priority Security Documents governing such Senior Priority Obligations shall refer to such obligations or such documents as so modified.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
     SECTION 2.01 Priority of Claims.
     (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Senior Priority Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any Senior Priority Secured Party receives any payment other than pursuant to this Agreement with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Senior Priority Secured Party or received by the Applicable Collateral Agent or any Senior Priority Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Senior Priority Obligations are entitled other than pursuant to this Agreement (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Senior Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Senior Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents, and (iii) THIRD, after payment of all Senior Priority Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Senior Priority Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Senior Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Senior Priority Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Senior Priority Obligations with respect to which such Impairment exists.
     (b) It is acknowledged that the Senior Priority Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Senior Priority Secured Parties of any Series.
     (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Senior Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Senior Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Senior Priority Secured Party hereby agrees that the Liens securing each Series of Senior Priority Obligations on any Shared Collateral shall be of equal priority.
     (d) Notwithstanding anything in this Agreement or any other Senior Priority Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Credit Agreement Collateral Agent pursuant to Section 2.05(j), 2.11(b) or 2.23(a)(ii) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.
     SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
     (a) Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Senior Priority Secured Party shall, or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Senior Priority Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.
     (b) With respect to any Shared Collateral at any time when the Additional Senior Priority Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Senior Priority Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Senior Priority Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Senior Priority Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Senior Priority Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.
     (c) Notwithstanding the equal priority of the Liens securing each Series of Senior Priority Obligations, the Applicable Collateral Agent (in the case of the Additional Senior Priority Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Senior Priority Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

     (d) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Senior Priority Obligations (other than funds deposited for the discharge or defeasance of any Additional Senior Priority Document) other than pursuant to the Senior Priority Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Senior Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Senior Priority Security Documents applicable to it.
     (e) Each of the Senior Priority Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Senior Priority Secured Parties on all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.
SECTION 2.03 No Interference; Payment Over.
     (a) Each Senior Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Senior Priority Obligations of any Series or any Senior Priority Security Document or the validity, attachment, perfection or priority of any Lien under any Senior Priority Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Senior Priority Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Senior Priority Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Senior Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Senior Priority Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Senior Priority Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Collateral Agent or any other Senior Priority Secured Party to enforce this Agreement.

     (b) Each Senior Priority Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Senior Priority Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Senior Priority Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for (or, if not possible under the applicable law, for the benefit of) the other Senior Priority Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.
     SECTION 2.04 Automatic Release of Liens; Amendments to Senior Priority Security Documents.
     (a) If at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agent for the benefit of each Series of Senior Priority Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.
     (b) Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided or amendment to any Senior Priority Security Document for in this Section.
     SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
     (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.
     (b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Senior Priority Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Secured Credit Document), or the Authorized Representative of the Controlling Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Senior Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank Pari Passu with the Liens on any such Shared Collateral granted to secure the Senior Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Senior Priority Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Senior Priority Secured Parties (other than any Liens of the Senior Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Senior Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any Senior Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Senior Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior Priority Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Senior Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Senior Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Senior Priority Secured Parties of such Series or their Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Senior Priority Secured Parties receiving adequate protection shall not object to any other Senior Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Priority Secured Parties in connection with a DIP Financing or use of cash collateral.
     SECTION 2.06 Reinstatement. In the event that any of the Senior Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Priority Obligations shall again have been paid in full in cash.
     SECTION 2.07 Insurance. As between the Senior Priority Secured Parties, the Applicable Collateral Agent (and in the case of the Additional Senior Priority Collateral

Agent, acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
     SECTION 2.08 Refinancings. The Senior Priority Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of, any Senior Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.
     (a) The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Senior Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional Senior Priority Collateral Agent, promptly deliver all Possessory Collateral to the Additional Senior Priority Collateral Agent together with any necessary endorsements (or otherwise allow the Additional Senior Priority Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.
     (b) The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Senior Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Priority Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
     (c) The duties or responsibilities of each Collateral Agent and each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Senior Priority Secured Party for purposes of perfecting the Lien held by such Senior Priority Secured Parties thereon.

SECTION 2.10 Amendments to Security Documents.
     (a) Without the prior written consent of the Credit Agreement Collateral Agent, the Additional Senior Priority Collateral Agent agrees that no Additional Senior Priority Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Senior Priority Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
     (b) Without the prior written consent of the Additional Senior Priority Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
     (c) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company.
ARTICLE III
Existence and Amounts of Liens and Obligations
     SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Senior Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Senior Priority Secured Party or any other Person as a result of such determination.

ARTICLE IV
The Applicable Collateral Agent
     SECTION 4.01 Authority.
     (a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01.
     (b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Senior Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Senior Priority Security Documents, as applicable, pursuant to which the Applicable Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Senior Priority Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Senior Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Senior Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Senior Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Senior Priority Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Senior Priority Obligations or any other Senior Priority Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Senior Priority Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Priority Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Priority Security Documents or any other agreement related thereto or to the collection of the Senior Priority Obligations or the valuation, use, protection or release of any security for the Senior Priority Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Senior Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, the Company or any of its Subsidiaries, as

debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Senior Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Senior Priority Obligations for which such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a Senior Priority Secured Party.
     The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Senior Priority Secured Party under any Series of Senior Priority Obligations that it holds as any other Senior Priority Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Senior Priority Secured Party” or “Senior Priority Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional Senior Priority Secured Party” or “Additional Senior Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any Grantor or their respective Subsidiaries or other Affiliates thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Senior Priority Secured Party.
SECTION 4.03 Exculpatory Provisions.
     (a) The Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Senior Priority Security Documents. Without limiting the generality of the foregoing, the Applicable Collateral Agent:
     (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
     (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Senior Priority Security Documents that the Applicable Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to any Senior Priority Security Document or applicable law;
     (iii) shall not, except as expressly set forth herein and in the other Senior Priority Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;
     (iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) or (iii) in reliance on a certificate of an authorized officer of any Grantor stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Senior Priority Obligations unless and until notice describing such Event Default is given to the Applicable Collateral Agent by the Authorized Representative of such Senior Priority Obligations or any Grantor; and
     (v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Senior Priority Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or there-under or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Senior Priority Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Senior Priority Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Senior Priority Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent.
SECTION 4.04 Reliance by Collateral Agent.
          The Applicable Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company, any Grantor or any Senior Priority Secured Party), independent accountants and other experts selected by the Applicable Collateral Agent. The Applicable Collateral Agent shall be fully justified in failing or refusing to take any action under any Secured Credit Document unless it shall first receive such advice or concurrence of the Applicable Authorized Representative or the majority or such other amount of the Controlling Secured Parties as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Senior Priority Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Applicable Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Secured Credit Document in accordance with a request or consent of the Applicable Authorized Representative or the majority of the Controlling Secured Parties (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
SECTION 4.05 Delegation of Duties.
          The Applicable Collateral Agent may execute any of its duties under this Agreement or any other Secured Credit Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Secured Credit Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Applicable Collateral Agent, as the case may be, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Applicable Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
SECTION 4.06 Resignation of Collateral Agent.
          Nothing in this Agreement shall prevent the Applicable Collateral Agent from resigning or being removed as Collateral Agent in accordance with the terms of the documentation governing the Series of Senior Priority Obligations for which it acts as Collateral Agent, in which case such Collateral Agent shall cease to be the Applicable Collateral Agent under this Agreement.
     SECTION 4.07 Non-Reliance on Collateral Agent and other Senior Priority Secured Parties.
          Each Senior Priority Secured Party acknowledges that it has, independently and without reliance upon the Applicable Collateral Agent, any Authorized Representative or any other Senior Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Senior Priority Secured Party also acknowledges that it will, independently and without reliance upon the Applicable Collateral Agent, any Authorized Representative or any other Senior Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 4.08 Collateral and Guaranty Matters.
          Each of the Senior Priority Secured Parties and each Authorized Representative irrevocably authorizes the Applicable Collateral Agent, at its option and in its discretion:
     (a) to release any Lien on any property granted to or held by the Applicable Collateral Agent under any Senior Priority Security Document in accordance with

Section 2.04 or upon receipt of a written request from the Company (with a copy to each Authorized Representative) stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;
     (b) to release any Grantor from its obligations under the Senior Priority Security Documents upon receipt of a written request from the Company (with a copy to each Authorized Representative) stating that such release is permitted by the terms of each then extant Secured Credit Document;
     (c) to enter into any intercreditor agreement with respect to junior lien debt which debt is not prohibited by any Secured Credit Document then in effect and, if the Initial Credit Agreement is then in effect, is the Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement which intercreditor agreement is authorized by the Credit Agreement Secured Parties under Section 9.19 of the Initial Credit Agreement; and
     (d) take any other action which it (or the Administrative Agent under the Initial Credit Agreement) would be permitted to take in accordance with Article VIII or Section 9.19 of the Initial Credit Agreement as in effect on the date hereof.
ARTICLE V
Miscellaneous
     SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (a) if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at [•], Attention of [•] (Fax No. [•]);
     (b) if to the Additional Senior Priority Collateral Agent or the Initial Additional Authorized Representative, to it at [•];
     (c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
SECTION 5.02 Waivers; Amendment; Joinder Agreements.
     (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).
     (c) Notwithstanding the foregoing, without the consent of any Senior Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Credit Agreement Secured Parties or the Additional Senior Priority Secured Parties, as applicable, and the Senior Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Senior Priority Security Documents applicable thereto.
     (d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Senior Priority Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Senior Priority Obligations in compliance with the Secured Credit Documents then in effect.
     SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Senior Priority Secured Parties, all of which are intended to be bound by, and to be third party beneficiaries of, this Agreement.

     SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
     SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Senior Priority Secured Parties of the Series for which it is acting, irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Senior Priority Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;
     (b) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

     (c) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Secured Credit Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that
     (i) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;
     (ii) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 5.08(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and
     (iii) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;
     (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address specified in Section 5.01 or at such other address of which the other parties hereto have been provided noticed pursuant to Section 5.01;
     (e) agrees that nothing herein shall affect the right of any other party hereto (or any Senior Priority Secured Party) to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right of any party hereto (or any Senior Priority Secured Party) to sue in any other jurisdiction; and
     (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
     SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.
     SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Senior Priority Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.
     SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Priority Secured Parties in relation to one another. None of the Company, any other Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of any Credit Agreement or any Additional Senior Priority Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Senior Priority Obligations as and when the same shall become due and payable in accordance with their terms.
     SECTION 5.13 Additional Senior Debt. So long as not prohibited by terms of the Secured Credit Documents then in effect, the Company may designate indebtedness and other obligations permitted to be incurred or assumed by the terms of the Secured Credit Documents then in effect at the time of the incurrence or assumption thereof to be secured on a pari passu basis with the then outstanding Senior Priority Obligations (such indebtedness or obligations referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Subsequent Credit Agreement Documents or the Additional Senior Priority Documents, as applicable, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
     In order for an Additional Senior Class Debt Representative to become a party to this Agreement,
     (i) such Additional Senior Class Debt Representative (including, for the avoidance of doubt, the Collateral Agent under any Subsequent Credit Agreement) each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Collateral Agent and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;
     (ii) the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Subsequent Credit Agreement Documents or Additional Senior Priority Documents, as applicable, relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company, and (y) identified in a certificate of an authorized officer the obligations to be designated as Subsequent Credit Agreement Obligations or Additional Senior Priority Obligations, as applicable, and the initial aggregate principal amount or face amount thereof;
     (iii) all filings, recordations and/or amendments or supplements to the Senior Priority Security Documents necessary or desirable in the reasonable judgment of the Credit Agreement Collateral Agent or Additional Senior Priority Collateral Agent, as applicable, to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Credit Agreement Collateral Agent or the Additional Senior Priority Collateral Agent, as applicable), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments shall have been taken in the reasonable judgment of the Credit Agreement Collateral Agent or the Additional Senior Priority Collateral Agent, as applicable); and
     (iv) the Subsequent Credit Agreement Documents or Additional Senior Priority Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.
          Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative in respect of Additional Senior Priority Obligations and each Grantor in accordance with this Section 5.13, the Additional Senior Priority Collateral Agent will continue to act in its capacity as Additional Senior Priority Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.
     SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Citi is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Senior Priority Security Documents, [      ] is acting in the capacity of Additional Senior Priority Collateral Agent solely for the Additional Senior Priority Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Additional Senior Priority Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.
     SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the Senior Priority Security Documents represents the agreement of each of the Grantors and the Senior Priority Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent or any other Senior Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Senior Priority Security Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as Authorized Representative for the Credit Agreement Secured Parties
By:
Name:
Title:

By:
Name:
Title:

[ ], as Additional Senior Priority Collateral Agent
By:
Name:
Title:

[ ], as Initial Additional Authorized Representative
By:
Name:
Title:

STERLING PARENT INC.
By:
Name:
Title:

SRA INTERNATIONAL, INC.
By:
Name:
Title:

[GRANTORS]
By:
Name:
Title:

ANNEX I
Grantors

ANNEX I-1

ANNEX II
     [FORM OF] JOINDER NO. [      ] dated as of [                     ], 20[      ] to the SENIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [                     ], 20[ ] (the “Senior Priority Intercreditor Agreement”), among Sterling Parent Inc., a Delaware corporation (“Holdings”), SRA International, Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                     ], as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Senior Priority Security Documents (in such capacity together with its successors in such capacity, the “Credit Agreement Collateral Agent”), the Administrative Agent, as Authorized Representative for the Credit Agreement Secured Parties, [                     ], as Additional Senior Priority Collateral Agent, [      ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.
     A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Senior Priority Intercreditor Agreement.
     B. As a condition to the ability of the Company to incur [Subsequent Credit Agreement Obligations] [Additional Senior Priority Obligations] and to secure such Additional Senior Class Debt with the liens and security interests created by the [Credit Agreement Collateral Documents] [Additional Senior Priority Security Documents], the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by the Senior Priority Intercreditor Agreement. Section 5.13 of the Senior Priority Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the Senior Priority Intercreditor Agreement, upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Priority Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Senior Priority Intercreditor Agreement and the Senior Priority Security Documents.
     Accordingly, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:
     SECTION 1. In accordance with Section 5.13 of the Senior Priority Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Senior Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Senior Priority Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior

Annex II-1

Class Debt Parties that it represents as [Credit Agreement Secured Parties] [Additional Senior Priority Secured Parties.] Each reference to an “Authorized Representative” in the Senior Priority Intercreditor Agreement shall be deemed to include the New Representative. The Senior Priority Intercreditor Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other Senior Priority Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the [Subsequent Credit Agreement Documents] [Additional Senior Priority Documents] relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Senior Priority Intercreditor Agreement as [Credit Agreement Secured Parties] [Additional Senior Priority Secured Parties].
     SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.
     SECTION 4. Except as expressly supplemented hereby, the Senior Priority Intercreditor Agreement shall remain in full force and effect.
     SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Senior Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.
     SECTION 8. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

Annex II-2

     IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices: attention of: Telecopy:

Annex II-3

Acknowledged by: CITIBANK, N.A., as the Credit Agreement Collateral Agent and Authorized Representative,
By:
Name:
Title:

By:
Name:
Title:

[ ], as the Additional Senior Priority Collateral Agent and Initial Additional Authorized Representative,
By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES] STERLING PARENT INC., as Holdings
By:
Name:
Title:

SRA INTERNATIONAL, INC., as Company
By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,
By:
Name:
Title:

Annex II-4

Schedule I to the
Supplement to the
First-Lien Intercreditor Agreement
Grantors

Annex II-5

EXHIBIT H
[FORM OF]
JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT
among
STERLING PARENT INC.,
SRA INTERNATIONAL, INC.,
the other Grantors party hereto,
CITIBANK, N.A.,
as Senior Representative for the Credit Agreement Secured Parties,
[          ]
as the Initial Additional Junior Priority Representative
and
each additional Representative from time to time party hereto
dated as of [     ], 20[    ]

          JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among STERLING PARENT INC., a Delaware Corporation (“Holdings”), SRA INTERNATIONAL, INC., a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, CITIBANK, N.A. (“Citi”), as Representative for the Credit Agreement Secured Parties (in such capacity together with its successors and assigns, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Junior Priority Debt Parties (in such capacity and together with its successors and assigns, the “Initial Junior Priority Representative”), and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Junior Priority Representative (for itself and on behalf of the Initial Junior Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Initial Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
          “Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Junior Priority Debt Document then in effect and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the Senior Priority Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Company after the date hereof, then the Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the Senior Priority Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

          “Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.
          “Additional Senior Debt Facility” means each indenture, credit agreement, or other governing agreement with respect to any Additional Senior Debt.
          “Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.
          “Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.
          “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the Initial Credit Agreement and shall also mean any Person designated as an “Administrative Agent” for purposes of this Agreement under any Subsequent Credit Agreement Documents pursuant to the terms of such Subsequent Credit Agreement Documents.
          “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.
          “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Class Debt” has the meaning assigned to such term in Section 8.09.
          “Class Debt Parties” has the meaning assigned to such term in Section 8.09.
          “Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

2

          “Citi” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Collateral” means the Senior Collateral and the Junior Priority Collateral.
          “Collateral Agreement” means that certain Collateral Agreement, dated as of July 20, 2011, among Holdings, the Company, the other Grantors party thereto and the Credit Agreement Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
          “Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.
          “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Credit Agreement” means (x) until the Discharge of Initial Credit Agreement Obligations, the Initial Credit Agreement and (y), thereafter, any Subsequent Credit Agreement.
          “Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Initial Credit Agreement or the applicable definition designated by the Company as being its equivalent in any Subsequent Credit Agreement for purposes of this Agreement.
          “Credit Agreement Obligations” means the “Secured Obligations” as defined in the Initial Credit Agreement or the definition in any Subsequent Credit Agreement Document designated by the Company as being its equivalent for purposes of this Agreement.
          “Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Initial Credit Agreement or the definition in any Subsequent Credit Agreement Document designated by the Company as being its equivalent for purposes of this Agreement.
          “Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.
          “Designated Junior Priority Representative” means (i) the Initial Junior Priority Representative, until such time as the Junior Priority Debt Facility under the Initial Junior Priority Debt Documents ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the Junior Priority Representative designated from time to time by the Junior Priority Instructing Group, in a notice to the Designated Senior Representative and the Company hereunder, as the “Designated Junior Priority Representative” for purposes hereof.
          “Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the Senior Priority Lien Intercreditor Agreement) at such time.
          “DIP Financing” has the meaning assigned to such term in Section 6.01.

3

          “Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.
          “Discharge of Credit Agreement Obligations” means, the date on which the Discharge of Initial Credit Agreement Obligations and Discharge of Subsequent Credit Agreement Obligations has occurred.
          “Discharge of Initial Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral.
          “Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.
          “Discharge of Subsequent Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral.
          “Grantors” means Holdings, the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any document to secure any Secured Obligations.
          “Guarantors” means Holdings and the “Subsidiary Loan Parties” as defined in the Initial Credit Agreement or the definition in any Subsequent Credit Agreement Document designated by the Company as being its equivalent for purposes of this Agreement.
          “Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Initial Credit Agreement” means that certain Credit Agreement, dated as of July 20, 2011, among Holdings, Sterling Merger Inc., (the rights and obligations under which have been assumed by the Company) the lenders from time to time party thereto, Citi, as administrative agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
          “Initial Junior Priority Debt” means the Junior Priority Debt incurred pursuant to the Initial Junior Priority Debt Documents.
          “Initial Junior Priority Debt Documents” means that certain [[Indenture] dated as of [       ], 20[     ], among the Company, [the Guarantors identified therein,] [      ], as [trustee], and [      ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Junior Priority Debt Obligations.

4

          “Initial Junior Priority Debt Obligations” means the Junior Priority Debt Obligations arising pursuant to the Initial Junior Priority Debt Documents.
          “Initial Junior Priority Debt Parties” means the holders of any Initial Junior Priority Debt Obligations and the Initial Junior Priority Representative.
          “Initial Junior Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Collateral Agreement.
          “Intercreditor Agreement” has the meaning assigned to such term in Section 5.03(a).
          “Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Priority Secured Parties, as the case may be, under such Debt Facility.
          “Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.
          “Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.
          “Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

5

          “Junior Priority Collateral” means any “Collateral” as defined in any Junior Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.
          “Junior Priority Collateral Documents” means the Initial Junior Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.
          “Junior Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Junior Priority Debt, which Indebtedness and guarantees are secured by the Junior Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Junior Priority Debt Documents) with any other Junior Priority Debt Obligations and the applicable Junior Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Junior Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Junior Priority Debt Document then in effect and (ii) except in the case of the Initial Junior Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Junior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.
          “Junior Priority Debt Documents” means the Initial Junior Priority Debt Documents and, with respect to any series, issue or class of Junior Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Junior Priority Collateral Documents.
          “Junior Priority Debt Facility” means each indenture or other governing agreement with respect to any Junior Priority Debt.
          “Junior Priority Debt Obligations” means the Initial Junior Priority Debt Obligations and, with respect to any series, issue or class of Junior Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Junior Priority Debt, (b) all other amounts payable to the related Junior Priority Debt Parties under the related Junior Priority Debt Documents and (c) any renewals or extensions of the foregoing.
          “Junior Priority Debt Parties” means the Initial Junior Priority Debt Parties and, with respect to any series, issue or class of Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related

6

Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Junior Priority Debt Documents.
          “Junior Priority Instructing Group” means Junior Priority Representatives with respect to Junior Priority Debt Facilities under which at least a majority of the then aggregate amount of Junior Priority Debt Obligations are outstanding.
          “Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.
          “Junior Priority Representative” means (i) in the case of the Initial Junior Priority Debt Facility covered hereby, the Initial Junior Priority Representative and (ii) in the case of any Junior Priority Debt Facility and the Junior Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Officer’s Certificate” has the meaning assigned to such term in Section 8.08.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
          “Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).
          “Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.
          “Recovery” has the meaning assigned to such term in Section 6.04.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each

7

case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
          “Representatives” means the Senior Representatives and the Junior Priority Representatives.
          “SEC” means the United States Securities and Exchange Commission and any successor agency thereto.
          “Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.
          “Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.
          “Senior Class Debt” has the meaning assigned to such term in Section 8.09.
          “Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.
          “Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.
          “Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.
          “Senior Collateral Documents” means the Collateral Agreement and the other “Security Documents” as defined in the Initial Credit Agreement or the definition in any Subsequent Credit Agreement Document designated by the Company as being its equivalent for purposes of this Agreement, the Senior Priority Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by Holdings, the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.
          “Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.
          “Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.
          “Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.
          “Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

8

          “Senior Priority Lien Intercreditor Agreement” has the meaning assigned to such term in the Initial Credit Agreement.
          “Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.
          “Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.
          “Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.
          “Subsequent Credit Agreement” means any agreement, instrument or document which Refinances the Initial Credit Agreement in whole the obligations under which are secured by the Shared Collateral under one or more Senior Collateral Documents and is designated in writing by the Administrative Agent with respect thereto and the Company for purposes of this Agreement as a “Credit Agreement” to each other Representative. For the avoidance of doubt, no Subsequent Credit Agreement shall be permitted to exist or be designated hereunder until the Discharge of Initial Credit Agreement Obligations).
          “Subsequent Credit Agreement Documents” means each Subsequent Credit Agreement, the Credit Agreement Collateral Documents relating thereto and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness; provided, however, that (i) the Indebtedness thereunder is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Junior Priority Debt Document then in effect and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the Senior Priority Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof.
          “Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

9

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
          SECTION 2.01. Subordination. (a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

10

          SECTION 2.02. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.
          SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.
          SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such as-

11

sets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.
          SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
          SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.05(j), 2.11(b) or 2.23(a)(ii) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.
ARTICLE III
Enforcement.
          SECTION 3.01. Exercise of Remedies.
          (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing

12

any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Priority Representative may file a claim or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative and the Junior Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, and (D) any Junior Priority Representative may exercise the rights and remedies provided for in Section 6.03. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) So long as the Discharge of Senior Obligations has not occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.
          (c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority

13

Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.
          (d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.
          (e) Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Junior Priority Instructing Group and the Designated Junior Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Junior Priority Instructing Group and Designated Junior Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.
          SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.
          SECTION 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate

14

equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Party Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.
ARTICLE IV
Payments
          SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.
          SECTION 4.02.Payments Over. Any Shared Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for (or, if not possible under applicable law, for the benefit of) and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.
ARTICLE V
Other Agreements
          SECTION 5.01. Releases.
          (a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or

15

substantially all of the equity interests of any subsidiary of the Company), the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.
          (b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.
          (c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.
          (d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral to, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder,

16

(v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.
          SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.
          SECTION 5.03. Amendments to Junior Priority Collateral Documents.
          (a) Except to the extent not prohibited by any Senior Debt Document, no Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Priority Collateral Documents and (ii) any new Junior Priority Collateral Documents promptly after effectiveness thereof. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

17

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Citibank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of July 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc. (the rights and obligations of which have been assumed by SRA International, Inc.), the lenders from time to time party thereto and Citibank, N.A., as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the [Junior Priority Representative] hereunder is subject to the limitations and provisions of the Junior Priority Lien Intercreditor Agreement dated as of [ ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Citibank, N.A., as Senior Representative for the Credit Agreement Secured Parties, [                                  ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”
          (b) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.
          SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an

18

unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.
          SECTION 5.05. Gratuitous Bailee for Perfection.
          (a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.
          (b) In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.
          (c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.
          (d) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05

19

as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.
          (e) The Senior Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.
          (f) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.
          (g) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
          SECTION 5.06. When Discharge of Senior Obligations is Deemed Not to Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing

20

such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.
ARTICLE VI
Insolvency or Liquidation Proceedings
          SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful

21

exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.
          SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.
          SECTION 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law and the Senior Representatives and the other Senior Secured Parties do not object to the adequate protection being provided to the Senior Secured Parties, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their

22

Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.
          SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) be-

23

fore any distribution is made in respect of the Junior Priority Debt Obligations, with each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.
          SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the asserting by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.
          SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.
          SECTION 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.
          SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.
          SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations

24

and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          SECTION 6.11. Voting. No Junior Priority Debt Party may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all Senior Obligations, (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126 of the Bankruptcy Code, or (c) otherwise provides the holders of Senior Obligations with the value of the Collateral in cash or otherwise, prior to any payment or distribution on account of the Junior Priority Debt Obligations, subject to Section 6.10 hereof.
ARTICLE VII
Reliance; etc.
          SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.
          SECTION 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Junior Priority Debt Documents), regardless of any

25

knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.
          SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;
     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Junior Priority Debt Document;
     (c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
     (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.
ARTICLE VIII
Miscellaneous
          SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Administrative Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the Senior Priority Lien Intercreditor Agreement

26

and in the event of any conflict between the Senior Priority Lien Intercreditor Agreement and this Agreement, the provisions of the Senior Priority Lien Intercreditor Agreement shall control.
          SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8.03. Amendments; Waivers.
          (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.
          (c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

27

          SECTION 8.04. Information Concerning the Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          SECTION 8.05. Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.
          SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

28

          SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.
          SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Junior Priority Debt Documents then in effect, the Company may incur or issue and sell one or more series or classes of Junior Priority Debt and one or more series or classes of Senior Facilities (including, for the avoidance of doubt, any Subsequent Credit Agreement). Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a Lien on Shared Collateral that is subordinated and junior to the Senior Facilities, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (vi), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:
     (i) such Class Debt Representative shall have executed and delivered a Join-der Agreement substantially in the form of Annex III (if such Representative is a Junior Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

29

     (ii) the Company shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company; and
     (iii) the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.
          SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;
     (b) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (c) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the Collateral Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation or prosecution of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that
     (i) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over the subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;
     (ii) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this Section 8.10(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

30

     (iii) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;
     (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address specified in Section 8.11 or at such other address of which the other parties hereto have been provided noticed pursuant to Section 8.11;
     (e) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or (subject to the preceding clause (c)) shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
     (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.
          SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:
     (i) if to the Company or any Grantor, to the Company, at its address at: [•], Attention of [•], telecopy [•];
     (ii) if to the Initial Junior Priority Representative to it at: [•] Attention of [•], telecopy [•];
     (iii) if to the Administrative Agent, to it at: [[•], Attention of [•] (Fax No.: [•]) (email: [•]), with a copy];
     (iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.
Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
          SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Junior Party Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver

31

such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
          SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.
          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.
          (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
          SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.
          SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
          SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Junior Priority Representative represents and warrants that this Agreement is binding upon the Initial Junior Priority Debt Parties.
          SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor-in-possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.
          SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

32

          SECTION 8.20. Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent under the Initial Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [              ] is entering into this Agreement in its capacity as [agent] [trustee] under [credit agreement] [indenture] and the provisions of Article [ ] of such indenture applicable to the [agent] [trustee] thereunder shall also apply to the [agent] [trustee] hereunder.
          SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Junior Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Document.
          SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

33

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:

[ ], as Initial Additional Authorized Representative
By:
Name:
Title:

STERLING PARENT INC.
By:
Name:
Title:

SRA INTERNATIONAL, INC.
By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,
By:
Name:
Title:

34

ANNEX I
Grantors

ANNEX II
     SUPPLEMENT NO. dated as of , to the JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [          ], 20[ ] (the “Junior Priority Lien Intercreditor Agreement”), among Sterling Parent Inc., a Delaware corporation (“Holdings”), SRA International, Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Citibank, N.A., as Administrative Agent under the Credit Agreement, [         ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.
          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Lien Intercreditor Agreement.
          B. The Grantors have entered into the Junior Priority Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Junior Priority Lien Intercreditor Agreement. Section 8.07 of the Junior Priority Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Priority Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Junior Priority Debt Documents and Additional Senior Debt Documents.
          Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:
          SECTION 1. In accordance with Section 8.07 of the Junior Priority Lien Inter-creditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Priority Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Priority Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Priority Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Priority Lien Intercreditor Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
          SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. Except as expressly supplemented hereby, the Junior Priority Lien Intercreditor Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Junior Priority Lien Intercreditor Agreement.
          SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

          IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Priority Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],
By:
Name:
Title:

Acknowledged by: [ ], as Designated Senior Representative,
By:
Name:
Title:

[ ], as Designated Junior Priority Representative,
By:
Name:
Title:

3

ANNEX III
          [FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [         ], 20[ ] to the JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [         ], 20[ ] (the “Junior Priority Lien Intercreditor Agreement”), among Sterling Parent Inc., a Delaware corporation (“Holdings”), SRA International, Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Citibank, N.A., as Administrative Agent under the Credit Agreement, [         ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.
          A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Lien Intercreditor Agreement.
          B. As a condition to the ability of the Company to incur Junior Priority Debt and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Junior Priority Collateral Documents, the Junior Priority Class Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Lien Intercreditor Agreement. Section 8.09 of the Junior Priority Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Junior Priority Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.
          Accordingly, the Designated Senior Representative and the New Representative agree as follows:
          SECTION 1. In accordance with Section 8.09 of the Junior Priority Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Junior Priority Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Junior Priority Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Lien Intercreditor Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative

Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Junior Priority Lien Intercreditor Agreement as Junior Priority Debt Parties.
          SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
          SECTION 4. Except as expressly supplemented hereby, the Junior Priority Lien Intercreditor Agreement shall remain in full force and effect.
          SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
          SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

          IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[ ], as Designated Senior Representative,
By:
Name:
Title:

3

Acknowledged by: [ ] as Designated Senior Representative,
By:
Name:
Title:

4

Acknowledged by: STERLING PARENT INC.,
By:
Name:
Title:

SRA INTERNATIONAL, INC.,
By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,
By:
Name:
Title:

5

Schedule I to the
Representative Supplement to the
Junior Priority Lien Intercreditor Agreement
Grantors

ANNEX IV
          [FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 20[ ] to the JUNIOR PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “Junior Priority Lien Intercreditor Agreement”), among Sterling Parent Inc., a Delaware corporation (“Holdings”), SRA International, Inc., a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Citibank, N.A., as Administrative Agent under the Credit Agreement, [       ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.
          A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Lien Intercreditor Agreement.
          B. As a condition to the ability of the Company to incur Senior Class Debt after the date of the Junior Priority Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Lien Intercreditor Agreement. Section 8.09 of the Junior Priority Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Priority Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.
          Accordingly, the Designated Senior Representative and the New Representative agree as follows:
          SECTION 1. In accordance with Section 8.09 of the Junior Priority Lien Inter-creditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Priority Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Priority Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Lien Intercreditor Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Priority Lien Intercreditor Agreement as Senior Secured Parties.
          SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
          SECTION 4. Except as expressly supplemented hereby, the Junior Priority Lien Intercreditor Agreement shall remain in full force and effect.
          SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Priority Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
          SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

          IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],
By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[ ], as Designated Senior Representative,
By:
Name:
Title:

3

Acknowledged by: [ ] as Designated Junior Priority Representative
By:
Name:
Title:

4

Acknowledged by: STERLING PARENT INC.,
By:
Name:
Title:

SRA INTERNATIONAL, INC.,
By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,
By:
Name:
Title:

5

Schedule I to the
Representative Supplement to the
Junior Priority Lien Intercreditor Agreement
Grantors

EXHIBIT I
Form of Closing Certificate
[NAME OF COMPANY]
July 20, 2011
          Reference is made to (i) the Credit Agreement dated as of July 20, 2011 (the “Credit Agreement”), among STERLING PARENT INC., a Delaware corporation, STERLING MERGER INC., a Delaware corporation (“Merger Sub”) (the rights and obligations of which [have been][will be]5 assumed by SRA INTERNATIONAL, INC., a Delaware corporation (“SRA”)), the banks and other lending institutions from time to time parties thereto and CITIBANK, N.A., as Administrative Agent and (ii) the Purchase Agreement, dated as of July 15, 2011 among Merger Sub and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS, INC., GOLDMAN SACHS & CO. and the initial purchasers named in Schedule I thereof as initial purchasers (as amended by that certain Joinder Agreement, dated as of the date hereof, by SRA and the guarantors party thereto, the “Purchase Agreement”), providing for, among other things, the issuance of 11.00% Senior Notes due 2019 (the “Notes”) by Merger Sub (the Credit Agreement and the Purchase Agreement, together with the other Loan Documents (as defined in the Credit Agreement) and the other Operative Documents (as defined in the Purchase Agreement) delivered by or on the date hereof by the Company in connection with the Credit Agreement or the Purchase Agreement, as applicable, the “Transaction Documents”).
          1. The undersigned, [                ], a Responsible Officer (as defined in the Credit Agreement) of [___] (the “Company”), hereby certifies that [                ] is a duly elected and qualified Responsible Officer of the Company and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Company each Transaction Document to which it is a party and any certificate or other document to be delivered by the Company pursuant to such Transaction Documents.
          2. The undersigned, [                ], a Responsible Officer of the Company, hereby certifies as follows:
     (a) Attached hereto as Annex A is a complete and correct copy of the [unanimous written consent][written consent] duly adopted by the [board of directors (or a duly authorized committee thereof)] [managers][managing member] of the Company on [            ], 2011, authorizing, among other things, [(a)] the execution, delivery and performance of the Transaction Documents (and any agreements relating thereto) to which it is a party, [and (b) the extensions of credit contemplated by the Credit Agreement]6; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect [and have been filed with the minutes of the proceedings of the board of directors of the Company]; and such resolutions are the

[5]	Future tense to be used for Parent and Merger Sub only

[6]	To insert for SRA only.

only [corporate] [company] proceedings of the Company now in force relating to or affecting the matters referred to therein; [as of [            ], 2011, there were no vacancies or unfilled newly-created directorships on the board of directors of the Company;]
     (b) Attached hereto as Annex B is a true and complete copy of the certificate of [incorporation][formation] of the Company, and any amendments thereto, as in effect on the date hereof (the “Certificate”), certified by the Secretary of State of the State of [___] as of a recent date; as of the date hereof, the Certificate has not been amended and no amendment of the Certificate is pending or has been proposed, and there are no proceedings pending for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company [except as contemplated by the Transactions];
     (c) Attached hereto as Annex C is a true and complete copy of the [by-laws][limited liability company agreement] of the Company as in effect on the date hereof;
     (d) Attached hereto as Annex D is a true and complete copy of a good standing certificate, certified by the Secretary of State of the State of [            ] as of a recent date;
     (e) The Company is a direct or indirect wholly-owned subsidiary of Sterling Holding Inc.;
     (f) Attached hereto as Annex E is an Incumbency Certificate of certain persons who are now duly elected and qualified Responsible Officers of the Company holding the offices indicated next to their respective names in such certificate, and such officers hold such offices with the Company on the date hereof, and the signatures appearing opposite their respective names in such certificate are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each Transaction Document to which it is a party and any certificate or other document to be delivered by the Company pursuant to such Transaction Documents:
3.   Debevoise & Plimpton LLP is entitled to rely on this certificate in connection with the opinions it is delivering pursuant to Section 4.01(b)(i) of the Credit Agreement and Section 7(b)(i) of the Purchase Agreement. Cahill Gordon & Reindel LLP is entitled to rely on this certificate in connection with the opinions it is delivering pursuant to Section 7(c) of the Purchase Agreement. Richards, Layton & Finger, P.A. is entitled to rely on this certificate in connection with the opinions it is delivering pursuant to Section 4.01(b)(ii) of the Credit Agreement and Section 7(d) of the Purchase Agreement. McGuireWoods LLP is entitled to rely on this certificate in connection with the opinions it is delivering pursuant to Section 4.01(b)(iii) of the Credit Agreement and Section 7(d) of the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have signed this certificate on the date first written above.

Name:	Name:
Title:	Title:

Annex A
to the Closing Certificate
[Unanimous Written Consent][Consent of the Sole Member]
Attached.

Annex B
to the Closing Certificate
Certificate of [Incorporation][Formation]
Attached.

Annex C
to the Closing Certificate
[By-Laws][Limited Liability Company Agreement]
Attached.

Annex D
to the Closing Certificate
Good Standing Certificate
Attached.

Annex E
to the Closing Certificate
Incumbency Certificate
Attached.

EXHIBIT J
Form of Intercompany Note
New York, New York
Date: _______, 20[ ]
          FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
          This note (“Note”) is an Intercompany Note referred to in that certain Credit Agreement, dated as of July 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STERLING PARENT INC., a Delaware corporation (“Holdings”), STERLING MERGER INC., a Delaware corporation (the rights and obligations of which have been assumed by SRA INTERNATIONAL, INC., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, CITIBANK, N.A., as Administrative Agent, and CITICORP NORTH AMERICA, INC., as Swingline Lender and Issuing Bank, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Collateral Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to such Payee (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement, the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note.
          Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Payor until the payment in full in cash of all Secured Obligations of such Payor; provided, that each Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received notice from the Administrative Agent (provided, that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
     (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee that is not a Loan Party is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;
     (ii) if any Event of Default has occurred and is continuing and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.0(h) or 7.01(i) of the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party or any other Person on its behalf with respect to this Note owed to any Payee that is not a Loan Party; and
     (iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
          To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders and the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself, the Swingline Lender, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.
          The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party or any Payor that is a Loan Party, in each case, to any Payee that is a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
          Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
          Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
          This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, in each case to the extent required to be pledged to the Collateral Agent pursuant to the Collateral Agreement.
          From time to time after the date hereof, additional subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[signature pages follow]

SRA INTERNATIONAL, INC., as Payee and Payor
By:
Name:
Title:

[SUBSIDIARIES OF THE BORROWER], as Payee and Payor
By:
Name:
Title:

EXHIBIT K
SOLVENCY CERTIFICATE
Date: _____, 2011
To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:
          I, the undersigned, the Chief Financial Officer of SRA International, Inc., a Delaware corporation (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:
          1. This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 4.01(m) of the Credit Agreement, dated as of July 20, 2011, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by the Borrower), the Lenders from time to time party thereto, Citibank, N.A. as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.
          2. For purposes of this certificate, the terms below shall have the following definitions:
          (a) “Fair Value”
          The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
          (b) “Present Fair Salable Value”
          The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
          (c) “Stated Liabilities”
          The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.
          (d) “Identified Contingent Liabilities”
          The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.
          (e) “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”
          For the period from the date hereof through the Latest Maturity Date, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.
          (f) “Do not have Unreasonably Small Capital”
          For the period from the date hereof through the Latest Maturity Date, the Borrower and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.
          3. For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
          (a) I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 3.04 of the Credit Agreement.
          (b) I have knowledge of and have reviewed to my satisfaction the Credit Agreement.
          (c) As chief financial officer of the Borrower, I am familiar with the financial condition of the Borrower and its Subsidiaries.
          4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

          IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the date first written above.

SRA INTERNATIONAL, INC.
By:
Name:
	Title:	Chief Financial Officer

EXHIBIT L
Form of Specified Discount Prepayment Notice
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(B) of that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.11(a)(ii)(B) of the Agreement, the Borrower hereby offers to make a Discounted Term Loan Prepayment to each Term Lender [and to each Additional Term Lender] [Extended Term Lender] of the [•, 20•]7 tranche[s] of Term Loans] on the following terms:
          1. This Borrower Offer of Specified Discount Prepayment is available only to each Term Lender [and to each Additional Term Lender][Extended Term Lender] of the [•, 20•]8 tranche[s] of Term Loans].
     2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed $[•] of Term Loans [and $[•] of the [•, 20•] tranche[s] of Term Loans] 9 (the “Specified Discount Prepayment Amount”).10
     3. The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•] tranche[s] of Term Loans] 11 (the “Specified Discount”).

[7]	List multiple tranches if applicable.

[8]	List multiple tranches if applicable.

[9]	List multiple tranches if applicable.

[10]	Minimum of $1.0 million and whole increments of $500,000.

[11]	List multiple tranches if applicable.

          To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 2.11(a)(ii)(B) of the Agreement.
          The Borrower hereby represents and warrants to the Administrative Agent [and the Term Lenders][, the Term Lenders and each Additional Term Lender[[Extended Term Lender] of the [•, 20•]12 tranche[s] of Term Loans] as follows:
     1. The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.
     2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan, Incremental Term Loan, Extended Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]13
     3. No Default or Event of Default has occurred or is continuing or would result from this Discounted Term Loan Prepayment.
     4. The Term Loans purchased pursuant to this Discounted Term Loan Prepayment will be cancelled.
     5. Neither the Borrower nor any of its Affiliates has any MNPI with respect to
Holdings, the Borrower or any of its Subsidiaries or securities that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to the time of this Discounted Term Loan Prepayment or (b) could not reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in this Discounted Term Loan Prepayment or (ii) to the market price of the Term Loans.
          The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
          The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Specified Discount Prepayment Notice.

[12]	List multiple tranches if applicable.

[13]	Insert applicable representation

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

SRA International, Inc.
By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT M
Form of Specified Discount Prepayment Response
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation(the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank, and (b) that certain Specified Discount Prepayment Notice, dated ______, 20__, from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Agreement.
          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(B) of the Agreement, that it is willing to accept a Discounted Term Loan Prepayment of the following [tranches of] Term Loans held by such [Term Lender] [Additional Term Lender][Extended Term Lender] at the Specified Discount in an aggregate outstanding amount as follows:
          [Term Loans — $[•]]
          [[•, 20•]14 tranche[s] of Term Loans — $[•]]
          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans][[ •, 20•]15 tranche[s] of Term Loans] pursuant to Section 2.11(a)(ii)(B) of the Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
          [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[14]	List multiple tranches if applicable.

[15]	List multiple tranches if applicable.

          IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.
[                    ]

By:
Name
Title:

By:
Name
Title:

EXHIBIT N
Form of Discount Range Prepayment Notice
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(C) of that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.11(a)(ii)(C) of the Agreement, the Borrower hereby requests that each Term Lender [and each [Additional Term Lender][Extended Term Lender] of the [•, 20•]16 tranche[s] of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to each Term Lender [and to each [Additional Term Lender] [Extended Term Lender] of the [•, 20•] tranche[s] of Term Loans]17.
     2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[•] of Term Loans [and $[•] of the [•, 20•]tranche[s] of Term Loans]18 (the “Discount Range Prepayment Amount”).19
     3. The Borrower is willing to make Discount Term Loan Prepayments at a percentage discount to par value greater than or equal to [•]% but less than or equal to [•]% in respect of

[16]	List multiple tranches if applicable.

[17]	List multiple tranches if applicable.

[18]	List multiple tranches if applicable.

[19]	Minimum of $1.0 million and whole increments of $500,000.

the Term Loans [and greater than or equal to [•]% but less than or equal to [•]% in respect of the [•, 20•] tranche[s] of Term Loans]20 (the “Discount Range”).
          To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.11(a)(ii)(C) of the Agreement.
          The Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][, the Term Lenders and each [Additional Term Lender] [Extended Term Lender] of the [•, 20•] tranche[s] of Term Loans]21 as follows:
     1. The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.
     2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan, Incremental Term Loan, Extended Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]22
     3. No Default or Event of Default has occurred or is continuing or would result from this Discounted Term Loan Prepayment.
     4. The Term Loans purchased pursuant to this Discounted Term Loan Prepayment will be cancelled.
     5. Neither the Borrower nor any of its Affiliates has any MNPI with respect to Holdings, the Borrower or any of its Subsidiaries or securities that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to the time of this Discounted Term Loan Prepayment or (b) could not reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in this Discounted Term Loan Prepayment or (ii) to the market price of the Term Loans.
          The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any

[20]	List multiple tranches if applicable.

[21]	List multiple tranches if applicable.

[22]	Insert applicable representation.

Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.
          The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Discount Range Prepayment Notice.
          [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

SRA International, Inc.
By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT O
Form of Discount Range Prepayment Offer
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank, and (b) that certain Discount Range Prepayment Notice, dated ______, 20__, from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Agreement.
          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(C) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:
     1. This Discount Range Prepayment Offer is available only for prepayment on the [Term Loans][and the [•, 20•]23 tranche[s] of Term Loans] held by the undersigned.
     2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):
     [Term Loans — $[•]]
     [[•, 20•] tranche[s] of Term Loans — $[•]]24
     3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•] tranche[s] of Term Loans]25 (the “Submitted Discount”).

[23]	List multiple tranches if applicable.

[24]	List multiple tranches if applicable.

[25]	List multiple tranches if applicable.

          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[•, 20•] tranche[s] of Term Loans]26 indicated above pursuant to Section 2.11(a)(ii)(C) of the Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[26]	List multiple tranches if applicable.

     IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.
[                    ]

By:
Name
Title:

By:
Name
Title:

EXHIBIT P
Form of Solicited Discounted Prepayment Notice
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)) , the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Borrower hereby requests that each Term Lender [and each [Additional Term Lender][Extended Term Lender] of the [•, 20•] tranche[s] of Term Loans]27 submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
     1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to each Term Lender [and to each [Additional Term Lender][Extended Term Lender] of the [•, 20•] tranche[s] of Term Loans]28.
     2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):29
     [Term Loans — $[•]]
     [[•, 20•] tranche[s] of Term Loans — $[•]]30
     To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York

[27]	List multiple tranches if applicable.

[28]	List multiple tranches if applicable.

[29]	Minimum of $1.0 million and whole increments of $500,000.

[30]	List multiple tranches if applicable.

time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.11(a)(ii)(D) of the Agreement.
          The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Solicited Discounted Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

SRA International, Inc.
By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

EXHIBIT Q
Form of Solicited Discounted Prepayment Offer
Date: ______, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          Reference is made to (a) that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Agreement.
          To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.
          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(D) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:
     1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[•, 20•]31 tranche[s] of Term Loans] held by the undersigned.
     2. The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):
     [Term Loans — $[•]]
     [[•, 20•] tranche[s] of Term Loans — $[•]]32
     3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•] tranche[s] of Term Loans]33 (the “Offered Discount”).

[31]	List multiple tranches if applicable.

[32]	List multiple tranches if applicable.

[33]	List multiple tranches if applicable.

          The undersigned [Term Lender] [Additional Term Lender][Extended Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[•, 20•]34 tranche[s] of Term Loans] pursuant to Section 2.11(a)(ii)(D) of the Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[34]	List multiple tranches if applicable.

          IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.
[                    ]

By:
Name
Title:

By:
Name
Title:

EXHIBIT R
Form of Acceptance and Prepayment Notice
Date: ________, 20__
To: [Citibank, N.A.], as Auction Agent
Ladies and Gentlemen:
          This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Credit Agreement, dated as of July 20, 2011, (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
          Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [•]% in respect of the Term Loans [and [•]% in respect of the [•, 20•]tranche[s] of Term Loans]35 (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.
          The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.11(a)(ii)(D) of the Agreement.
          The Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][and the Term Lenders and each [Additional Term Lender][Extended Term Lender] of the [•, 20•] tranche[s] of Term Loans]36 as follows:
     1. The Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.
     2. [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan, Incremental Term Loan, Extended Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the

[35]	List multiple tranches if applicable.

[36]	List multiple tranches if applicable.

Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]37
     3. No Default or Event of Default has occurred or is continuing or would result from this Discounted Term Loan Prepayment.
     4. The Term Loans purchased pursuant to this Discounted Term Loan Prepayment will be cancelled.
     5. Neither the Borrower nor any of its Affiliates has any MNPI with respect to Holdings, the Borrower or any of its Subsidiaries or securities that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to the time of this Discounted Term Loan Prepayment or (b) could not reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in this Discounted Term Loan Prepayment or (ii) to the market price of the Term Loans.
          The Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.
          The Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Acceptance and Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[37]	Insert applicable representation.

          IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

SRA International, Inc.
By:
Name:
Title:

EXHIBIT S-1
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of July 20, 2011, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the banks and other lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.
          The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower and the Administrative Agent.
[Signature Page Follows]

[Lender]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-2
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of July 20, 2011, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the banks and other lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.
          The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower and the Administrative Agent.
[Signature Page Follows]

[Lender]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-3
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of July 20, 2011, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the banks and other lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.
          The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such non-U.S. Lender and deliver promptly to such non-U.S. Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such non-U.S. Lender) or promptly notify such non-U.S. Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such non-U.S. Lender.
[Signature Page Follows]

[Participant]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-4
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
          Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of July 20, 2011, among Sterling Parent Inc., a Delaware corporation, Sterling Merger Inc., a Delaware corporation (the rights and obligations of which have been assumed by SRA International, Inc., a Delaware corporation (the “Borrower”)), the banks and other lending institutions from time to time party thereto, Citibank, N.A., as Administrative Agent and Citicorp North America, Inc., as Swingline Lender and Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.
          Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.
     The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such non-U.S. Lender and deliver promptly to such non-U.S. Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such non-U.S. Lender) or promptly notify such non-U.S. Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such non-U.S. Lender.
[Signature Page Follows]

[Participant]
By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]